Exhibit 4.12

***Text Omitted and Filed Separately

with the Securities and Exchange Commission.

Confidential Treatment Requested

Under 17 C.F.R. Sections 200.80(b)(4) and Rule 24b-2

Execution Copy

Development and Option Agreement

by and between

CureVac AG

and

Arcturus Therapeutics Inc.

dated

1 January 2018

Development and Option Agreement between CureVac AG and Arcturus Therapeutics Inc

Development and Option Agreement between CureVac AG and Arcturus Therapeutics Inc

List of Exhibits

Exhibit 1.3	Patents and Know-How in the Arcturus Background Technology
Exhibit 1.5	Arcturus LMD Technology
Exhibit 1.34	Exclusive License Agreement
Exhibit 1.61	Non-Exclusive License Agreement
Exhibit 3.1(a)	Work Plan
Exhibit 4.2	Target Reservation Request Form

Development and Option Agreement between CureVac AG and Arcturus Therapeutics Inc

Development and Option Agreement

This Development and Option Agreement (this "Agreement"), dated as of 1 January 2018 (the "Effective Date"), is made by and between CureVac AG, a German stock corporation with offices at Paul-Ehrlich-Strasse 15, 72076 Tübingen, Germany ("CureVac"), and Arcturus Therapeutics Inc., a Delaware corporation with offices at 10628 Science Center Drive # 200, San Diego, CA 92121, USA ("Arcturus").  Each of CureVac and Arcturus may be referred to herein as a "Party" or together as the "Parties".

WHEREAS, Arcturus has expertise and intellectual property relating to the development of LMD Technologies that embody or incorporate delivery systems (and components thereof) for molecular therapeutics based on or incorporating lipid-enabled and unlocked nucleomonomer agents for delivery of nucleic acids as specified in Exhibit 1.5, the Arcturus LMD Technology (as defined below); and

WHEREAS, CureVac has expertise and intellectual property relating to mRNA Constructs (as defined below); and

WHEREAS, the Parties believe that certain proprietary Arcturus LMD Technology (as defined below) could be useful for the formulation and delivery of CureVac’s proprietary mRNA Constructs; and

WHEREAS, the Parties are interested in evaluating the development of products incorporating Arcturus LMD Technology and CureVac Technology (as defined below), and Arcturus wishes to grant to CureVac, and CureVac wishes to obtain, an option to obtain a license under the Arcturus LMD Technology to develop and commercialize one or more specific products of CureVac, all in accordance with the terms and conditions set forth below.

WHEREAS, the Parties intend to also co-develop an ornithine transcarbamylase ("OTC") deficiency product and possibly other products under a contemporaneously executed co-development and co-commercialization agreement ("Co-Development Agreement").

NOW, THEREFORE, in consideration of the mutual covenants contained herein, and for other good and valuable consideration, the amount and sufficiency of which are hereby acknowledged, the Parties hereby agree as follows:

Article 1

Definitions

The following terms and their correlatives will have the following meanings:

1.1"Affiliate" of a person or entity means any other entity which (directly or indirectly) is controlled by, controls or is under common control with such person or entity.  For the purposes of this definition, the term "control" (including, with correlative meanings, the terms "controlled by" and "under common control with") as used with respect to an entity will mean (i) in the case of a corporate entity, direct or indirect ownership of voting securities entitled to cast at least fifty percent (50%) of the votes in the election of directors or (ii) in the case of a non-corporate entity, direct or indirect ownership of at least fifty percent (50%) of the equity interests with the power to direct the management and policies of such entity, provided that if local Law restricts foreign ownership, control will be established by direct or indirect

Development and Option Agreement between CureVac AG and Arcturus Therapeutics Inc ownership of the maximum ownership percentage that may, under such local Law, be owned by foreign interests. […***…].

1.2"Agreement" has the meaning set forth in the Preamble.

1.3"Arcturus Background Technology" means any and all LMD Technology for delivering RNA therapeutics that is Controlled by Arcturus or any of its Affiliates as of the Effective Date or during the Term, including the LUNAR™ platform, but excluding any Arcturus Program Know-How and Arcturus Program Patents, and necessary or useful for the research, development, manufacturing and commercialization of Licensed Products. The Patents and Know-How comprised in the Arcturus Background Technology as of the Effective Date are listed in Exhibit 1.3 attached hereto.

1.4"Arcturus Indemnitees" has the meaning set forth in Section 8.7(b).

1.5“Arcturus Lipid-Mediated Delivery Technology” or “Arcturus LMD Technology” means Arcturus Background Technology and Arcturus Program Technology.

1.6"Arcturus Program Know-How" means any and all Program Know-How owned by Arcturus in accordance with Section 6.2, including Arcturus’ right and interest in any Jointly-Owned Program Know-How (as defined in Section 6.2(c)).

1.7"Arcturus Program Patents" means any and all Patents that claim any of the Arcturus Program Know-How, including Arcturus’ right and interest in any Jointly-Owned Program Patents (as defined in Section 6.2(c)).

1.8"Arcturus Program Technology" means the Arcturus Program Know-How and the Arcturus Program Patents.

1.9"Arcturus Work Plan Leader" has the meaning set forth in Section 2.2.

1.10"Business Day" means a day other than a Saturday, Sunday, or bank or other public holiday in San Diego, California, USA or Tübingen, Germany or Boston, Massachusetts, USA.

1.11"Calendar Quarter" means the respective periods of three (3) consecutive calendar months ending on March 31, June 30, September 30 and December 31.

1.12“Change of Control” shall be deemed to have occurred if during the Term (i) any person or entity is or becomes the "beneficial owner", directly or indirectly, of shares of capital stock or other interests (including partnership interests) of Arcturus’ then outstanding and normally entitled (without regard to the occurrence of any contingency) to vote in the election of the directors, managers or similar supervisory positions of Arcturus representing fifty percent (50%) or more of the total voting power of all outstanding classes of voting stock of Arcturus or has the power, directly or indirectly, to elect a majority of the members of Arcturus’ board of directors, or similar governing body; or (ii) Arcturus enters into a merger, consolidation or similar transaction with another person or entity; or (iii) Arcturus sells or transfers to any Third Party, in one (1) or more related transactions, properties or assets representing all or substantially all of Arcturus’ consolidated total assets to which this

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Development and Option Agreement between CureVac AG and Arcturus Therapeutics Inc

Agreement relates; or (iv) the holders of capital stock of Arcturus approve a plan or proposal for the liquidation or dissolution of Arcturus; provided, however, that

(a)subsections (i) to (iii) shall only apply if the person or entity or Third Party acquiring control is (i) a pharmaceutical company which has experience in developing and/or commercializing pharmaceutical products (i.e., is a strategic, not financial investor or partner) or (ii) a competitor, i.e., a company in the business of mRNA development, manufacturing and/or commercialization and

(b)a bona fide financing transaction with Third Parties that does not otherwise meet the requirements of subsection (a) shall not constitute a Change of Control.

1.13"Co-Development Agreement" has the meaning set forth in the Preamble.

1.14"Concurrent Reserved List Limits" has the meaning set forth in Section 4.2(d).

1.15"Confidential Information" of a Party means all proprietary Know-How, unpublished patent applications and other non-public information and data of a financial, commercial, business, operational, scientific or technical nature of such Party that is disclosed by or on behalf of such Party or any of its Affiliates or otherwise made available to the other Party or any of its Affiliates, whether made available orally, in writing or in electronic form in connection with this Agreement, including information comprising or relating to concepts, discoveries, inventions, data, designs or formulae in connection with this Agreement.  In addition, any non-public information related to this Agreement or the Products hereunder and disclosed by a Party to the other Party (or their respective Affiliates) under the Confidentiality Agreement will be deemed such Party’s Confidential Information hereunder. Program Know-How will be considered the Confidential Information of the Party (or Parties) owning such Program Know-How, and Jointly-Owned Program Know-How will be considered Confidential Information of both Parties.

1.16“Confidentiality Agreement” means that certain Confidentiality Agreement between the Parties dated as of […***…].

1.17"Contract Year" will refer to the twelve (12)-month period beginning with the Effective Date and on each anniversary thereafter.

1.18"Control" or "Controlled" means, with respect to Technology, that a Party owns or has a license to use and practice the respective Patent or Know-How without violating the terms of any agreement with any Third Party.

1.19"CTA" means a clinical trial application.

1.20"CureVac Background Technology" means any and all mRNA Technology that is Controlled by CureVac or any of its Affiliates as of the Effective Date or during the Term, but excluding any CureVac Program Know-How and CureVac Program Patents, and necessary or useful for the research, development, manufacturing and commercialization of a Licensed Product.

1.21"CureVac Indemnitees" has the meaning set forth in Section 8.7(a).

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Development and Option Agreement between CureVac AG and Arcturus Therapeutics Inc

1.22"CureVac Program Know-How" means any and all Program Know-How owned by CureVac in accordance with Section 6.2, including CureVac’s right and interest in any Jointly-Owned Program Know-How.

1.23"CureVac Program Patents" means any and all Patents that claim any of the CureVac Program Know-How, including CureVac’s right and interest in any Jointly-Owned Program Patents (as defined in Section 6.2(c)).

1.24"CureVac Program Technology" means the CureVac Program Know-How and the CureVac Program Patents.

1.25"CureVac Technology" means, collectively, CureVac Background Technology and CureVac Program Technology.

1.26"CureVac Work Plan Leader" has the meaning set forth in Section 2.2.

1.27“Diligent Efforts” means, with respect to the efforts to be expended by each Party with respect to any activity set forth in the Work Plan, active and sustained efforts as such Party would normally use to accomplish a similar task or obligation under similar circumstances to conduct the applicable activity, or to attempt to achieve the applicable requirement or goal, in a reasonable manner that is consistent with the achievement of the goals set forth in the Work Plan (including the level of FTE funding and budget for out-of-pocket and Third Party contractors set forth therein) and the terms of this Agreement.

1.28"Disclosing Party" has the meaning set forth in Section 7.1.

1.29"DNA Sequence" means any sequence of DNA intended to be inserted or copied into a DNA Target as set forth on Exhibit 4.2.

1.30"DNA Target" means a defined coding and/or non-coding sequence (e.g., a gene) within the genome of a human or animal cell or virus and/or variants thereof.

1.31"DNA Editing Protein" means a Target encoded by an mRNA that upon delivery to a cell is intended to Gene Edit a human, animal or virus coding or non-coding sequence within the genome of the human or animal cell or virus.

1.32"Dual Improvement Technology" is an Improvement to both the Arcturus Background Technology and the CureVac Background Technology at the time such Improvement is discovered, created, conceived, developed or reduced to practice.

1.33"Effective Date" has the meaning set forth in the Preamble.

1.34"Escrow Agent" shall be the agent selected by Arcturus in good faith to maintain in confidence the Restricted Target List and to respond to CureVac's Target Notices on behalf of Arcturus.

1.35"Exclusive License Agreement" means an exclusive license agreement in the form attached hereto as Exhibit 1.34.

1.36"Executive Officers" has the meaning set forth in Section 2.3(d).

Development and Option Agreement between CureVac AG and Arcturus Therapeutics Inc

1.37"Formulated Product(s)" means a product (including Licensed Products) manufactured by or on behalf of Arcturus in accordance with the Work Plan that incorporate CureVac mRNA Constructs formulated with Arcturus Lipid-Mediated Delivery Technology.

1.38"FTE" means a full-time person, or more than one person working the equivalent of a full-time person, where "full-time" is determined by the standard practices in the biopharmaceutical industry in the geographic area in which such personnel are working, consisting of a total of 1880 hours per year of Work directed to the Work Plan or work pursuant to this Agreement.  Any person who devotes less than 1880 hours per year on the applicable activities shall be treated as an FTE on a pro-rated basis, based upon the actual number of hours worked by such person on such activities, divided by 1880.  Any person who devotes more than 1880 hours per year on the applicable activities shall be treated as one (1) FTE, i.e., in no event shall one person be counted as more than one FTE. FTE activities shall include the performance of the Work and scientific management oversight, as reasonably required, but, for clarity, exclude (i) the work of general corporate or administrative personnel, overhead (including facilities costs), insurances and similar costs and (ii) the manufacture of Formulated Product for research and clinical activities as set forth in the Work Plan.

1.39"FTE Costs" means an initial rate of […***…] Dollars ($[…***…]) per FTE per year, which shall apply through […***…].  Thereafter, the FTE Rate shall be changed bi-annually at the end of each second calendar year to reflect any percentage increase or decrease (as the case may be) in the Consumer Price Index in the U.S. (index for all items) (“CPI”) (based on the change in the CPI from the most recent index available as of the Effective Date to the most recent index available as of the date of the calculation of such revised FTE Cost rate).

1.40"Gene Edit" means to correct, modify, insert, delete, activate, inactivate or repair a coding or non-coding sequence within the genome of a human or animal cell or virus and "Gene Editing" has the corresponding meaning.

1.41"Guide RNA" means a modified or unmodified RNA sequence intended to direct a DNA Editing Protein to a specific DNA Target.

1.42"Improvement" means, with respect to the Arcturus Background Technology and/or the CureVac Background Technology any change, modification, variation or revision of such Technology, whether patentable, copyrightable or not.

1.43"Initial Term" has the meaning set forth in Section 9.1(a).

1.44"IND" means an investigational new drug.

1.45"Indemnified Party" has the meaning set forth in Section 8.7(c).

1.46"Indemnification Claim Notice" has the meaning set forth in Section 8.7(c).

1.47“IP Subcommittee” has the meaning set forth in Section 6.4.

1.48"JDC" has the meaning set forth in Section 2.3(a).

1.49"JDC Deadlock" has the meaning set forth in Section 2.3(d).

1.50"Jointly-Owned Program Patents" has the meaning set forth in Section 6.2(c).

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1.51"Know-How" means all commercial, technical, scientific and other know-how and information, trade secrets, knowledge, technology, methods, processes, practices, formulae, instructions, skills, techniques, procedures, experiences, ideas, technical assistance, designs, drawings, assembly procedures, computer programs, specifications, data and results (including biological, chemical, pharmacological, toxicological, pharmaceutical, physical and analytical, preclinical, clinical, safety, manufacturing and quality control data and know-how, including study designs and protocols), in all cases, provided it is confidential and proprietary, and regardless of whether patentable, in written, electronic or any other form now known or hereafter developed.

1.52"Law" or "Laws" means all laws, statutes, rules, regulations, orders, judgments, or ordinances having the effect of law of any federal, national, multinational, state, provincial, county, city or other political subdivision.

1.53"License Agreement" means an Exclusive License Agreement or Non-Exclusive License Agreement.

1.54"Licensed Product" means […***…] product comprised of (i) Lipid-mediated delivery systems, which are covered by Arcturus Lipid-Mediated Delivery Technology; and containing (ii) one or more mRNA Constructs as the active pharmaceutical ingredient(s) intended to express a Target which is subject to a License Agreement.  In case of two or more mRNA Constructs these constructs may be contained in the same or separate LMDs. Licensed Product includes mRNA-LMD products which are administered jointly or separately, and mRNA-LMD products which are administered simultaneously or sequentially as a combination medicinal product or treatment. For Gene Editing purposes, a Licensed Product may contain other RNA(s) (i.e., Guide RNA(s)) and/or DNA Sequence(s) which can be delivered together or separately (combined in one LMD or delivered in separate LMDs), in addition to the one or more mRNA Constructs intended to express the DNA Editing Protein.

1.55"LMD Technology" means Technology that claims, embodies or incorporates delivery systems (and components thereof) based on or incorporating lipid-mediated delivery (LMD) systems.

1.56"Losses" has the meaning set forth in Section 8.7(a).

1.57"Material Transfer Agreement" means the Material Transfer Agreement dated […***…], as amended from time to time.

1.58"Materials" means any tangible chemical or biological material, including any compounds, LMD, DNA, RNA (including mRNA), clones, cells, and any expression product, progeny, derivative or other improvement thereto, along with any tangible chemical or biological material embodying any Know-How, Controlled by a Party.

1.59"Maximum Target" has the meaning set forth in Section 4.2(d).

1.60"mRNA Construct" means any mRNA construct for the expression of a protein, including the sequence of such construct (which potentially comprises one (1) or more of a cap, 5’ UTR, the associated open reading frame, 3’UTR and a poly A tail), the chemistry of natural and non-natural nucleic acids, and other chemical modifications associated with such construct.

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1.61"mRNA Technology" means Technology that claims, embodies or incorporates expression systems (and components thereof), based on or incorporating mRNA.

1.62"Non-Exclusive License Agreement" means a form Non-Exclusive License Agreement to be negotiated by the Parties within […***…] days following the execution of this Agreement, on the basis of the terms and conditions of the Exclusive License Agreement and taking into account the specific circumstances of a non-exclusive licensing Option exercise by CureVac. Such form Non-Exclusive License Agreement shall be incorporated by reference into this Agreement as Exhibit 1.61.

1.63"Non-Rare Disease Target" means a Target that addresses at a first place an indication related to a Licensed Product with an incidence of equal to or more than […***…] in […***…] people in the U.S. or EU. The indication for which the first IND or CTA application will be filed will determine whether a Target is a Non-Rare Disease Target.

1.64"Option" has the meaning set forth in Section 5.1

1.65"Option Exercise Fee" has the meaning set forth in Section 5.3.

1.66"Option Notice" has the meaning set forth in Section 5.1.

1.67"Option Period" has the meaning set forth in Section 5.1.

1.68"Patent(s)" means an (i) issued patent, a patent application, and a future patent issued from any such patent application, (ii) a future patent issued from a patent application filed in any country worldwide which claims priority from a patent or patent application of (i), and (iii) any additions, divisions, continuations, continuations-in-part, invention certificates, substitutions, reissues, reexaminations, extensions, registrations, utility models, supplementary protection certificates and renewals based on any patent or patent application under (i) or (ii), but not including any rights that give rise to regulatory exclusivity periods (other than supplementary protection certificates, which will be treated as "Patents" hereunder).

1.69"Pre-Existing Restrictions" means, with respect to a Target on the Restricted Target List pursuant to Section 4.2(a), that Arcturus or its Affiliates have granted to a Third Party with respect to a Target a non-exclusive, co-exclusive or an exclusive license or option pursuant to a bona fide written agreement that is in effect at the time of a request by CureVac pursuant to Section 4.2.

1.70"Program" means each program of activities using Arcturus LMD Technology and CureVac Technology for the development of a Licensed Product incorporating CureVac’s mRNA Constructs that the Parties engage in under this Agreement pursuant to the Work Plan. "Programs" shall mean several or all of these programs, as the context admits.

1.71"Program Improvement Technology" means Program Technology which constitutes an Improvement to either Party's or both Parties' Technology at the time such Improvement is discovered, created, conceived, developed or reduced to practice. Program Improvement Technology will be either Sole Improvement Technology of a Party or Dual Improvement Technology of the Parties. For the avoidance of doubt, Program Improvement Technology will not include any Improvement arising out of a Party's independent research and development efforts or collaborations with Third Parties, in each case conducted outside

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of the Program; provided that such Improvement is not developed based upon, using or with reference to the Technology, Confidential Information or Material of the other Party.

1.72"Program Know-How" means all Know-How, including Know-How embodied in Materials, created, conceived, developed or reduced to practice in connection with activities performed pursuant to the Work Plan or using Formulated Product as set forth in the Work Plan under this Agreement (whether solely by or on behalf of one Party or jointly by or on behalf of the Parties).

1.73"Program Technology" means all Program Know-How and all Patents directed to or disclosing such Program Know-How.

1.74"Rare Disease Target" means a Target that addresses at a first place an indication related to a Licensed Product with an incidence of less than […***…] in […***…] people in the U.S. or EU.  The indication for which the first IND or CTA application will be filed will determine whether a Target is a Rare Disease Target.

1.75"Receiving Party" has the meaning set forth in Section 7.1.

1.76"Records" has the meaning set forth in Section 3.3(a).

1.77"Reserved Target" means a Target with respect to which CureVac shall have delivered to the Escrow Agent a Target Notice and in response thereto the Escrow Agent shall have delivered to CureVac a Target Response Notice under Section 4.2(c)(i) for such Target to become a Reserved Target. A Reserved Target that is replaced pursuant to Section 4.2 will no longer be deemed a Reserved Target.

1.78"Reserved Target List" means collectively, the list of all Reserved Targets.

1.79"Restricted Target List" has the meaning set forth in Section 4.2(a).

1.80"Sole Improvement Technology" means, without regard to inventorship, an Improvement to one Party’s Technology that is not also an Improvement to the other Party’s Technology at the time such Improvement is discovered, created, conceived, developed or reduced to practice. For clarity, Sole Improvement Technology of a Party shall exist only with respect to activities of the Parties pursuant to this Agreement (i.e., not to any Improvement or Technology independently developed by one Party without the use of Technology of the respective other Party).

1.81"Solely-Owned Program Know-How" has the meaning set forth in Section 6.2(c).

1.82"Solely-Owned Program Patents" has the meaning set forth in Section 6.2(c).

1.83"Solely-Owned Program Technology" has the meaning set forth in Section 6.2(c).

1.84"Target" means

(a)up to N proteins (N = […***…]), including all possible combinations resulting from removing one of the N proteins (N minus […***…] proteins), together with all variants of such proteins, including the wild type, naturally occurring variants, engineered variants wherein modifications to the native amino acid sequence have been introduced (for example, mutated versions, derivatives or fragments), and species homologs, orthologs thereof; provided,

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however, that any such naturally occurring variant, engineered variant, or species homolog or ortholog possesses substantially similar biological activity to the naturally occurring protein; and

(b)[…***…] antigens of a given pathogen, including […***…] antigen and any combination of such antigens, together with all variants of such antigens, including the wild type, naturally occurring variants, engineered variants wherein modifications to the native amino acid sequence have been introduced (for example, mutated versions, derivatives or fragments), and species homologs, orthologs thereof provided, however, that any such naturally occurring variant, engineered variant, or species homolog or ortholog possesses substantially similar biological activity to the naturally occurring antigen; and

(c)a DNA Target, provided, however, that the first DNA Target for each DNA Editing Protein would not count as a Target.  Each subsequent DNA Target for this DNA Editing Protein would count as a Target. For clarity, a DNA Editing Protein would be defined as a Target under (a) above and count as a single Target.

If a given protein, e.g., an antibody or enzyme, comprises separated amino acid chains which might be delivered by separated mRNA Constructs, such protein would be defined as one Target.

1.85"Target Notice" has the meaning set forth in Section 4.2(b).

1.86"Target Reservation Request Form" has the meaning set forth in Section 4.2 (b).

1.87"Target Response Notice" has the meaning set forth in Section 4.2(c).

1.88"Technology" means collectively Patents and Know-How.

1.89"Term" has the meaning set forth in Section 9.1.

1.90"Third Party" means any person or entity other than CureVac, Arcturus and their respective Affiliates.

1.91"Third Party Claims" has the meaning set forth in Section 8.7(a).

1.92"Work Plan" has the meaning set forth in Section 3.1(a).

1.93"Work Plan Leaders" has the meaning set forth in Section 2.2.

1.94"Work" means the activities to be performed by Arcturus pursuant to the Work Plan.

Article 2

Fee and Governance

2.1One-Time Fee. In consideration for the rights granted by Arcturus to CureVac hereunder, including the right to reserve Targets in accordance with Section 4 below, within

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thirty (30) days as of the Effective Date, CureVac shall pay to Arcturus a one-time non-refundable fee of […***…].

2.2Management.  Management of the Program activities will be under the responsibility of the individual designated in writing within […***…] days of the Effective Date for Arcturus (the "Arcturus Work Plan Leader") and of the individual designated in writing within […***…] days of the Effective Date for CureVac (the "CureVac Work Plan Leader", and together with the Arcturus Work Plan Leader, the "Work Plan Leaders").  Each Work Plan Leader will be the primary point of contact for the other Party on all matters relating to the Program activities.

2.3Joint Development Committee.

(a)Development Committee.  As soon as practicable, the Parties will establish a Joint Development Committee, comprised of up to […***…] representatives of CureVac and up to […***…] representatives of Arcturus (the "JDC").  One such representative from each Party will be such Party’s Work Plan Leader.  Each Party may replace its Work Plan Leader and other JDC representatives at any time upon written notice to the other Party, provided, however, that each Party shall use Diligent Efforts to ensure continuity on the JDC.  With the consent of the other Party (which will not be unreasonably withheld, delayed or conditioned), each Party may invite non-voting employees and consultants to attend meetings of the JDC, subject to their agreement to be bound to the same extent as a permitted subcontractor under Section 3.4.

(b)Meetings.  While in existence, the JDC will meet each Calendar Quarter by teleconference, videoconference or in person and, at a minimum, one of such meetings each calendar year will be in person (which in-person meeting will be held on an alternating basis in Tubingen, Germany and in San Diego, CA), unless agreed otherwise by the JDC representatives.  The JDC will have a quorum if at least one (1) representative of each Party is present or participating.  Each Party will be responsible for all of its own expenses of participating in the committee meetings.  The Parties will endeavor to schedule meetings of the JDC at least […***…] months in advance.  The Parties will alternate in preparing the meeting agenda, and the Party that was responsible for preparing the meeting agenda will prepare and circulate for review and approval by the other Party written minutes of such meeting within […***…] days after such meeting.  The Parties will agree on the minutes of each meeting promptly, but in no event later than the next meeting of the JDC.

(c)Responsibilities.  The JDC will oversee and supervise the overall performance of the Work Plan, prepare and maintain minutes of meetings and provide a forum for discussion of the Programs and Work Plans, and within such scope will:

(i)	review the efforts of the Parties and allocate those resources under the Work Plan committed by the Parties hereunder;
(ii)	revise and approve any revisions to the Work Plan regularly and in any event at least […***…] days before the start of each Calendar Quarter during the Term;
(iii)	coordinate the activities of the Parties under the Work Plan and oversee the implementation thereof;

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(iv)	form such other committees as the JDC may deem appropriate, provided that such committees may make recommendations to the JDC but may not be delegated JDC decision-making authority;
(v)

address such other matters relating to the activities of the Parties under this Agreement as either Party may bring before the JDC, including any matters that are delegated to the JDC to decide as provided in this Agreement, such as CureVac's consent to subcontractors; and

(vi)	attempt to resolve any disputes on an informal basis.

(d)Decision-making.  The JDC will make decisions only by unanimous consent, with each Party having only one vote by its representatives (regardless of the number of each such representatives present from a Party).  In the event the JDC is unable to reach agreement as to a matter within the JDC’s jurisdiction (such event, a "JDC Deadlock"), upon the written request of a Party, such matter will be referred to a senior executive of each Party (the "Executive Officers") (or their designees, which designee is required to have decision-making authority on behalf of such Party), who will attempt in good faith to resolve such JDC Deadlock by negotiation and consultation for a […***…]-day period following receipt of such written notice.  If, despite such efforts, agreement on a particular matter cannot be reached by the Executive Officers within such […***…]-day period, then CureVac shall have the final decision-making authority with respect to such JDC Deadlock, provided, however, that

(i)

CureVac's final decision-making authority shall not apply if CureVac proposes (a) to amend the Work Plan to materially accelerate, decelerate, increase, add or remove planned activities to be performed by Arcturus thereunder, including significantly reducing or eliminating Arcturus’ responsibilities for an activity thereunder; (b) to materially change the Arcturus resources required to perform the Work Plan activities, including the timing of such resources; or (c) to require allocation by Arcturus of FTEs materially greater than or less than those provided for in the Work Plan. For purposes of this Section 2.3(d), the term "materially" shall mean, in relation to resources and FTE amounts set forth in the Work Plan, […***…] percent ([…***…]%) or more of the relevant resource or FTE, and

(ii)

In the event that CureVac desires Work with respect to which it does not have final decision-making authority pursuant to Section 2.3(d)(i) or is otherwise materially outside of the Work Plan with respect to a Program, Arcturus shall consider any proposal from CureVac in writing in good faith.

(e)Limits on JDC Authority.  Each Party will retain the rights, powers and discretion granted to it under this Agreement and no such rights, powers, or discretion will be delegated to or vested in the JDC unless such delegation or vesting of rights is expressly provided for in this Agreement or the Parties expressly so agree in writing.  The JDC will not have the power to amend, modify or waive compliance with this Agreement (other than as expressly permitted hereunder).  Notwithstanding anything herein to the contrary, the JDC will not have the power to require any Party to perform

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any activities that are materially greater in scope or more costly than those provided for in the Work Plan then in effect or otherwise under this Agreement.

Article 3

The Program

3.1Programs Generally.  The Parties will jointly conduct each Program. It is intended that Arcturus will be responsible for the lipid chemistry and LMD formulation using the Arcturus LMD Technology, and for characterization work, CureVac will be responsible for mRNA Construct development, and Arcturus and CureVac will each undertake preclinical studies as allocated in each Work Plan.

(a)Work Plan Preparation.  The development activities to be undertaken by the Parties with respect to a Program will be described in a detailed written development plan (the "Work Plan"). The initial Work Plan includes a description of activities undertaken by the Parties under the Material Transfer Agreements and prior to the execution of this Agreement. The initial Work Plan, which will cover the initial twelve (12) months of the Program, is attached hereto as Exhibit 3.1(a).

(b)Work Plan Contents.  Each Work Plan will include (i) all activities to be undertaken by each Party with respect to a Program, including Arcturus’ manufacture and supply of Formulated Product, (ii) a detailed budget of the FTE activities, FTE Costs and out-of-pocket costs to be incurred by Arcturus for which CureVac will reimburse Arcturus in connection with the performance of the Work, (iii) the Materials to be provided by one Party to the other, (iv) forecasting and ordering procedures for the Formulated Product, and (v) the projected timelines for completion of all activities set forth therein.  The goal of each Work Plan and related Program will be to evaluate and produce tailored Arcturus LMD Technology formulations that are safe and efficacious for delivery of CureVac’s mRNA Constructs and to advance the development of such mRNA-LMD formulations against a Target.  Each Program will include activities with respect to Reserved Targets but may also include activities with respect to Targets that are not on the CureVac Reserved Target List. As defined in the Work Plan, CureVac will perform up to […***…] pivotal animal studies to make a go/ no go decision for a particular LMD composition for a given Target.

(c)Amendments to the Work Plan. Each Work Plan will be reviewed as necessary at each meeting of the JDC, and at any other time upon the request of either Party, and will be modified in accordance with the objectives defined in Section 3.1(b) and as appropriate at the direction of the JDC to reflect material scientific (and other) developments.  Each Calendar Quarter, the JDC will update the Work Plans to cover the subsequent six (6) months of the Program in detail.  In all events, the Work Plan will be consistent and not conflict with the terms of this Agreement, and in the event of any conflict between the Work Plan and this Agreement, the terms of this Agreement will control.

(d)Obligations Under the Work Plans.  During the Term, each Party will use Diligent Efforts and perform the Work in a professional manner and in accordance with the Work Plan, and each Party will use Diligent Efforts to meet the objectives and

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timelines set forth therein. It is understood that the activities and goals of the Work Plan are experimental and that successful results cannot be guaranteed.  The Parties will otherwise conduct the Program on the terms and conditions set forth in this Agreement and in accordance with the Work Plan.  Each Party will cooperate with and provide reasonably requested non-financial support to the other Party in such other Party’s performance of its responsibilities under the Work Plan. The Parties will use Diligent Efforts to develop LMD formulations which do not infringe Third Party Technology. In addition to the reporting obligations set forth in Section 3.3(b), each Party will keep the other Party reasonably informed of such Party’s activities under the Program and will reasonably consult with such other Party and consider such other Party’s comments and advice with respect to all material decisions relating to such activities in good faith.

(e)Supply of Formulated Products.  Arcturus will use Diligent Efforts to manufacture and supply CureVac with Formulated Product as set forth in the Work Plan.

(f)Technology Transfer to Contract Manufacturing Organization. Following CureVac’s exercise of an Option and entry into a License Agreement, Arcturus will use Diligent Efforts to transfer the formulation process for the Licensed Products that are intended to express the intended Target to a reputable and competent GMP manufacturer selected by CureVac and reasonably acceptable to Arcturus. Arcturus and CureVac will agree on a technology transfer or other means to support availability of Licensed Products as part of the License Agreement. Specifically, the License Agreement will provide that upon written request by CureVac, Arcturus will conduct a technology transfer to CureVac and/or its designee(s). Such designee(s) may be an Affiliate, sublicensee or Third Party manufacturers, and which Third Party manufacturers may also be a backup manufacturer or a second manufacturer of Licensed Products as required for the applicable transferee of the then-current process.

3.2FTEs.

(a)Generally.  Arcturus will perform the Work under the Work Plan, and as part of the Program CureVac will fund up to […***…] scientists per year at Arcturus to perform the Work as defined and in accordance with the Work Plan for a period of up to […***…] months at the FTE Costs. The Parties may agree to extend the performance of Work by Arcturus for an additional year.

(b)FTEs.  Arcturus shall ensure that those individuals selected by Arcturus to perform the Work and Services and otherwise support the activities to be undertaken by Arcturus pursuant to the Work Plan will have sufficient scientific expertise, skill, training and competency to perform the proposed work and have similar skills, training and competency as those FTEs employed by Arcturus to perform work on Arcturus’ internal programs and for Third Parties. In the event that CureVac has concerns regarding the selection of an individual to perform the Work or other activities under this Agreement, the Parties will discuss such concerns in good faith.

(c)Reimbursement.  CureVac will reimburse Arcturus on a Calendar Quarter-by-Calendar Quarter basis for FTE Costs incurred to conduct the Work Plan in accordance with the Work Plan or pre-agreed by the JDC. Arcturus will send a reasonably detailed invoice to CureVac no later than […***…] days after the end of each Calendar Quarter, which invoice shall include a summary of all activities by the

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name of each FTE, number of hours devoted by each such FTE, and activity performed by each such FTE during such Calendar Quarter. CureVac agrees to pay undisputed amounts in each such invoice within […***…] days of CureVac’s receipt thereof. Any amounts subject to dispute shall be reviewed by the JSC and if not resolved within […***…] days, shall be subject to Section 10.1.

3.3Program Records, Reports; Materials and Formulated Product.

(a)Records. Each Party will maintain, or cause to be maintained, records of its activities under a Program in sufficient detail and in good scientific manner appropriate for scientific, Patent and regulatory purposes, which will properly reflect all work included in a Program ("Records") for a period of at least […***…] years after the creation of such Records.  CureVac will have the right to receive a copy of any such Records maintained by Arcturus which shall be used subject to the terms of this Agreement. Arcturus will have the right to receive a copy of any such Records maintained by CureVac to the extent such Records are required by Arcturus to exercise its rights or perform its obligations under this Agreement.

(b)Program Reports.  During the Term, each Party will furnish to the JDC a summary written report within […***…] days after the end of each Calendar Quarter describing its progress under the Work Plan as part of a Program. Within […***…] days following expiration or earlier termination of this Agreement, each Party will furnish to the JDC a final summary written report.  Arcturus shall promptly provide all additional information with respect to the Arcturus LMD Technology that is reasonably requested by CureVac and necessary or useful for CureVac to determine whether to exercise an Option with respect to any Target.

(c)Materials and Formulated Product.

(i)	The Parties will, during the Term, furnish to each other Materials which comprise, embody or incorporate CureVac Technology or Arcturus LMD Technology only as expressly set forth in the Work Plan.
(ii)

Arcturus will furnish to CureVac the quantities of Formulated Product as set forth in the Work Plan. In the event requested in writing by CureVac, to furnish additional Formulated Product of up to […***…]% in excess of the total quantities set forth in the Work Plan for a Program, Arcturus shall use Diligent Efforts to supply such quantities. Arcturus shall consider in good faith furnishing additional quantities which may be required in the performance of the Program pursuant to any separate request by CureVac.

(iii)

In addition, each Party will, upon the other Party’s reasonable written request, furnish to such other Party other samples of Materials which comprise, embody or incorporate CureVac Technology or Arcturus LMD Technology that are in such Party’s Control and are reasonable (both in quantity and identity) and useful for the other Party to carry out its responsibilities under the Work Plan, provided (A) such Materials are reasonably and readily available in excess of the providing Party’s own requirements, and (B) supply of such Materials will not, in the providing Party’s reasonable judgment, (1) conflict with the

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providing Party’s internal or Third Party research programs, (2) conflict with the providing Party’s internal policies regarding such Materials or (3) violate any agreement to which the providing Party is a party.

(iv)

Each Party will use such Materials only in accordance with the Work Plan and otherwise in accordance with the terms and conditions of this Agreement, and the provision of Materials hereunder by either Party will not constitute any grant, option or license under any Patents or Know-How, except as expressly set forth herein. In any event, all Materials delivered to the receiving Party will remain the sole property of the providing Party and will be used in compliance with all applicable Laws.  The Materials supplied under this Agreement will be used with prudence and appropriate caution in any experimental work, because not all of their characteristics may be known. In the event that the Parties enter into a License Agreement with respect to a Program, the Materials may be retained subject to such License Agreement.

(v)

Except with the prior written consent of the supplying Party, the Party receiving any Materials will not distribute or otherwise allow the release of Materials to any Third Party, except, with respect to either Party, to any permitted subcontractors under Section 3.4 and, with respect to CureVac, to any Third Party licensee or assignee or potential licensee or assignee of CureVac Technology in accordance with this Agreement.

3.4Permitted Subcontracting.  Either Party may subcontract its activities to be performed under the Work Plan to a Third Party, provided that (i) Arcturus shall obtain, through the JSC, consent by CureVac for such subcontracting, such consent not to be unreasonably withheld, delayed or conditioned, and (ii) CureVac shall inform Arcturus about any subcontracting (including the identity of the subcontracting party and work to be performed) without undue delay, and in any event within […***…] Business Days of entry into the subcontracting agreement. Any such subcontracting Party will have entered into a written agreement with the subcontractor that

(a)includes terms and conditions protecting and limiting use and disclosure of Confidential Information and Materials and Know-How at least to the same extent as under this Agreement, and the subcontracting Party shall use Diligent Efforts to ensure compliance with the obligations of Confidentiality (including return or destruction on termination) as set forth in Article 7,

(b)provides for reasonable auditing rights, with regard to the work provided by the Third Party subcontractor, of the subcontracting Party and third parties authorized by the subcontracting Party, and

(c)requires such Third Party subcontractor and its personnel to assign to the subcontracting Party all right, title and interest in and to any Patents and Know-How and Materials created, conceived, developed or reduced to practice in connection with the performance of subcontracted activities pursuant to this Agreement, consistent with the requirements of Section 6, provided, however, that in the event of a subcontracting or sublicensing to a collaboration partner of CureVac, CureVac shall obtain at least a customary non-blocking, back-license of Improvements to Arcturus Background IP

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Development and Option Agreement between CureVac AG and Arcturus Therapeutics Inc generated by or jointly with such collaborators of CureVac, i.e., a non-exclusive, royalty-free, and sublicensable license under the applicable Know-How and Patents generated (if any).

3.5Program Licenses.

(a)By Arcturus.  Subject to the terms and conditions of this Agreement, Arcturus hereby grants to CureVac a worldwide, non-exclusive license under the Arcturus LMD Technology, including the right to grant sublicenses, limited in accordance with this Section 3.5, to research and pre-clinically develop (including the right to manufacture for such purposes), but expressly without the right to clinically develop or commercialize (including the right to manufacture for such purpose) except with the prior written consent of Arcturus) and in any event solely to the extent necessary:

(i)	to enable CureVac, Affiliates of CureVac and subcontractors selected in accordance with Section 3.4 to perform CureVac's activities set forth in the Work Plan,
(ii)

to conduct research projects with academic partners (any such agreements of which (i) shall include back-licenses or grants of rights by the academic partner to Patents and Know-How (other than data) to meet the requirements of Section 6 and (ii) will not require Arcturus to enter into a license agreement with or make payments to such academic partner in order for Arcturus to use and exploit the Arcturus Background Technology), and

(iii)

to permit, under confidentiality and non-use restrictions in accordance with this Agreement, to Third Party collaborators of CureVac who license or intend to license CureVac Technology to explore the Arcturus LMD Technology (any such agreements of which shall include back-licenses by the Third Party collaborator to Patents and Know-How (other than data) consistent with the requirements of Section 6).

(b)By CureVac.  Subject to the terms and conditions of this Agreement, CureVac hereby grants to Arcturus a worldwide, non-exclusive license under CureVac Technology, solely to the extent necessary to enable Arcturus to perform its activities set forth in the Work Plan and for no other purpose.  The foregoing license shall not include the right to grant sublicenses, except to permitted subcontractors in accordance with Section 3.4.

(c)No Other Licenses.  No license or right is or will be created or granted hereunder by implication, estoppel or otherwise.  All licenses and rights are or will be granted only as expressly provided in this Agreement.

Article 4

Reserved Targets

Development and Option Agreement between CureVac AG and Arcturus Therapeutics Inc

4.1Generally.  CureVac will select the Targets that will be the subject of the Works to be performed as part of a Program from the Reserved Target List. CureVac shall have the right, but not the obligation, to reserve Targets (or replace a Reserved Target with a new Target) in accordance with this Article 4.

4.2Restricted Target List.

(a)Pre-existing Restrictions.  Arcturus shall maintain at the Escrow Agent an updated monthly (as of the final day of each month) list of Targets that are subject to Pre-Existing Restrictions (the "Restricted Target List").  The Restricted Target List will identify whether the Pre-Existing Restrictions are exclusive, non-exclusive or co-exclusive. Arcturus represents, warrants and covenants to CureVac that (i) the Restricted Target List is and will at all times be accurate in accordance with this Section 4.2(a); and (ii) Arcturus or the Escrow Agent will not add any Reserved Targets to the Restricted Target List or grant to any Third Party any licenses or options under the Arcturus LMD Technology with respect to the then current Reserved Target List that would preclude Arcturus from entering into a License Agreement with respect to such Reserved Target as set forth herein.

(b)Target Notices.

(i)

If CureVac desires to include a Target as a Reserved Target hereunder, CureVac will notify the Escrow Agent in writing (with  contemporaneous information in writing to Arcturus about the notification to the Escrow Agent) of the Targets for potential inclusion on the Reserved Target List, which notice will provide (i) the information on the Target Reservation Request Form attached hereto as Exhibit 4.2; and (ii) the identity of each Reserved Target (if any) that CureVac desires to remove as a Reserved Target (each such notice, a "Target Notice").  For clarity, the Target Notices shall not include more Targets than the Maximum Targets then available (taking into consideration any removed Targets previously reserved) and shall be deemed to be a request for an exclusive license at the outset unless there is a Pre-Existing Restriction. For clarity, CureVac’s rights to enter into a Non-Exclusive License Agreement shall apply only if the Pre-Existing Restriction permits a non-exclusive license right to such proposed Reserved Target.

(ii)

Notwithstanding the formal Target reservation mechanism described herein, Arcturus and the Escrow Agent will in good faith respond to any interim requests (not to exceed […***…] per month) on whether certain Targets can be reserved as Reserved Targets prior to the monthly consideration date, in order to assist CureVac in planning of development projects.  For clarity, the interim requests shall not include more Targets than the Maximum Targets then available (taking into consideration any removed Targets previously reserved). In case of an interim request, the Escrow Agent (i) will request from Arcturus an update of the Reserved Target List, such update to be provided by Arcturus to the Escrow Agent within […***…] Business Days of the request, and (ii) provide CureVac with a Target Response Notice in accordance with subsection (c).

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(c)Target Response Notices.

(i)

The Escrow Agent, on behalf of Arcturus, will review each Target Notice provided by CureVac hereunder to determine whether or not any such proposed Target is on the Restricted Target List and if listed, the applicable Pre-Existing Restriction as of the date of such Target Notice.  Within […***…] days of the Escrow Agent’s receipt of a Target Notice, the Escrow Agent will provide CureVac with written notice that includes the information set forth in subsection (c)(ii) and (iii) (each such notice, a "Target Response Notice").

(ii)

If, as of the date of CureVac’s Target Notice for a Target, such Target is on the Restricted Target List and is listed as being subject to Pre-Existing Restrictions that restrict Arcturus from granting the applicable license (i.e., an exclusive or non-exclusive license in accordance with a License Agreement) to CureVac under the Arcturus LMD Technology with respect to such Target, then such Target shall not be available to become a Reserved Target. The Target Response Notice issued for such Target will certify to CureVac that such Target is on the Restricted Target List and is listed as being subject to Pre-Existing Restrictions that restrict Arcturus from granting the applicable license.

If, as of the date of CureVac’s Target Notice for a Target, such Target is not listed on the Restricted Target List, then such Target will become a Reserved Target and will be added to the Reserved Target List subject to the Concurrent Reserved List Limits set forth in subsection (d) below. To the extent that the Pre-Existing Restriction is non-exclusive, then such Target may be added by CureVac to Reserved Target List, but CureVac shall only have the option to enter into a Non-Exclusive License Agreement.

(d)Concurrent Reserved List Limits and Removal of Targets.  The following concurrent reserved list limits will apply to all Reserved Targets ("Concurrent Reserved List Limits").

(i)

Reserved Targets and Removal thereof. CureVac may select Reserved Targets up to the totals allowed for in subparagraph (ii) below, in accordance with the process specified in Sections 4.2(b) and (c). CureVac shall have the right to remove a Target or replace a Target on the Reserved Target List with another Target, in accordance with the process specified in Section 4.2(b), provided (A) the total number of Targets on the Reserved Target List does not exceed the Maximum Targets at any one time; and (B) a newly nominated Target is not on the Restricted Target List.  Any abandoned Target(s) revert(s) back to Arcturus.

(ii)

Maximum Number Reserved Targets.  CureVac will have the right to select up to […***…] Targets at any one time to be placed on the Reserved Target List as exclusive Reserved Targets; provided that the […***…] total shall be reduced by each exercise of an Option (the “Maximum Targets”) (e.g., […***…], with

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such reduction in the total Targets applying from and after the date of exercise of an Option.

(iii)

For clarification, the selection of any program under the Co-Development Agreement shall not constitute the selection of a Target in accordance with this Section 4.2. If one of the Reserved Targets is selected for co-development under the Co-Development Agreement, such Reserved Target shall be removed from the Reserved Target List with the effect that CureVac shall be entitled to nominate a new Target in accordance with this Section 4.2.

4.3Expiration of Pre-Existing Restrictions.  If any Pre-Existing Restrictions identified in a Target Response Notice that precluded Arcturus from granting CureVac a license (whether or not CureVac has elected to designate such Target on the Reserved Target List on a non-exclusive basis subject to the Pre-Existing Restriction) under the Arcturus LMD Technology later expire or otherwise are modified or terminate such that Arcturus is no longer precluded under the terms of the applicable Third Party agreement from granting a license to CureVac with respect to such Target, the Escrow Agent will notify CureVac of such event and CureVac will have an exclusive option, for a period of […***…] days following delivery of notice to CureVac, to add (or extend its rights as identified by the Escrow Agent with respect to) such Target to the Reserved Target List as a Reserved Target in accordance with Section 4.2(c), subject to the Concurrent Reserved List Limits.  For clarity, CureVac will at all times thereafter have the right to provide a Target Notice for such Target to the Escrow Agent pursuant to Section 4.2(b) but such Target Notice will be subject to any intervening Pre-Existing Restrictions.

4.4Escrow Agent. Arcturus shall ensure that the Escrow Agent meets the requirements set forth herein.  All costs and expenses incurred through the Escrow Agent will be borne by Arcturus.

Article 5

CureVac License Options

5.1Option.

(a)From the period commencing on the Effective Date and ending on the expiration of the Term (the "Option Period"), CureVac will have a total of […***…] options (each, an "Option"), on a Reserved Target-by-Reserved Target basis, to enter into a maximum of […***…] licenses under the Arcturus LMD Technology with respect to the development, manufacture and commercialization of Licensed Products containing mRNA Constructs intended to express such Reserved Target in the form of the License Agreement, provided, however, that

(i)	to the extent the Reserved Target is only available on a non-exclusive basis, the Parties shall enter into a Non-Exclusive License Agreement, and
(ii)	the appendices to the License Agreement are to be prepared or updated for each specific Target, in accordance with the terms of this Agreement.

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(b) CureVac may exercise each such Option by providing to Arcturus, prior to the expiration of the Term, irrevocable written notice of Option exercise, setting forth the particular Reserved Target which is intended to be expressed by the Licensed Products (each such notice, an "Option Notice"). A separate Option Notice and Option Exercise Fee will be required for each License Agreement with respect to which CureVac exercises an Option pursuant to this Section 5.1, and CureVac will pay to Arcturus the Option Exercise Fee for each such License Agreement as set forth in Section 5.3. If not exercised prior to the expiration of the Term, the Options granted to CureVac under this Article 5 will terminate in full and will no longer be exercisable. In the event that CureVac terminates a license(s) during the Term, the Target(s) subject to the license(s) will be removed from the Reserved Target List and the number of remaining Options and/or License Agreements shall be reduced by one (1) (i.e., the exercise of an Option reduces the total number of Options remaining by one regardless of whether CureVac elects to continue such License Agreement in effect).

(c)In the event that CureVac terminates a License Agreement during the Term, no additional or replacement Options shall be granted or reinstated and the Target(s) subject to such license(s) will no longer be available as a Target pursuant to this Agreement.

5.2CureVac’s Exercise of Option.  As soon as practicable following CureVac’s delivery of an Option Notice to Arcturus but in any event within […***…] Business Days, CureVac and Arcturus will enter into a License Agreement with respect to the Reserved Target for which such Option Notice is provided, provided, however, that if the Parties fail to prepare the appendices to the License Agreement in accordance with Section 5.1(a)(ii) within […***…] Business Days following CureVac’s delivery of an Option Notice to Arcturus, the License Agreement with respect to the Reserved Target shall nevertheless enter into force (including payment obligations of CureVac in accordance with the terms of the License Agreement) and the Parties shall complete the appendices as soon as practicable thereafter.

5.3Option Exercise Fee.  If CureVac exercises its Option for a Rare Disease Target pursuant to Section 5.1, CureVac shall pay an Option Exercise Fee of […***…]; and if CureVac exercises its Option for a Non-Rare Disease Target pursuant to Section 5.1, CureVac shall pay an Option Exercise Fee of […***…], hereinafter both the "Option Exercise Fee". Within […***…] Business Days after exercise of the Option for Licensed Product(s), Arcturus will issue an invoice to CureVac for the Option Exercise Fee. Each such payment will be subject to entry into the License Agreement and due within […***…] days after CureVac's receipt of such invoice from Arcturus.

5.4Co-Development Agreement. For clarification, the selection of any program under the Co-Development Agreement shall not constitute the exercise of an Option in accordance with this Section 5, and, accordingly, no Option Exercise Fee will be payable and any paid Option Exercise Fee shall credited against any other payments by CureVac applied first to any outstanding payment obligations to Arcturus, and to the extent any remaining amounts remain creditable, then to the next due future payment obligations.

5.5Enablement. Arcturus will (a) with respect to any Reserved Targets, during the Term remain entitled to grant to CureVac the licenses to the Patents and the Know-How within the Arcturus Background Technology under a License Agreement, and (b) subject to the unrestricted rights of Arcturus and its Affiliates to grant to a Third Party a non-exclusive, co-

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Development and Option Agreement between CureVac AG and Arcturus Therapeutics Inc exclusive or an exclusive license or option with respect to a Target, use reasonable efforts to allow the potential for License Agreements to be available for Targets identified by CureVac to Arcturus for research and for election to become a Reserved Target pursuant to this Agreement during the Term.

Article 6

Background Technology; Ownership of Program Technology

6.1Disclosure of Program Know-How.  Each Party will promptly (and at least on a Calendar Quarterly basis) disclose to the other Party any Program Know-How that is created, conceived or reduced to practice by or on behalf of such Party and owned by the other Party pursuant to Section 6.2(c), and will provide such documentation regarding the Program Know-How as such other Party may reasonably request.

6.2Ownership.

(a)CureVac Background Technology.  As between the Parties, CureVac will continue to own all right, title and interest in and to the CureVac Background Technology.

(b)Arcturus Background Technology.  As between the Parties, Arcturus will continue to own all right, title and interest in and to the Arcturus Background Technology.

(c)Program Technology.

(i)

Except as set forth in subsections (iii) and (iv) below, each Party will solely own all right, title and interest in and to all Program Technology that is discovered, created, conceived, developed or reduced to practice solely by or on behalf of such Party ("Solely-Owned Program Know-How"), and all Patents arising therefrom that claim such Solely-Owned Program Know-How ("Solely-Owned Program Patents" and together with the Solely-Owned Program Know-How, the "Solely-Owned Program Technology") and all right, title and interest in and to all Solely-Owned Technology will automatically vest solely in such Party. For clarity, Solely-Owned Program Technology shall not exist with respect to any Dual Improvement Technology and in the event of any conflict, such Know-How and Patents shall be deemed Dual Improvement Technology.

(ii)

Except as set forth in subsections (i) above and (iii) below, the Parties will jointly own in equal share any and all Program Technology that is not Sole Improvement Technology or that is Dual Improvement Technology ("Jointly-Owned Program Technology").  All Know-How in Jointly-Owned Program Technology shall be referred to as "Jointly-Owned Program Know-How" and all Patents in Jointly-Owned Program Technology shall be referred to as "Jointly-Owned Program Patents".  Each Party will have an undivided one-half interest in and to such Jointly-Owned Program Technology.

Development and Option Agreement between CureVac AG and Arcturus Therapeutics Inc

Arcturus will have a right to grant licenses (with the right to grant sublicenses through multiple tiers) to CureVac's share in such Jointly-Owned Program Technology to exercise and exploit the Arcturus LMD Technology, provided, however, that

(A)Arcturus shall not have the right to grant licenses to Jointly-Owned Program Know-How and Jointly-Owned Program Patents with respect to mRNA Constructs or DNA Targets to a Third Party

(x) prior to and within the first […***…] immediately following the filing of the respective Jointly-Owned Program Patent without CureVac's prior written consent and

(y) during […***…] after the period specified in (a), without offering to CureVac the first right to obtain such license(s) on substantially similar financial and other terms and conditions agreed with the Third Party, such right to be exercised by CureVac within […***…] days following CureVac’s receipt of a written notification from Arcturus about its intention to grant such license(s) to a Third Party, such notification to include the material financial and other terms and conditions of such license and other material information relevant for such license(s); and

(B)CureVac will have a right to grant licenses (with the right to grant sublicenses through multiple tiers) to Arcturus' share in such Jointly-Owned Program Technology to exercise or exploit the CureVac Technology and the Program Technology, which license grant may be exclusive with respect to a Licensed Product only pursuant to a License Agreement,

i.e., subject to (A) and (B) above, neither Party is to be blocked or limited in the use of or rights to license and sublicense its own Technology by Jointly-Owned Program Technology; the Parties agree that the licenses (as between the Parties) to the respective other Party's share in such Jointly-Owned Program Technology shall be perpetual, irrevocable, non-exclusive, cost-free license, subject to the licenses hereunder or under any License Agreement.

The Jointly-Owned Program Technology shall be assignable only (A) with the applicable, rights, restrictions and obligations in this Agreement and (B) subject to notification from the assigning Party to the other Party about the assignment and a written confirmation from the assignee to be bound by the applicable, rights, restrictions and obligations in this Agreement with respect to the assigned Jointly-Owned Program Technology. In any event, the ownership rights in Jointly-Owned Program Technology remain subject to the licenses hereunder or under any License

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Agreement, other intellectual property rights of the other Party and the other terms and conditions of this Agreement.

To the extent any Jointly-Owned Program Technology is discovered, created, conceived, developed or reduced to practice solely or predominantly by or on behalf of one Party, then such Party, for itself and on behalf of its and its Affiliates’ employees, subcontractors (subject to Section 3.4), consultants and agents, hereby assigns, a share of its interest in and to such Jointly-Owned Program Technology to the other Party, so that each Party owns an undivided one-half interest.

(iii)	Notwithstanding subsections (i) and (ii) above,

(A)Arcturus will solely own any Program Improvement Technology that is Sole Improvement Technology to any Arcturus Background Technology, regardless of the Party or Parties such Sole Improvement Technology was discovered, created, conceived, developed or reduced to practice by or on behalf of, and CureVac, for itself and on behalf of its and its Affiliates’ employees, subcontractors (subject to Section 3.4), consultants and agents, hereby assigns all of its rights, title and interest in such Sole Improvement Technology to Arcturus.

(B)CureVac will solely own any Program Improvement Technology that is Sole Improvement Technology to any CureVac Background Technology, regardless of the Party or Parties such Sole Improvement Technology was discovered, created, conceived, developed or reduced to practice by or on behalf of, and Arcturus, for itself and on behalf of its and its Affiliates’ employees, subcontractors (subject to Section 3.4), consultants and agents, hereby assigns, all of its rights, title and interest in such Sole Improvement Technology to CureVac.

(C)For clarity, nothing herein shall prevent (1) Arcturus from independently developing, owning and using outside of a Program any Know-How that is similar or related to any CureVac Technology, and (2) CureVac from independently developing, owning and using outside of a Program any Know-How that is similar or related to any Arcturus LMD Technology, provided that in each case such Know-How is not developed based upon, using or with reference to CureVac Technology or Arcturus LMD Technology, respectively. All of the respective independently developed intellectual property pursuant to this Section (iii)(C) shall be deemed Arcturus Background Technology and CureVac Background Technology, respectively.

(iv)

Dual Improvements. To the extent that a particular item of Program Technology constitutes Dual Improvement Technology, the Parties shall discuss in good faith whether any such Dual Improvement Technology can be divided, assigned and owned in accordance with

Development and Option Agreement between CureVac AG and Arcturus Therapeutics Inc subsection (iii) (A) and (B) above, or made subject to separate Patent filings to be assigned accordingly; and to the extent no such division is possible, the Dual Improvement Technology shall be treated as Jointly-Owned Program Technology in accordance with Section 6.2(c)(ii).

(v)

Each Party hereby agrees to take, upon the request of the other Party, any reasonable action to implement and give effect to the assignments and grants that the Parties intended, or a Party agreed to make, in this Section 6.2(c), including, without limitation, executing any assignment document and other documentation, provide any testimony, and provide any other assistance.

6.3Inventorship.

(a)Inventorship determination for all Program Technology, including Patents worldwide arising from any Program Know-How, will be made in accordance with applicable patent laws. Notwithstanding the previous sentence, ownership determinations for all Program Technology, as between the Parties, will be made in accordance with Section 6.2(c).

(b)Each Party will ensure that each employee, consultant and each subcontractor conducting any activities under this Agreement on behalf of such Party will be subject to written agreements to assign to such Party all of its right, title and interest in and to the Program Technology so that such Party can comply with its obligations with respect to the ownership allocation of the Program Technology as set forth above.  In addition, each Party shall be solely responsible for payments that may be required to any of such Party’s employees or consultants and subcontractors in connection with or with respect to such agreements, including moral rights payments.

6.4Prosecution and Maintenance.

(a)IP Subcommittee. The JDC shall establish a subcommittee regarding the Arcturus Background Technology and the Program Technology (“IP Subcommittee”). Sections 2.3(a) and (b) shall apply accordingly to the IP Subcommittee. In particular, in the IP Subcommittee, each Party shall

(i)

promptly notify the other Party with respect to all developments regarding the Arcturus Background Technology and the Program Technology significant for the development under any Work Plan and/or all developments that would reasonably be considered to negatively impact the rights of CureVac pursuant to this Agreement or any License Agreement,

(ii)

provide to the other Party information about the status of and the general strategy in relation to Patents with respect to Programs included in the Arcturus Background Technology, CureVac Background Technology and Program Technology as may be applied to any Program or potential Licensed Product in order to enable the other Party to provide input regarding the strategy for the prosecution of such Patents with a view to enabling potential Licensed Products and/or enhancing

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the potential strength of the Arcturus Background Technology and Program Technology generally, and

(iii)

to directly or through appropriately qualified designees, consult with the prosecuting Party and its counsel regarding prosecution and maintenance of any such Patents as may be applied to any Program or potential Licensed Products without the requirement of a meeting of the IP Subcommittee, it being understood that in such consultation the prosecuting Party shall take the other Party’s comments reasonably into account, provided, however, that the prosecuting Party will have the right to make the final determination in the event of any disagreement between the Parties related to any decision in connection with the filing, prosecution and maintenance of such Patents.

For clarity, the discussions regarding the general strategy and any particular Patents shall not require either Party to disclose the confidential information of any Third Party whose rights, information or data may be implicated in any such Patents or Know-How.

(b)CureVac Patents.  As between the Parties, CureVac shall have the sole right, but not the obligation, to file, prosecute, and maintain (at its sole expense) Patents within CureVac Background Technology and Sole Improvement Technology to any CureVac Background Technology (collectively “CureVac Sole Patents”) at its sole expense.

(c)Arcturus Patents.

(i)

Subject to the remainder of this Section 6.4 and to any License Agreement, as between the Parties, Arcturus shall have the sole right, but not the obligation, to file, prosecute, and maintain (at its sole expense) Patents within Arcturus Background Technology and Sole Improvement Technology to any Arcturus Background Technology (collectively “Arcturus Sole Patents”) at its sole expense.

(ii)

In relation to Patents within Sole Improvement Technology with respect to which CureVac has delivered an Option Notice, if Arcturus intends to abandon such Patent, it shall notify CureVac sufficiently in advance, and subject to any License Agreement, CureVac shall have the right to take over ownership of and prosecute, maintain such Patent at its sole expense, which Patent shall then be considered a CureVac Program Patent.

(iii)

Arcturus shall, during the Term, based on information with respect to Targets and Reserved Targets disclosed by CureVac to Arcturus and existing Programs, use Diligent Efforts to enable the rights to the Options (and License Agreements) available to CureVac pursuant to this Agreement; provided that nothing herein shall limit the rights of Arcturus and Affiliates to grant to a Third Party a non-exclusive, co-exclusive or an exclusive license or other option with respect to any Target that is not a Reserved Target or otherwise subject to a License Agreement.

Development and Option Agreement between CureVac AG and Arcturus Therapeutics Inc

(d)Jointly-Owned Program Patents.  Subject to the remainder of this Section 6.4 and to any License Agreement, CureVac will have the first right, but not the obligation to file, prosecute, and maintain Jointly-Owned Program Patents, and the Parties shall share equally all costs incurred by CureVac in connection with such efforts.  CureVac shall, regarding the Jointly-Owned Program Patents,

(i)	promptly notify Arcturus in writing with respect to all significant developments,
(ii)	provide Arcturus with drafts of each material filing (including without limitation draft patent applications and responses to office actions and similar filings) for all such Patents,
(iii)

provide to Arcturus all other material submissions and correspondence with any patent authorities regarding such Patents, in sufficient time in advance of the anticipated filing date (not to be less than […***…] days) to allow for review and comment by Arcturus

(iv)

provide Arcturus and its counsel with an opportunity to consult with CureVac and its counsel regarding prosecution and maintenance of any such Jointly-Owned Program Patents, and shall, prior to filing, revise such documents to reflect Arcturus’s reasonable comments, provided that CureVac will have the right to make the final determination in the event of any disagreement between the Parties related to any decision in connection with the filing, prosecution and maintenance of such Jointly-Owned Program Patents.

(v)

If CureVac intends to abandon such Jointly-Owned Program Patent, it shall notify Arcturus sufficiently in advance, and subject to any License Agreement, Arcturus shall have the right to take over ownership of and prosecute, maintain such Patent at its sole expense, which Patent shall then be considered an Arcturus Sole Patent.

(e)Information Regarding Arcturus Patents. Arcturus will provide semi-annual updates on the status of the Arcturus Sole Patents with respect to any Programs and Reserved Targets during the Term.

(f)Cooperation. Each Party will reasonably cooperate with the other Party in the prosecution and maintenance of the Patents within the Program Technology.  Such cooperation includes promptly executing all documents, or requiring inventors, subcontractors, employees and consultants to execute all documents, as reasonable and appropriate so as to enable the prosecution and maintenance of any such Patents in any country.

6.5Patent Enforcement and Defense.

(a)Notice.  To the extent not in breach of an obligation of confidentiality,

(i)

Arcturus will promptly notify, in writing, CureVac upon learning of any actual or suspected infringement of any CureVac Sole Patents and Jointly-Owned Program Patents by a Third Party, or of any claim of

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Development and Option Agreement between CureVac AG and Arcturus Therapeutics Inc invalidity, unenforceability, or non-infringement of any such Patents, and will, along with such notice, supply CureVac with any evidence in its possession pertaining thereto, and

(ii)

CureVac will promptly notify Arcturus, in writing, upon learning of any actual or suspected infringement of any Arcturus Sole Patents by a Third Party, or of any claim of invalidity, unenforceability, or non-infringement of any such Patents, and will, along with such notice, supply Arcturus with any evidence in its possession pertaining thereto.

(b)Enforcement. As between the Parties and subject to any License Agreement,

(i)

Arcturus will have the sole right, but not the obligation, to seek to abate any infringement of the Arcturus Sole Patents by a Third Party, or to file suit against any such Third Party for such infringement, provided that Arcturus shall bear all the expense of such suit or abatement of infringement, and

(ii)

CureVac will have the sole right, but not the obligation, to seek to abate any infringement of the CureVac Sole Patents and Jointly-Owned Program Patents by a Third Party, or to file suit against any such Third Party for such infringement; provided that CureVac shall bear all the expense of such suit or abatement of infringement.

(c)Defense.  As between the Parties and subject to any License Agreement, Arcturus will have the sole right, but not the obligation, to defend against a declaratory judgment action or other action challenging any Arcturus Sole Patents and Jointly-Owned Program Patents; provided that Arcturus shall bear all the expense of such defense.  As between the Parties and subject to any License Agreement, CureVac will have the sole right, but not the obligation, to defend against a declaratory judgment action or other action challenging the CureVac Patents; provided that CureVac shall bear all the expense of such defense.

(d)Withdrawal, Cooperation and Participation.  With respect to any infringement or defensive action identified above in this Section 6.5 which may be controlled by either CureVac or Arcturus, and subject to any License Agreement:

(i)

If the controlling Party ceases to pursue or withdraws from such action, it will promptly notify the other Party (in good time to enable the other Party to meet any deadlines by which any action must be taken to preserve any rights in such infringement or defensive action) and such other Party may substitute itself for the withdrawing Party, shall be granted the right and standing to sue in the other Party's name, and proceed under the terms and conditions of this Section 6.5.

(ii)

The non-controlling Party will cooperate with the Party controlling any such action (as may be reasonably requested by the controlling Party), including (A) providing access to relevant documents and other evidence, (B) making its and its Affiliates and licensees and sublicensees and all of their respective employees, subcontractors,

Development and Option Agreement between CureVac AG and Arcturus Therapeutics Inc consultants and agents available at reasonable business hours and for reasonable periods of time, but only to the extent relevant to such action, and (C) if necessary, by being joined as a party, subject for this clause (C) to the controlling Party agreeing to indemnify such non-controlling Party for its involvement as a named party in such action and paying those reasonable, documented, out-of-pocket costs and expenses paid to outside legal counsel, and filing and maintenance expenses, actually and reasonably incurred by a Party in prosecuting and maintaining Patents and enforcing and defending them, incurred by such Party in connection with such joinder.  The Party controlling any such action will keep the other Party updated with respect to any such action, including providing copies of all documents received or filed in connection with any such action.

(iii)

Each Party will have the right to participate or otherwise be involved in any such action controlled by the other Party, in each case at the participating (i.e., non-controlling) Party’s sole cost and expense.  If a Party elects to so participate or be involved, the controlling Party will provide the participating Party and its counsel with an opportunity to consult with the controlling Party and its counsel regarding the prosecution of such action (including reviewing the contents of any correspondence, legal papers or other documents related thereto), and the controlling Party will take into account reasonable requests of the participating Party regarding such enforcement or defense.

(e)Settlement.  Neither Party will settle or consent to an adverse judgment in any action described in this Section 6.5 and controlled by such Party, including any judgment which affects the scope, validity or enforcement of any Patents owned by the other Party, without the prior written consent of the other Party (such consent not to be unreasonably withheld, delayed or conditioned).

(f)Damages.  Unless otherwise agreed by the Parties, all monies recovered upon the final judgment or settlement of any action which may be controlled by either CureVac or Arcturus and described in Section 6.5 in each case will be used first to reimburse the controlling Party, then the non-controlling Party, for each of their out-of-pocket costs and expenses relating to the action, with the balance of any such recovery to be retained by the controlling Party.

6.6Updates.  Arcturus shall inform CureVac within […***…] Business Days in writing of any significant developments with respect the Arcturus Program Technology that would reasonably be considered to negatively impact the rights of CureVac pursuant to this Agreement or any License Agreement.

Article 7

Confidentiality

7.1Confidential Information.  Each Party ("Disclosing Party") may disclose to the other Party ("Receiving Party"), and Receiving Party may acquire during the course and conduct of activities under the Agreement, certain Confidential Information of Disclosing Party

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Development and Option Agreement between CureVac AG and Arcturus Therapeutics Inc in connection with this Agreement.  Notwithstanding the foregoing, either Party may use and disclose Jointly-Owned Program Technology in connection with such Party's permitted exploitation of such Technology, provided that the recipient is bound by confidentiality obligations corresponding to the obligations under this Agreement with respect to the subject matter of this Agreement.

7.2Restrictions.  During the Term and for […***…] years thereafter, Receiving Party will keep all Disclosing Party’s Confidential Information in confidence with the same degree of care with which Receiving Party holds its own confidential information, but in no event less than reasonable care.  Receiving Party will not use Disclosing Party’s Confidential Information except for in connection with the performance of its obligations and exercise of its rights under this Agreement or any License Agreement.  Receiving Party has the right to disclose Disclosing Party’s Confidential Information without Disclosing Party’s prior written consent to Receiving Party’s Affiliates, and each of their employees, subcontractors (subject to Section 3.4) and consultants or agents who have a need to know such Confidential Information in order to perform its obligations and exercise its rights under this Agreement or any License Agreement and who are under written obligation to comply with the restrictions on use and disclosure that are no less restrictive than those set forth in this Article 7.  Receiving Party assumes responsibility for such entities and persons maintaining Disclosing Party’s Confidential Information in confidence and using same only for the purposes described herein.

7.3Exceptions.  Receiving Party’s obligation of nondisclosure and the limitations upon the right to use the Disclosing Party’s Confidential Information will not apply to a specific portion of the Disclosing Party’s Confidential Information to the extent that Receiving Party can demonstrate that such portion: (i) was known to Receiving Party or any of its Affiliates prior to the time of disclosure by the Disclosing Party without obligation of confidentiality; (ii) is or becomes public knowledge through no fault or omission of Receiving Party or any of its Affiliates; (iii) is obtained on a non-confidential basis by Receiving Party or any of its Affiliates from a Third Party who to Receiving Party’s knowledge is lawfully in possession thereof and under no obligation of confidentiality to Disclosing Party; or (iv) has been independently developed by or on behalf of Receiving Party or any of its Affiliates without the aid, application or use of Disclosing Party’s Confidential Information as documented by the internal records of the Receiving Party.

7.4Permitted Disclosures.  The Receiving Party may only use any such Confidential Information for the purposes of performing its obligations or exercising its rights under this Agreement. Notwithstanding the obligations set forth in Sections 7.1 and 7.2, a Party may disclose the other Party’s Confidential Information (including this Agreement and the terms herein) in the following instances to the extent reasonably required:

(a)in order to comply with applicable Law (including any securities Law or regulation or the rules of a securities exchange) or with a legal or administrative proceeding;

(b)in connection with prosecuting or defending litigation, and filing, prosecuting and enforcing Patents in connection with Receiving Party’s rights and obligations pursuant to this Agreement or a License Agreement;

(c)to attorneys, accountants, auditors, acquirers, licensees, partners, permitted assignees, financial advisors, investors and lenders, including potential acquirers, licensees, partners, assignees, financial advisors, investors and lenders;

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provided that (1) where reasonably possible, Receiving Party will notify Disclosing Party of Receiving Party’s intent to make any disclosure pursuant to subsections (a) and (b) sufficiently prior to making such disclosure so as to allow Disclosing Party reasonably adequate time to take whatever action it may deem appropriate to protect the confidentiality of the information to be disclosed, and (2) with respect to subsection (c), each of those persons or entities are required to comply with the restrictions on use and disclosure in Section 7.2 (other than financial advisors, investors and lenders, which must be bound prior to disclosure by commercially reasonable obligations of confidentiality).

7.5Return of Confidential Information. Upon expiry or earlier termination of the Agreement, upon written request of a Party (such request, if made, to be made within […***…] months of such expiry or termination) the other Party will destroy or return (as shall be specified in such request) to the requesting Party all copies of the Confidential Information of the requesting Party; provided that the Party may retain: (i) one copy of such Confidential Information for record-keeping purposes, for the sole purpose of ensuring compliance with this Agreement; (ii) any copies of such Confidential Information as is required to be retained under applicable Law; (iii) any copies of such Confidential Information as is necessary or useful for such Party to exercise a right or fulfill an obligation under a License Agreement, if any, or as set forth in this Agreement; and (iv) any copies of any computer records and files containing Confidential Information that have been created by such Party’s routine archiving/backup procedures. Upon request of the requesting Party, the Receiving Party shall confirm in writing to the requesting Party the destruction or return of all copies of the Confidential Information of the requesting Party.

7.6Publications.  Notwithstanding anything in this Agreement to the contrary, Arcturus shall be permitted to publish the results of a Program only with the prior written consent of CureVac.  Arcturus shall submit any proposed publication of the results of a Program to CureVac. Following receipt of the proposed publication by CureVac, CureVac will use Diligent Efforts to provide written approval or disapproval, at CureVac’s discretion, within […***…] days.  Expedited reviews for abstracts or poster presentations, or for other publications that may relate to potential patent applications, may be arranged if mutually agreeable to the Parties. CureVac is permitted to publish the results of a Program provided, however, that it will not disclose Arcturus Confidential Information in any publication by CureVac of the results of a Program or any Licensed Product development by CureVac without Arcturus’ prior written consent, which will not be unreasonably withheld, conditioned or delayed in the event such Arcturus Confidential Information is reasonably required to support the results of a Program so published.

7.7Terms of this Agreement; Press Release.  The Parties agree that the existence and terms of the Parties’ relationship and this Agreement will be treated as Confidential Information of both Parties, and thus may be disclosed only as permitted by Section 7.4.  Except as mutually agreed or otherwise required by Law or securities exchange regulation, each Party agrees not to issue any press release or public statement disclosing information relating to the existence of this Agreement or the transactions contemplated hereby or the terms hereof without the prior written consent of the other Party.

Article 8

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Development and Option Agreement between CureVac AG and Arcturus Therapeutics Inc

Warranties; Limitations of Liability; Indemnification

8.1Representations and Warranties.  Each Party represents and warrants to the other as of the Effective Date that (a) it is a corporation duly organized, validly existing, and in good standing under the Laws of the jurisdiction in which it is incorporated, (b) it has the legal right and power to enter into this Agreement, to extend the rights and licenses granted or to be granted to the other in this Agreement, and to fully perform its obligations hereunder, (c) it has taken all necessary corporate action on its part required to authorize the execution and delivery of this Agreement and the performance of its obligations hereunder (d) this Agreement has been duly executed and delivered on behalf of such Party, and constitutes a legal, valid, and binding obligation of such Party that is enforceable against it in accordance with its terms, and (e) the execution, delivery and performance by a Party of this Agreement and the consummation of the transactions contemplated hereby will not result in any violation of, conflict with, result in a breach of or constitute a default under any understanding, contract or agreement to which such Party is a party or by which it is bound.

8.2Additional Representations and Covenants of Arcturus.  Arcturus hereby represents and warrants to CureVac as of the Effective Date as follows:

(a)Impairment. Neither Arcturus nor any of its Affiliates has entered into any agreement or otherwise licensed, granted, assigned, transferred, conveyed or otherwise encumbered or disposed of any right, title or interest in or to any of its assets, including any intellectual property rights including Know-How, that (i) conflicts with or impairs the scope of any rights or licenses granted to CureVac hereunder or (ii) to the knowledge of Arcturus, would otherwise conflict with or limit rights that would be granted to CureVac under any License Agreement.

(b)Patents.  Exhibit 1.3 sets forth a complete and accurate list of all Patents included in the Arcturus Background Technology, indicating any licensor and/or co-owner(s), if applicable.  Arcturus is entitled to grant to CureVac the licenses to the Patents and the Know-How within the Arcturus Background Technology for the purposes of this Agreement, including to enter into a License Agreement, subject to the rights of Arcturus and its Affiliates to grant to a Third Party a non-exclusive, co-exclusive or an exclusive license or option with respect to a Target.  To Arcturus’ knowledge, the Patents listed on Exhibit 1.3 have been procured or are being procured from the respective patent offices in accordance with applicable Law.  None of the Patents included in the Arcturus Background Technology listed on Exhibit 1.3 is or has been involved in any opposition, cancellation, interference, reissue or reexamination proceeding, and to Arcturus’ knowledge as of the Effective Date, no Arcturus Background Technology is the subject of any judicial, administrative or arbitral order, award, decree, injunction, lawsuit, proceeding or stipulation.  As of the Effective Date, neither Arcturus nor any of its Affiliates has received any notice alleging that the Patents in the Arcturus Background Technology listed on Exhibit 1.3 are invalid or unenforceable, or challenging Arcturus’ ownership of or right to use any such rights.

(c)Arcturus LMD Technology. The Arcturus LMD Technology licensed to CureVac under this Agreement comprises all Arcturus LMD Technology Controlled by Arcturus (i) which is necessary or useful for purposes of this Agreement and (ii) to the knowledge of Arcturus, which would be necessary or useful for purposes of a License Agreement.

Development and Option Agreement between CureVac AG and Arcturus Therapeutics Inc

(d)Encumbrances. It has the right to grant the license and rights herein to CureVac and it has not granted any liens, security interest, encumbrance, license, right or interest in, to or under the Arcturus Background Technology to any Third Party that is inconsistent with the license granted to CureVac under Section 3.1.

(e)Litigation. There is no action, suit, proceeding or investigation pending or, to the knowledge of Arcturus, currently threatened against or affecting Arcturus that questions the validity of this Agreement or the right of Arcturus to enter into this Agreement or consummate the transactions contemplated hereby or that relates to the Arcturus LMD Technology.

(f)Infringement.  Neither Arcturus nor any of its Affiliates has received any written notice of any claim that, nor does Arcturus or its Affiliates have any knowledge of any claim, any Patent, Know-How or other intellectual property owned or controlled by a Third Party would be infringed or misappropriated by the practice of any Arcturus LMD Technology (i) in connection with the performance of this Agreement and (ii) to the knowledge of Arcturus, with respect to any product under a License Agreement.

(g)Third Party Infringement. To Arcturus' knowledge, no Third Party is infringing or has infringed any Patent within the Arcturus LMD Technology or is misappropriating or has misappropriated any Know-how within the Arcturus LMD Technology.

8.3Mutual Covenants.

(a)No Debarment.  In the course of the performance by the Parties, neither Party nor its Affiliates shall use any employee or consultant who has been debarred by any regulatory authority or, to such Party’s or its Affiliates’ knowledge, is the subject of debarment proceedings by a regulatory authority.  Each Party shall notify the other Party promptly upon becoming aware that any of its or its Affiliates’ employees or consultants has been debarred or is the subject of debarment proceedings by any regulatory authority.

(b)Compliance.  Each Party and its Affiliates shall comply in all material respects with all applicable Laws (including all anti-bribery laws) in the performance of its obligations under this Agreement.

8.4No Other Warranties.  EXCEPT AS EXPRESSLY STATED IN THIS ARTICLE 8, (A) NO REPRESENTATION, CONDITION OR WARRANTY WHATSOEVER IS MADE OR GIVEN BY OR ON BEHALF OF arcturus or curevac; AND (B) ALL OTHER CONDITIONS AND WARRANTIES WHETHER ARISING BY OPERATION OF LAW OR OTHERWISE ARE HEREBY EXPRESSLY EXCLUDED, INCLUDING ANY CONDITIONS AND WARRANTIES OF MERCHANTABILITY, POTENTIAL FOR SUCCESS OF A PROGRAM, FITNESS FOR A PARTICULAR PURPOSE OR NON-INFRINGEMENT.

8.5No Consequential Damages.  Notwithstanding anything in this Agreement or otherwise, neither Party will be liable to the other or any Third Party with respect to any subject matter of this Agreement for any indirect or consequential damages, provided that this Section 8.5 will not apply to breaches of Article 6 or 7 or the Parties’ indemnification rights or obligations under Section 8.7, or in the event of willful misconduct.

8.6Performance by Others.  The Parties recognize that each Party may perform some or all of its obligations under this Agreement through Affiliates, permitted subcontractors or other permitted Third Parties, provided, however, that each Party will remain fully responsible and liable for the performance by its Affiliates and/or permitted subcontractors and Third Parties and will cause its Affiliates, permitted subcontractors or other permitted Third Parties to comply with the provisions of this Agreement in connection therewith.

8.7Indemnification.

(a)Indemnification by Arcturus.  Arcturus will indemnify CureVac, its Affiliates and their respective directors, officers, employees, Third Party licensors and agents, and their respective successors, heirs and assigns (collectively, "CureVac Indemnitees"), and defend and hold each of them harmless, from and against any and all losses, damages, liabilities, costs and expenses (including reasonable attorneys’ fees and expenses) (collectively, "Losses") in connection with any and all suits, investigations, claims or demands of Third Parties (collectively, "Third Party Claims") against the CureVac Indemnitees to the extent arising from or occurring as a result of:

(i) the breach of any representation or warranty by Arcturus under this Agreement; or (ii) any gross negligence or willful misconduct on the part of any Arcturus Indemnitee; or (iii) any alleged infringement or misappropriation of Patents or other intellectual property rights by CureVac in the conduct of the Work Plan based solely on CureVac’s use of Arcturus LMD Technology as permitted hereunder (excluding, for clarity, infringement of Patents, Know-How or Materials covering CureVac Technology used by CureVac in the performance of the Work Plan), except in each of cases (i)-(iii) to the extent arising from or occurring as a result of the gross negligence or willful misconduct on the part of a CureVac Indemnitee or CureVac’s breach of this Agreement.

(b)Indemnification by CureVac.  CureVac will indemnify Arcturus, its Affiliates and their respective directors, officers, employees and agents, and their respective successors, heirs and assigns (collectively, "Arcturus Indemnitees"), and defend and hold each of them harmless, from and against any and all Losses in connection with any and all Third Party Claims against Arcturus Indemnitees to the extent arising from or occurring as a result of: (i) the breach by CureVac of any representation or warranty under this Agreement; or (ii) any gross negligence or willful misconduct on the part of any CureVac Indemnitee; or (iii) any alleged infringement or misappropriation of Patents or other intellectual property rights by Arcturus in the conduct of the Work Plan based solely on Arcturus’ use of CureVac Technology as permitted hereunder (excluding, for clarity, infringement of Arcturus LMD Technology used by Arcturus in the performance of the Work Plan), except in each of cases (i)-(iii) to the extent arising from or occurring as a result of the gross negligence or willful misconduct on the part of an Arcturus Indemnitee or Arcturus’ breach of this Agreement.

(c)Notice of Claim.  All indemnification claims provided for in subsections (a) and (b) above will be made solely by such Party to this Agreement (the "Indemnified Party").  The Indemnified Party will promptly notify the indemnifying Party (an "Indemnification Claim Notice") of any Losses or the discovery of any fact upon which the Indemnified Party intends to base a request for indemnification under subsections (a) or (b) above but in no event will the indemnifying Party be liable for any Losses that result from any delay in providing such notice.  Each Indemnification Claim Notice

Development and Option Agreement between CureVac AG and Arcturus Therapeutics Inc must contain a description of the claim and the nature and amount of such Loss (to the extent that the nature and amount of such Loss is known at such time).  The Indemnified Party will furnish promptly to the indemnifying Party copies of all papers and official documents received in respect of any Losses and Third Party Claims.

(d)Defense, Settlement, Cooperation and Expenses.

(i)

Control of Defense.  At its option, the indemnifying Party may assume the defense of any Third Party Claim by giving written notice to the Indemnified Party within […***…] days after the indemnifying Party’s receipt of an Indemnification Claim Notice.  The assumption of the defense of a Third Party Claim by the indemnifying Party will not be construed as an acknowledgment that the indemnifying Party is liable to indemnify the Indemnified Party in respect of the Third Party Claim, nor will it constitute a waiver by the indemnifying Party of any defenses it may assert against the Indemnified Party’s claim for indemnification.  Upon assuming the defense of a Third Party Claim, the indemnifying Party may appoint as lead counsel in the defense of the Third Party Claim any legal counsel selected by the indemnifying Party (the indemnifying Party will consult with the Indemnified Party with respect to such legal counsel and a possible conflict of interest of such counsel retained by the indemnifying Party).  In the event the indemnifying Party assumes the defense of a Third Party Claim, the Indemnified Party will as soon as practicable deliver to the indemnifying Party all original notices and documents (including court papers) received by the Indemnified Party in connection with the Third Party Claim.  In the event that it is ultimately determined that the indemnifying Party is not obligated to indemnify, defend or hold harmless the Indemnified Party from and against the Third Party Claim, the Indemnified Party will reimburse the indemnifying Party for any and all costs and expenses (including reasonable attorneys’ fees and costs of suit) and any Third Party Claims incurred by the indemnifying Party in its defense of the Third Party Claim.

(ii)

Right to Participate in Defense.  Without limiting subsection (i) above, any Indemnified Party will be entitled to participate in, but not control, the defense of such Third Party Claim and to engage counsel of its choice for such purpose; provided, however, that such engagement will be at the Indemnified Party’s own cost and expense unless (A) the indemnifying Party has failed to promptly assume the defense and engage counsel in accordance with subsection (i) above (in which case the Indemnified Party will control the defense) or (B) the interests of the Indemnified Party and the indemnifying Party with respect to such Third Party Claim are sufficiently adverse to prohibit the representation by the same counsel of both Parties under applicable Law, ethical rules or equitable principles, in which case the indemnifying Party will assume one hundred percent (100%) of any reasonable costs and expenses of counsel for the Indemnified Party.

(iii)

Settlement.  With respect to any Third Party Claims that relate solely to the payment of money damages in connection with a Third Party Claim and that will not result in the Indemnified Party’s becoming subject

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Development and Option Agreement between CureVac AG and Arcturus Therapeutics Inc to injunctive or other relief or otherwise adversely affecting the business, Patents or Technology of the Indemnified Party in any manner, and as to which the indemnifying Party will have acknowledged in writing the obligation to indemnify the Indemnified Party hereunder, the indemnifying Party will have the sole right to consent to the entry of any judgment, enter into any settlement or otherwise dispose of such Loss, on such terms as the indemnifying Party, in its sole discretion, will deem appropriate.  With respect to all other Losses in connection with Third Party Claims, where the indemnifying Party has assumed the defense of the Third Party Claim in accordance with subsection (i) above, the indemnifying Party will have authority to consent to the entry of any judgment, enter into any settlement or otherwise dispose of such Loss provided it obtains the prior written consent of the Indemnified Party (which consent will not be unreasonably withheld, conditioned or delayed).  The indemnifying Party will not be liable for any settlement or other disposition of a Loss by an Indemnified Party that is reached without the written consent of the indemnifying Party.  Regardless of whether the indemnifying Party chooses to defend or prosecute any Third Party Claim, no Indemnified Party will admit any liability with respect to or settle, compromise or discharge, any Third Party Claim without the prior written consent of the indemnifying Party.

(iv)

Cooperation.  Regardless of whether the indemnifying Party chooses to defend any Third Party Claim, the Indemnified Party will, and will use Diligent Efforts to cause each other indemnified party to, cooperate in the defense or prosecution thereof and will furnish such records, information and testimony, provide such witnesses and attend such conferences, discovery proceedings, hearings, trials and appeals as may be reasonably requested in connection therewith at the indemnifying Party’s expense.  Such cooperation will include access during normal business hours afforded to the indemnifying Party to, and reasonable retention by the Indemnified Party of, records and information that are reasonably relevant to such Third Party Claim, and making indemnified parties and other employees and agents available on a mutually convenient basis to provide additional information and explanation of any material provided hereunder, and the indemnifying Party will reimburse the Indemnified Party for all its reasonable out-of-pocket costs and expenses in connection therewith.

(v)

Costs and Expenses.  Except as provided above in this Section 8.7, the costs and expenses, including reasonable attorneys’ fees and expenses, incurred by the Indemnified Party in connection with any claim will be reimbursed on a Calendar Quarter basis by the indemnifying Party, without prejudice to the indemnifying Party’s right to contest the Indemnified Party’s right to indemnification and subject to refund in the event the indemnifying Party is ultimately held not to be obligated to indemnify the Indemnified Party.

8.8Insurance.  Each Party will maintain at its sole cost and expense, an adequate liability insurance or self-insurance program to protect against potential liabilities and risk

Development and Option Agreement between CureVac AG and Arcturus Therapeutics Inc arising out of activities to be performed under this Agreement and any agreement related hereto and upon such terms (including coverages, deductible limits and self-insured retentions) as are customary in the respective industry of such Party for the activities to be conducted by such Party under this Agreement.  The coverage limits set forth in any such programs or policies will not create any limitation on a Party’s liability to the other under this Agreement.

Article 9

Term and Termination

9.1Term.

(a)This Agreement will commence as of the Effective Date and, unless sooner terminated or extended in accordance with the terms hereof or by mutual written consent, will continue for a period of eight (8) years (the "Initial Term", as may be extended pursuant to Section 9.1(b), the “Term”).

(b)Not later than sixty (60) days prior to the expiration of the Initial Term, CureVac shall have the option to extend the Term on an annual basis for up to three (3) years, by providing written notice to Arcturus, subject to payment by CureVac to Arcturus of a non-refundable annual extension fee of […***…], payable within […***…] Business Days after exercise of such option.

(c)The Parties agree that this Agreement and the Co-Development Agreement relate to different projects and, therefore, the validity, term and termination of this Agreement shall be independent from the validity, term and termination of the Co-Development Agreement.

9.2Termination by CureVac.

(a)Breach, Change of Control.  CureVac will have the right to terminate this Agreement in full or on a Program-by-Program basis upon delivery of written notice to Arcturus in the event of

(i)	any material breach by Arcturus

(A)of any terms and conditions of this Agreement, provided that such breach has not been cured within sixty (60) days after written notice thereof is given by CureVac to Arcturus specifying in reasonable detail the nature of the alleged breach; or

(B)in particular the failure of the Escrow Agent to send the Target response notice within the period provided for in Section 4.2(c)(i), provided that such failure has not been cured neither within a first cure period of five (5) Business Days after written notice thereof is given by CureVac to Arcturus nor within a second cure period of five (5) Business Days after written notice of the lapse of the first cure period is given by CureVac to Arcturus, or

***Confidential Treatment Requested

(ii)	a Change of Control of Arcturus.

In the event of a termination of this Agreement or a Program under this subsection, (i) the JDC will be disbanded or, if applicable, cease to be responsible for the terminated Programs, (ii) Arcturus will receive no further Arcturus FTE funding (if applicable, for the terminated Programs), and (iii) Arcturus will conduct a technology transfer of Arcturus Technology existing at the time of such transfer and provide necessary licenses to CureVac or its Third Party designee each as reasonably necessary for CureVac or such Third Party designee to complete the conduct of a Program, and (iv) the Option Exercise Fee and the payments under the License Agreement(s) (if applicable, in relation to the terminated Programs) will be reduced by […***…]%. For avoidance of doubt, termination of the Agreement or a Program will not terminate CureVac’s reservation of Reserved Targets or the Options subject to the payments associated therewith. For clarity, except in cases of willful misconduct, the remedy set forth in this Section 9.2(a) shall be the sole and exclusive remedy of CureVac under this Agreement (i.e., without limitation of any remedies that may be separately available under any License Agreement) in the event that CureVac elects to terminate a Program but otherwise continue the Agreement in effect.

In the event of a Change of Control of Arcturus, CureVac shall decide, no later than the later of: (i) ten (10) Business Days’ written notice following the receipt of a written notification that the closing date of such Change of Control has occurred or (ii) […***…] months written notice following the receipt of a written notification that the signing date of such Change of Control has occurred, to (a) terminate this Agreement, (b) to continue this Agreement and elect (as set forth in such written notice) to have the JDC disbanded and Arcturus to undertake a technology transfer and provide necessary licenses to CureVac or its Third Party designee each as reasonably necessary for CureVac or such Third Party designee to complete the conduct of any then ongoing Programs in accordance with the Work Plan; or (c) continue the Agreement and receive reasonable assurance in writing from the acquirer that the CureVac Confidential Information is not shared with any other entities within the acquirer’s group that are not required to manage, perform and exercise Arcturus’ rights and obligations under this Agreement.

(b)Discretionary Termination.  CureVac will have the right to terminate this Agreement in full at any time without cause by giving sixty (60) days’ prior written notice to Arcturus. Upon termination by CureVac pursuant to this subsection, CureVac will pay to Arcturus any amounts payable to Arcturus for any Work performed pursuant to the Work Plan up through the date of such termination, subject to Arcturus’ transfer of all deliverables under the Work Plan to CureVac.

9.3Termination by Arcturus.  Arcturus will have the right to terminate this Agreement in full upon delivery of written notice to CureVac in the event of (i) any material breach by CureVac of any terms and conditions of this Agreement, provided that such breach has not been cured within sixty (60) days after written notice thereof is given by Arcturus to CureVac specifying in reasonable detail the nature of the alleged breach.  CureVac hereby agrees that Arcturus is entitled to receive payment of any amounts payable to Arcturus pursuant to this Agreement, including amounts for any Work performed pursuant to the Work Plan, up through the date of such termination.  For clarity, a breach by CureVac under this Agreement shall not constitute a breach under a License Agreement unless such breach is also separately a breach pursuant to such License Agreement.

***Confidential Treatment Requested

9.4Termination Upon Bankruptcy. All rights and licenses granted under or pursuant to this Agreement by Arcturus or CureVac or their Affiliates are, and will otherwise be deemed to be, for purposes of Section 365(n) of the U.S. Bankruptcy Code, licenses of right to "intellectual property" as defined under Section 101 of the U.S. Bankruptcy Code.  The Parties agree that the Parties and their respective Affiliates and permitted Third Party sublicensees, as licensees of such rights under this Agreement, will retain and may fully exercise all of their rights and elections under the U.S. Bankruptcy Code and any foreign counterparts thereto.  Without limiting the Parties’ rights under Section 365(n) of the U.S Bankruptcy Code, if a case under U.S. Bankruptcy Code is commenced by or against a Party, the other Party shall be entitled to a copy of any and all such intellectual property and all embodiments of such intellectual property, and the same, if not in the possession of such other Party, shall be promptly delivered to it (i) before this Agreement is rejected by or on behalf of the bankrupt Party, within thirty (30) days after the other Party’s written request, unless the bankrupt Party, or its trustee or receiver, elects within thirty (30) days to continue to perform all of its obligations under this Agreement, or (ii) after any rejection of this Agreement by or on behalf of the bankrupt Party, if not previously delivered as provided under clause (i) above.  All rights of the Parties under this Section 9.4 and under Section 365(n) of the U.S. Bankruptcy Code are in addition to and not in substitution of any and all other rights, powers, and remedies that each Party may have under this Agreement, under the U.S. Bankruptcy Code, and any other applicable Laws.  The non-bankrupt Party shall have the right to perform the obligations of the bankrupt Party hereunder with respect to such intellectual property, but neither such provision nor such performance by the non-bankrupt Party shall release the bankrupt Party from any such obligation or liability for failing to perform it.

9.5 Effects of Termination.  Upon termination by:

(a)CureVac under Sections 9.2 or 9.4, (i) Arcturus will terminate all Work in progress in an orderly manner as soon as practicable and transfer all deliverables under the Work Plan to CureVac in its Control in the state of such deliverable as of the effective date of termination; (ii) each of the Parties will return or destroy any Materials of the other Party in its Control, based upon written instructions from the other Party within […***…] days of the effective date of termination, unless such Material is necessary or useful for the exercise of a Party's rights or obligations under a License Agreement in which event the Party retaining the Material will notify the other Party of retention pursuant to the requirements of and subject to such License Agreement; and (iii) all rights and licenses pursuant to this Agreement except with respect to any then existing Programs (for which licenses to CureVac or its Third Party designee shall be granted to complete the Program and enter into a License Agreement under the terms of Section 9.2(a)(ii)) shall terminate and be of no further force and effect, it being understood that termination hereunder shall not affect any then existing License Agreement;

(b)Arcturus under Section 9.3, (i) CureVac will promptly pay Arcturus any monies due and owing Arcturus, as of the date of termination, for Work and Services actually performed and all expenses actually incurred as specified in the Work Plan as well as any amounts incurred for orderly wind down any then existing Third Party commitments entered into as of the date of notice of termination to perform the Work Plan; (ii) each of the Parties will return or destroy any Materials of the other Party in its Control, based upon written instructions from the other Party within […***…] days of the effective date of termination, unless such Material is necessary or useful for the exercise of a Party's rights or obligations under a License Agreement in which event the

***Confidential Treatment Requested

Party retaining the Material will notify the other Party of retention pursuant to the requirements of and subject to such License Agreement; and (iii) all rights and licenses pursuant to this Agreement shall terminate and be of no further force and effect, it being understood that termination hereunder shall not affect any then existing License Agreement.

9.6Survival.  In addition to the termination consequences set forth in Section  9.5, the following provisions will survive termination or expiration of this Agreement, as well as any other provision which by its terms or by the context thereof, is intended to survive such termination: Sections 1, 3.1(f) (to the extent a License Agreement is executed prior to the effective date of termination), 3.3(a), 6.2, 6.3, 7, 8.5, 8.7, 9.2, 9.5 , 9.6 and 10.  Termination or expiration of this Agreement will not relieve the Parties of any liability or obligation which accrued hereunder prior to the effective date of such termination or expiration nor preclude either Party from pursuing all rights and remedies it may have hereunder or at Law or in equity with respect to any breach of this Agreement nor prejudice either Party’s right to obtain performance of any obligation.  All other rights and obligations will terminate upon expiration of this Agreement.

Article 10

Miscellaneous

10.1Dispute Resolution.

(a)Dispute Escalation.  In the event of a dispute between the Parties, the Parties will first attempt in good faith to resolve such dispute by negotiation and consultation between themselves or the Program directors.  In the event that such dispute is not resolved on an informal basis within […***…] days, either Party may, by written notice to the other, have such dispute referred to each Party’s Chief Executive Officer or his or her designee (who will be a senior executive with the appropriate authority to determine the matter for such Party), who will attempt in good faith to resolve such dispute by negotiation and consultation for a […***…] day period following receipt of such written notice

(b)Dispute Resolution.

(i)

In the event the Chief Executive Officers of the Parties are not able to resolve such dispute as set forth above, the Parties agree to try to solve such dispute amicably by mediation. The Parties shall conduct a mediation procedure according to the Mediation Rules of the World Intellectual Property Organization (WIPO) in effect on the date of the commencement of the mediation proceedings. The location of the mediation proceedings will be New York City, New York, USA. The number of mediators will be […***…]. The language of the mediation proceedings will be English. If the dispute has not been settled pursuant to the said rules within […***…] days following the filing of a request for mediation or within such other period as the Parties may agree in writing, either Party may submit the dispute to final and binding arbitration.

***Confidential Treatment Requested

(ii)

Any dispute relating to the validity performance, construction or interpretation of this Agreement, which cannot be resolved amicably between the Parties after following the procedure set forth in this Section 10.1, shall be submitted to arbitration in accordance with the Arbitration Rules of WIPO in effect on the date of the commencement of the arbitration proceedings. The location of the arbitration proceedings will be New York City, New York, USA. The number of arbitrators will be […***…]. The language of the arbitration proceeding will be English. The decision of the arbitrators shall be final and binding upon the Parties (absent manifest error on the part of the arbitrator(s)) and enforceable in any court of competent jurisdiction.

10.2Relationship of Parties.  Nothing in this Agreement is intended or will be deemed to constitute a partnership, agency, employer-employee or joint venture relationship between the Parties.  No Party will incur any debts or make any commitments for the other, except to the extent, if at all, specifically provided therein.  There are no express or implied Third Party beneficiaries hereunder.

10.3Compliance with Law.  Each Party will perform or cause to be performed any and all of its obligations or the exercise of any and all of its rights hereunder in good scientific manner and in compliance with all applicable Law.

10.4Governing Law.  This Agreement will be governed by and construed in accordance with the Laws of State of New York, USA, without respect to its conflict of Laws rules.

10.5Counterparts; Facsimiles.  This Agreement may be executed in one or more counterparts, each of which will be deemed an original, and all of which together will be deemed to be one and the same instrument.  Facsimile or PDF execution and delivery of this Agreement by either Party will constitute a legal, valid and binding execution and delivery of this Agreement by such Party

10.6Headings.  All headings in this Agreement are for convenience only and will not affect the meaning of any provision hereof.

(a)Waiver of Rule of Construction.  Each Party has had the opportunity to consult with counsel in connection with the review, drafting and negotiation of this Agreement.  Accordingly, the rule of construction that any ambiguity in this Agreement will be construed against the drafting party will not apply.

(b)Interpretation.  Whenever any provision of this Agreement uses the term "including" (or "includes"), such term will be deemed to mean "including without limitation" (or "includes without limitations").  "Herein," "hereby," "hereunder," "hereof" and other equivalent words refer to this Agreement as an entirety and not solely to the particular portion of this Agreement in which any such word is used.  All definitions set forth herein will be deemed applicable whether the words defined are used herein in the singular or the plural.  Unless otherwise provided, all references to Sections and Exhibits in this Agreement are to Sections and Exhibits of this Agreement.  References to any Sections include Sections and subsections that are part of the related Section.

***Confidential Treatment Requested

Development and Option Agreement between CureVac AG and Arcturus Therapeutics Inc

10.7Further Assurances.  Each Party shall take all customary and reasonable actions and do all things reasonably necessary or proper, including under applicable Law, to make effective and further the intents and purposes of the transactions contemplated by this

Agreement, including executing any further instruments reasonably requested by the other Party.

10.8Binding Effect.  This Agreement will inure to the benefit of and be binding upon the Parties, their Affiliates, and their respective lawful successors and assigns.

10.9Assignment.  This Agreement may not be assigned by either Party, nor may either Party delegate its obligations or otherwise transfer licenses or other rights created by this Agreement, except as expressly permitted hereunder, without the prior written consent of the other Party, which consent will not be unreasonably withheld, delayed or conditioned; provided that either Party may assign this Agreement without such consent to an Affiliate or to its successor in connection with sale of all or substantially all of its assets or business or that portion of its business pertaining to the subject matter of this Agreement (whether by merger, consolidation or otherwise).

10.10Notices.  All notices, requests, demands and other communications required or permitted to be given pursuant to this Agreement will be in writing and will be deemed to have been duly given upon the date of receipt if delivered by hand, recognized international overnight courier, or registered or certified mail, return receipt requested, postage prepaid or facsimile (and promptly confirmed by personal delivery, registered or certified mail or overnight courier) to the addresses set forth below (or to such address as a Party may subsequently provide by written notice in accordance with this Section 10.10).

If to CureVac:

CureVac AG

Paul-Ehrlich-Str. 15

72076 Tübingen

Germany

Attention: CEO and General Counsel

Fax: +49 7071 9883 - 1101

If to Arcturus:

Arcturus Therapeutics, Inc.

10628 Science Center Drive

Suite 200

San Diego, California 92121

USA

Attn:CEO

Fax: (858) 300-5028

with a copy to (which copy shall not constitute notice):

Cooley LLP

3175 Hanover St.

Palo Alto, CA  94303

Attn: Glen Y. Sato

Fax: (650) 849-7400

Development and Option Agreement between CureVac AG and Arcturus Therapeutics Inc

10.11Amendment and Waiver.  This Agreement may be amended, supplemented, or otherwise modified only by means of a written instrument signed by both Parties; provided that any unilateral undertaking or waiver made by one Party in favor of the other will be enforceable if undertaken in a writing signed by the Party to be charged with the undertaking or waiver.  Any waiver of any rights or failure to act in a specific instance will relate only to such instance and will not be construed as an agreement to waive any rights or fail to act in any other instance, whether or not similar.

10.12Severability.  In the event that any provision of this Agreement will, for any reason, be held to be invalid or unenforceable in any respect, such invalidity or unenforceability will not affect any other provision hereof, and the Parties will negotiate in good faith to modify the Agreement to preserve (to the extent possible) their original intent.

10.13Entire Agreement.  This Agreement together with any License Agreements (including all appendices and exhibits hereto and thereto) entered into during the Term and the Material Transfer Agreements and the Confidentiality Agreement are the sole agreements with respect to the subject matter and supersede all other agreements and understandings between the Parties with respect to same, provided, however, that the terms and conditions under this Agreement apply with respect to the activities which have been performed by the Parties under the Material Transfer Agreement but which are also set forth under the Work Plan, and to such extent this Agreement replaces the Material Transfer Agreements. In case of conflict between this Agreement and the Confidentiality Agreement, this Agreement shall prevail.

10.14Force Majeure.  Neither Arcturus nor CureVac will be liable for failure of or delay in performing obligations set forth in this Agreement (other than any obligation to pay monies when due), and neither will be deemed in breach of such obligations, if such failure or delay is due to natural disasters or any causes reasonably beyond the control of Arcturus or CureVac; provided that the Party affected will promptly notify the other of the force majeure condition and will exert reasonable efforts to eliminate, cure or overcome any such causes and to resume performance of its obligations as soon as possible.

[Signature page to follow]

Development and Option Agreement between CureVac AG and Arcturus Therapeutics Inc

IN WITNESS WHEREOF, the Parties have caused this Development and Option Agreement to be executed by their respective duly authorized officers as of the Effective Date.

CureVac AG

By:	/s/ Franz-Werner Haas
(Signature)

Name:	Franz-Werner Haas
Title:	CCO

By:	/s/ Dan Menichella
(Signature)

Name:	Dan Menichella
Title:	CBO

Arcturus Therapeutics Inc.

By:	/s/ Joseph E. Payne
(Signature)

Name:	Joseph E. Payne
Title:	President & CEO

Signature Page to Development and Option Agreement

Development and Option Agreement between CureVac AG and Arcturus Therapeutics Inc

Exhibit 1.3

Patents and Know-How in the Arcturus Background Technology

[…***…]

***Confidential Treatment Requested

Development and Option Agreement between CureVac AG and Arcturus Therapeutics Inc

Exhibit 1.5

ARCTURUS LMD TECHNOLOGY

[…***…]

***Confidential Treatment Requested

Development and Option Agreement between CureVac AG and Arcturus Therapeutics Inc

Exhibit 1.34

Exclusive License Agreement

see separate document

Development and Option Agreement between CureVac AG and Arcturus Therapeutics Inc

Exhibit 1.61

Non-Exclusive License Agreement

[The payments under the Non-Exclusive License Agreement will be reduced by 50% for such non-exclusive license and the other terms under the Exclusive License Agreement will be adjusted to reflect the non-exclusivity of the license]

Development and Option Agreement between CureVac AG and Arcturus Therapeutics Inc

Exhibit 3.1 (a)

Work Plan

[…***…]

***Confidential Treatment Requested

Exhibit 4.2

Target Reservation Request Form

[…***…]

***Confidential Treatment Requested

***Text Omitted and Filed Separately

with the Securities and Exchange Commission.

Confidential Treatment Requested

Under 17 C.F.R. Sections 200.80(b)(4) and Rule 24b-2

AMENDMENT TO DEVELOPMENT AND OPTION AGREEMENT

THIS AMENDMENT TO DEVELOPMENT AND OPTION AGREEMENT (this “Amendment”), dated as of May 3, 2018, is made by and between CureVac AG, a German stock corporation with offices at Paul-Ehrlich-Strasse 15, 72076 Tubingen, Germany (“CureVac”), and Arcturus Therapeutics Inc., a Delaware corporation with offices at 10628 Science Center Drive #200, San Diego, CA 92121, USA (“Arcturus”). Each of CureVac and Arcturus may be referred to herein as a “Party” or together as the “Parties”.

WHEREAS, the Parties are parties to that certain Development and Option Agreement, dated as of January 1, 2018 (the “Development and Option Agreement”);

WHEREAS, pursuant to Section 3.2 of the Development and Option Agreement, CureVac is responsible for funding up to […***…] scientists per year at Arcturus to perform the Work as defined and in accordance with the Work Plan for a period of up to […***…] months at the FTE costs;

WHEREAS, CureVac is now prepared to invest and commit to the full number of […***…] FTEs for the full period of […***…] months, provided Arcturus can provide security as to CureVac's access to the Technology generated in performance of the Work pursuant to the Development and Option Agreement; and

WHEREAS, CureVac and Arcturus desire to amend the Development and Option Agreement as provided in this Amendment in accordance with Section 10.11 of the Development and Option Agreement.

NOW, THEREFORE, in consideration of the foregoing and the promises and mutual agreements contained in this Amendment, and for other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, and intending to be legally bound, the Parties agree as follows:

SECTION 1.  Irrevocable Offer.

(a)

The heading of Article 5 of the Development and Option Agreement is hereby amended and restated in its entirety as follows: “Irrevocable Offer to Licenses” and the Table of Contents is updated accordingly.  The heading of Section 5.1 of the Development and Option Agreement is amended and restated in its entirety as follows: “Irrevocable Offer.”

(b)	Section 5.1(a) of the Development and Option Agreement is hereby amended and restated in its entirety as follows:

“ (a) Arcturus hereby makes a final, binding irrevocable offer (the “Irrevocable Offer”) to CureVac to enter into, on the terms of, and subject to the conditions set forth in, the Exclusive License Agreement or, if the Reserved Target is only available on a non-exclusive basis, the Non-Exclusive License Agreement, on a Reserved Target-by-Target basis, a maximum of […***…] licenses under the Arcturus LMD Technology with respect to the development, manufacture and commercialization of Licensed Products containing mRNA Constructs intended to express such Reserved Target in the form of the License Agreement. Upon the execution of this Amendment, the Irrevocable Offer shall remain valid and legally binding on Arcturus and in effect, and the

***Confidential Treatment Requested

Irrevocable Offer from Arcturus shall be irrevocable and open for acceptance from CureVac for the period commencing on the Effective Date and ending on the expiration of the Term (the “Offer Period”).”

(c)Section 5.1(b) of the Development and Option Agreement is hereby amended and restated in its entirety as follows:

“ (b) If, prior to the expiration of the Offer Period, CureVac delivers written notice to Arcturus of its intention to enter into a license for a Reserved Target, which such notice shall set forth the particular Reserved Target which is intended to be expressed by the Licensed Products (each such notice, an “Acceptance Notice”), then upon delivery thereof, for the Reserved Target set forth in such Acceptance Notice, the licenses and all other rights under the applicable License Agreement shall immediately be in effect without the requirement of either Party to execute any further documentation and there shall exist a legal, valid and binding obligation of Arcturus, enforceable against Arcturus in accordance with the terms of the Exclusive License Agreement or, if the Reserved Target set forth in such Acceptance Notice is only available on a non-exclusive basis, the Non-Exclusive License Agreement.  A separate Acceptance Notice and Acceptance Fee will be required for each License Agreement with respect to which CureVac accepts the Irrevocable Offer pursuant to this Section 5.1, and CureVac will pay to Arcturus the Acceptance Fee for each such License Agreement as set forth in Section 5.3.  In the event that CureVac terminations a license(s) during the Term, the Target(s) subject to the license(s) will be removed from the Reserved Target List and the number of License Agreements for which the Irrevocable Offer exists shall be reduced by one (1) (i.e. the delivery of an Acceptance Notice reduces the total number of License Agreements for which CureVac may accept the Irrevocable Offer  by one regardless of whether CureVac elects to continue such License Agreement in effect).”

(d)Section 5.1(c) of the Development and Option Agreement is hereby amended and restated in its entirety as follows:

“ (c) In the event that CureVac terminates a License Agreement during the Term, the Targets subject to such license(s) will no longer be available as a Target pursuant to this Agreement.”

(e)Section 5.2 of the Development and Option Agreement is hereby amended and restated in its entirety as follows:

“5.2CureVac's Acceptance of Irrevocable Offer.  As soon as practicable following CureVac's delivery of each Acceptance Notice to Arcturus, CureVac and Arcturus will prepare the appendices to the corresponding License Agreement.  The License Agreement shall nevertheless enter into force (including payment obligations of CureVac in accordance with the terms of the License Agreement) upon delivery of the Acceptance Notice by CureVac.”

(f)Section 5.3 of the Development and Option Agreement is hereby amended and restated in its entirety as follows:

“5.3Acceptance Fee.  If CureVac delivers an Acceptance Notice for a Rare Disease Target pursuant to Section 5.1, CureVac shall pay an Acceptance Fee of […***…] and if CureVac delivers an Acceptance Notice for a Non-Rare Disease Target pursuant to Section 5.1, CureVac shall pay an Acceptance Fee of […***…], hereinafter both the “Acceptance Fee”.  On the […***…] it delivers an

***Confidential Treatment Requested

2

Acceptance Notice, CureVac shall pay the applicable Acceptance Fee by wire transfer in immediately available funds to the bank account of Arcturus set forth on Schedule 3 (or such other bank account notified in writing to CureVac prior to such date).”

(g)Section 5.4 of the Development and Option Agreement is hereby amended and restated in its entirety as follows:

“5.4Co-Development Agreement.  For clarification, the selection of any program under the Co-Development Agreement shall not constitute the delivery of an Acceptance Notice in accordance with this Section 5, and, accordingly, no Acceptance Fee will be payable and any paid Acceptance Fee shall be credited against any other payments by CureVac applied first to any outstanding payment obligations to Arcturus, and to the extent any remaining amounts remain creditable, then to the next due future payment obligations.”

(g)Definitions.  Each of the following Sections of the Development and Option Agreement are hereby amended and restated in their entirety as “Intentionally Omitted.” : Section 1.35, Section 1.62, Section 1.64, Section 1.65, Section 1.66 and Section 1.67   The following Sections are inserted immediately following Section 1.94 of the Development and Option Agreement:

“1.95“Irrevocable Offer” has the meaning set forth in Section 5.1(a).

1.96“Acceptance Notice” has the meaning set forth in Section 5.1(b).

1.97“Acceptance Fee” has the meaning set forth in Section 5.3.”

(h)Additional Modifications.

(i) In Section 3.1(f) of the Development and Option Agreement, the occurrence of “exercise of an Option and entry into a License Agreement” in the first sentence is hereby replaced with “delivery of an Acceptance Notice and the entering into force of a License Agreement”.

(ii) In Section 3.3(c) of the Development and Option Agreement, the occurrence of “whether to exercise an Option” in the third sentence is hereby replaced with “whether to delivery an Acceptance Notice”.

(iii) In Section 4.2(c)(iii) of the Development and Option Agreement, the occurrence of “option” in the second sentence is hereby replaced with “right”.

(iv) In Section 4.2(d)(ii) of the Development and Option Agreement, the occurrence of “shall be reduced by each exercise of an Option” in the first sentence is hereby replaced with “shall be reduced by each delivery of an Acceptance Notice” and the occurrence of “applying from and after the date of exercise of an Option.” in the first sentence is hereby replaced with “applying from and after the date of an Acceptance Notice.”.

(v) In Section 6.4(c)(ii) of the Development and Option Agreement, the occurrence of “an Option Notice” in the first sentence is hereby replaced with “an Acceptance Notice”.

(vi) In Section 6.4(c)(iii) of the Development and Option Agreement, the occurrence of “to the Options” in the first sentence is hereby replaced with “pursuant to the Irrevocable Offer”.

3

(vii) In Section 9.2(a)(iv) of the Development and Option Agreement, the occurrence of “the Option Exercise Fee” is hereby replaced with “the Acceptance Fee”.

(viii) In Section 9.2(a) of the Development and Option Agreement, in the sentence immediately following subsection (iv), the occurrence of “or the Options” is hereby replaced with “or the Irrevocable Offers”.

SECTION 2.  License Agreements.

(a)“Non-Exclusive License Agreement” means the terms of the Non-Exclusive License Agreement agreed by the Parties, incorporated by reference into the Development and Option Agreement and set forth on Schedule 1-A to this Amendment.

(b)“Exclusive License Agreement” means the terms of the License Agreement agreed by the Parties, incorporated by reference into the Development and Option Agreement and set forth on Schedule 1-B to this Amendment.

SECTION 3.  Grant of Security Interest.

(a)As collateral security for the prompt and complete payment and performance when due (whether at stated maturity, by acceleration or otherwise) of all of its obligations under the Development and Option Agreement, and whether direct or indirect (including those acquired by assumption), absolute or contingent, due or to become due, now existing or hereafter arising and including interest and fees that accrue after the commencement by or against Arcturus of any proceeding under any bankruptcy or insolvency Law naming Arcturus as the debtor in such proceeding, regardless of whether such interest and fees are allowed claims in such proceeding, Arcturus hereby mortgages, pledges, assigns and hypothecates to CureVac, and grants to CureVac a Lien on and continuing security interest in, all the right, title and interest of Arcturus, in, to, and under the following property, wherever located, whether now owned or in the future acquired by Arcturus and whether now existing or in the future coming into existence owned by Arcturus (collectively, the “Collateral”):

(i) the Patents and Know-How set forth on Exhibit 1.3 of the Development and Option Agreement;

(ii)the LUNAR™ platform;

(iii) all other Arcturus Background Technology;

(iv)all other Arcturus Program Technology; and

(v)to the extent not otherwise included, all books, records, writings, data bases, information and other property relating to, used or useful in connection with, or evidencing, embodying, incorporating or referring to any of the foregoing, all claims and insurance proceeds arising out of the loss, nonconformity or any interference with the use of, or any defect or infringement of rights in, or damage to, any of the foregoing, and all proceeds, products, offspring, rents, issues, profits and returns of and from, and all distributions on and

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rights arising out of, any of the foregoing;

provided that the Collateral shall not exceed the property to which CureVac has or may have rights to pursuant to the terms of the Development and Option Agreement.

For purposes of this Amendment, “Lien” means a pledge, lien, charge or security interest of any kind or nature.

(b) Notwithstanding anything herein to the contrary, in no event shall the Collateral include or the security interest granted under Section 3(a) attach to (i) any Collateral if and to the extent that a security interest therein is prohibited by or in violation of any Law applicable to Arcturus or (ii) any "intent-to-use" application for registration of a trademark or service mark filed pursuant to Section 1(b) of the Lanham Act, 15 U.S.C. § 1051, prior to the filing of a "Statement of Use" pursuant to Section 1(d) of the Lanham Act or an "Amendment to Allege Use" pursuant to Section 1(c) of the Lanham Act with respect thereto, solely to the extent, if any, that, and solely during the period, if any, in which, the grant of a security interest therein would impair the validity or enforceability of any registration that issues from such intent-to-use application under applicable Law and (ii) any Collateral if and to the extent that a grant of a security interest therein would violate or invalidate any lease, license or other agreement applicable thereto to which Arcturus is party as of the date of this Amendment or create a right of termination in favor of any other party thereto (after giving effect to the applicable anti-assignment provisions of the UCC or other applicable Law).

(c)Arcturus makes to CureVac each of the representations and warranties set forth on Part I of Schedule 2.

(d)Arcturus agrees that it will comply with each of the covenants set forth on Part II of Schedule 2.

(e)

For the avoidance of doubt, Arcturus shall be permitted, subject to the security interest granted under Section 3(a), to license the Collateral and in connection therewith, CureVac shall acknowledge and respect such licenses in writing the rights of such licensees as reasonably requested by any licensee of the Collateral.

(f)	CureVac may exercise from time to time any rights and remedies available to it under the UCC and under any other applicable Law.

SECTION 4. Additional Expenses.  In consideration for the rights granted pursuant to Section 1 and Section 3 of this Amendment, CureVac agrees to perform the Work under the Work Plan as part of which CureVac will fund […***…] scientists per year at Arcturus for a period of […***…] months at the FTE Costs.

SECTION 5. Ratification of Agreement.  Except as expressly provided in this Amendment, all of the terms, covenants, and other provisions of the Development and Option Agreement are hereby ratified and confirmed and shall continue to be in full force and effect in accordance with their respective terms.  From and after the date hereof, all references to the Development and Option Agreement shall refer to the Development and Option Agreement as amended by this Amendment.  Capitalized terms used but not defined in this Amendment shall have the meanings assigned to them in the Development and Option Agreement.

SECTION 6.  Governing Law.  This Amendment shall be governed by and construed in

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accordance with the Laws of the State of New York, USA, without respect to its conflict of Laws rules.  In the event of a dispute arising out of or relating to this Amendment, the provisions of Section 10.1 of the Development and Option Agreement shall govern the resolution of such dispute.

SECTION 7.  Counterparts.  This Amendment may be executed and in one or more counterparts, each of which will be deemed an original, and all of which together will be deemed to be one and the same instrument. Facsimile or PDF execution and delivery of this Amendment by either Party will constitute a legal, valid and binding execution and delivery of this Amendment by such Party.

[signature page follows]

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IN WITNESS WHEREOF, the Parties have caused this Amendment to be executed by their respective duly authorized officers as of the date hereof.

CUREVAC AG

By:	/s/ Dr. Florian von der Mülbe
	Name:	Dr. Florian von der Mülbe
	Title:	Chief Operating Officer

By:	/s/ Dr. Mariola Fotin-Mleczek
	Name:	Dr. Mariola Fotin-Mleczek
	Title:	Chief Scientific Officer

ARCTURUS THERAPEUTICS INC.

By:	/s/ Mark Herbert
	Name:	Mark Herbert
	Title:	Interim President

Schedule 1-A

Non-Exclusive License Agreement

See attached

8

Schedule 1-B

Exclusive License Agreement

9

Schedule 2

[…***…]

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10

[…***…]

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11

[…***…]

“Copyright Office” means the United States Copyright Office.

“IP Filing Office” means, as applicable, the Copyright Office, the PTO or any similar office or agency in any other IP Jurisdiction.

“IP Jurisdiction” means any jurisdiction creating or recognizing rights in intellectual property, including the United States, any state thereof, any foreign country or any subdivision thereof.

“PTO” means the United States Patent and Trademark Office.

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12

Schedule 3

[…***…]

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Schedule 1-A

Non-Exclusive License Agreement

by and between

CureVac AG

and

Arcturus Therapeutics Inc.

dated

May 3, 2018

Table of Contents

1.	Definitions.	4
2.	License Grants; Technology Transfer.	12
3.	License Limitations.	15
4.	Payments and Royalties.	15
5.	Ownership and Inventorship of IP.	20
6.	Patent Prosecution and Maintenance.	21
7.	Patent Enforcement and Defense.	22
8.	Confidentiality.	26
9.	Warranties; Limitations of Liability; Indemnification.	28
10.	Term and Termination.	33
11.	General Provisions.	35

List of Appendices

Appendix 1.3	Description of the Arcturus LMD Technology
Appendix 1.4	Patents and Know-How within the Arcturus Technology as of the License Agreement Effective Date
Appendix 1.28	Joint Interest Patents
Appendix 1.51	Pre-Existing Prosecution, Enforcement and Defense Restrictions
Appendix 1.60	Description of the Target

License Agreement

This License Agreement ("License Agreement"), effective as of delivery of an Acceptance Notice in accordance with Section 5.1(b) of the Development and Option Agreement (as defined below) (the "License Agreement Effective Date"), is made by and between Arcturus Therapeutics Inc., a Delaware corporation ("Arcturus"), and CureVac AG, a German stock corporation with offices at Paul-Ehrlich-Strasse 15, 72076 Tuebingen, Germany ("CureVac"). Each of Arcturus and CureVac may be referred to herein as a "Party" or together as the "Parties."

WHEREAS, Arcturus has expertise and intellectual property relating to the development of LMD Technologies (as defined below) that embody or incorporate delivery systems (and components thereof) for molecular therapeutics based on or incorporating lipid-enabled and unlocked nucleomonomer  platform for delivery of nucleic acids as specified in Appendix 1.3, the Arcturus LMD Technology; and

WHEREAS, CureVac has expertise and intellectual property relating to mRNA Constructs (as defined below); and

WHEREAS, Arcturus and CureVac are parties to that certain Development and Option Agreement (dated January 1, 2018, and amended as of May 3, 2018) (the "Development and Option Agreement") pursuant to which CureVac has options to take licenses under the Arcturus LMD Technology (as defined below) with respect to CureVac’s mRNA Constructs; and

WHEREAS, pursuant to the terms of the Development and Option Agreement, CureVac has exercised an option to obtain a license pursuant to this Agreement with respect to the Target (as defined below) and the Parties are now entering into a licensing arrangement whereby CureVac will have a license under the Arcturus LMD Technology to develop and commercialize Licensed Products (as defined below) with respect to such Target.

WHEREAS, the Parties intend to also co-develop an ornithine transcarbamylase ("OTC") deficiency product and possibly other products under a separate co-development and co-commercialization agreement ("Co-Development Agreement").

NOW, THEREFORE, in consideration of the mutual covenants contained herein, and for other good and valuable consideration, the amount and sufficiency of which are hereby acknowledged, the Parties hereby agree as follows:

1.Definitions.

The following terms and their correlatives will have the following meanings:

1.1"Affiliate" of a person or entity means any other entity which (directly or indirectly) is controlled by, controls or is under common control with such person or entity.  For the purposes of this definition, the term "control" (including, with correlative meanings, the terms "controlled by" and "under common control with") as used with respect to an entity will mean (i) in the case of a corporate entity, direct or indirect ownership of voting securities entitled to cast at least fifty percent (50%) of the votes in the election of directors or (ii) in the case of a non-corporate entity, direct or indirect ownership of at least fifty percent (50%) of the equity interests with the power to direct the management and policies of such entity, provided that if local Law restricts foreign ownership, control will be established by direct or indirect ownership of the maximum ownership percentage that may, under such local Law, be owned by foreign interests. […***…].

1.2"Arcturus Indemnitees" has the meaning set forth in Section 9.6(a).

1.3"Arcturus LMD Technology" means any and all LMD Technology for delivering RNA therapeutics that is Controlled by Arcturus or any of its Affiliates as of the Effective Date or during the Term, including the LUNAR™ platform, a description of which technology, as in existence as of the License Agreement Effective Date, is set forth on Appendix 1.3.

1.4"Arcturus Technology" means any Patents and Know-How that are Controlled by Arcturus or any of its Affiliates as of the License Agreement Effective Date or during the Term and that are necessary or useful for the research, development, manufacturing and commercialization of Licensed Products. The Patents and Know-How comprised in the Arcturus Technology as of the License Agreement Effective Date are listed in Appendix 1.4 hereto. Arcturus Technology shall include the Arcturus LMD Technology. Notwithstanding the foregoing, Arcturus Technology shall exclude

(a)any Patents and Know-How acquired by Arcturus after License Agreement Effective Date if Arcturus is required to make any payment to a Third Party in connection with the grant, maintenance or exercise of a sublicense to CureVac, unless CureVac agrees in writing to reimburse Arcturus for all such payments; provided, however, that such payments shall reduce CureVac's royalty obligations in accordance with Section 4.3(b),

(b)any Patents and Know-How of a Third Party (including its Affiliates) that becomes Arcturus’ Affiliate after the License Agreement Effective Date as a results of a Change of Control, but only if and to the extent that it is not LMD Technology, and

(c)any Patents that CureVac elects to exclude pursuant to Section 2.3.

1.5"Arcturus Technology Patent(s)" means any and all Patents comprised in the Arcturus Technology during the Term, unless otherwise set forth herein. For clarity, Arcturus Technology Patents include Arcturus’ interest in the Joint Interest Patents.

1.6"Business Day" means a day other than a Saturday, Sunday, or bank or other public holiday in San Diego, California, USA or Tübingen, Germany or Boston, Massachusetts, USA.

1.7"cGMP" means current Good Manufacturing Practices as specified in the U.S. C.F.R., ICH Guideline Q7A, or equivalent Laws of an applicable Regulatory Authority at the time of manufacture.

1.8"Calendar Quarter" means the respective periods of three (3) consecutive calendar months ending on March 31, June 30, September 30 and December 31.

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1.9"Change of Control" with respect to Arcturus, shall be deemed to have occurred if during the Term (i) any person or entity is or becomes the "beneficial owner", directly or indirectly, of shares of capital stock or other interests (including partnership interests) of Arcturus then outstanding and normally entitled (without regard to the occurrence of any contingency) to vote in the election of the directors, managers or similar supervisory positions of Arcturus representing fifty percent (50%) or more of the total voting power of all outstanding classes of voting stock of Arcturus or has the power, directly or indirectly, to elect a majority of the members of Arcturus’ board of directors, or similar governing body; or (ii) Arcturus enters into a merger, consolidation or similar transaction with another person or entity; or (iii) Arcturus sells or transfers to any Third Party, in one (1) or more related transactions, properties or assets representing all or substantially all of Arcturus’ consolidated total assets to which this License Agreement relates, provided however, that:

(a)subsections (i) to (iii) shall only apply if the person or entity or Third Party acquiring control is (i) a pharmaceutical company which has experience in developing and commercializing pharmaceutical products (i.e., is a strategic, not financial investor or partner) or (ii) a competitor, i.e., a company whose business consists principally of mRNA development, manufacturing and/or commercialization, and

(b)a bona fide financing transaction with Third Parties that does not otherwise meet the requirements of subsection (a) shall not constitute a Change of Control.

1.10"Combination Product" means a Licensed Product that includes at least one additional active pharmaceutical ingredient other than LMDs, mRNA Constructs, and other RNAs (i.e., Guide RNA(s)) or DNA Sequence(s).  Drug delivery vehicles, adjuvants, and excipients shall not be deemed to be "active ingredients", except in the case where such delivery vehicle, adjuvant, or excipient is recognized as an active ingredient in accordance with 21 C.F.R. 210.3(b)(7) or equivalent Laws in other jurisdictions, provided however, should LMDs comprised in a Licensed Product be characterized as "active ingredients" at any time during the Term, such LMDs will not be considered an "active ingredient" for the purposes of this definition.

1.11"Confidential Information" of a Party means all proprietary Know-How, unpublished patent applications and other non-public information and data of a financial, commercial, business, operational, scientific or technical nature of such Party that is disclosed by or on behalf of such Party or any of its Affiliates or otherwise made available to the other Party or any of its Affiliates, whether made available orally, in writing or in electronic form in connection with this License Agreement, including information comprising or relating to concepts, discoveries, inventions, data, designs or formulae in connection with this License Agreement.  In addition, any non-public information related to this License Agreement or the Licensed Products hereunder and disclosed by a Party to the other Party (or their respective Affiliates) under the Development and Option Agreement will be deemed such Party’s Confidential Information hereunder. Technology will be considered the Confidential Information of the Party (or Parties) owning such Technology, and jointly-owned Technology will be considered Confidential Information of both Parties.

1.12"Control" or "Controlled" means with respect to Technology, a Party owns or has a license to use and practice the respective Patent or Know-How without violating the terms of any agreement with any Third Party.

1.13"CTA" means a clinical trial application.

1.14"CureVac Indemnitees" has the meaning set forth in Section 9.6(b).

1.15"Development and Option Agreement" has the meaning set forth in the Preamble.

1.16“Diligent Efforts” means, with respect to the efforts to be expended by each Party with respect to the activities of a Party pursuant to this Agreement, active and sustained efforts to conduct the applicable activity, or to attempt to achieve the applicable requirement or goal, in a prompt and expeditious manner, as is reasonably practicable under the circumstances (including the level of FTE funding and budget for out-of-pocket and Third Party contractors set forth therein) and the terms of this Agreement.

1.17"Disclosing Party" has the meaning set forth in Section 8.1

1.18"Field of Use" means the treatment and diagnosis of all diseases and conditions.

1.19"First Commercial Sale" means the first sale for use or consumption of any Licensed Product in a country after all required Regulatory Approvals for commercial sale of such Licensed Product have been obtained in such country.

1.20"FTE" means a full-time person, or more than one person working the equivalent of a full-time person, where "full-time" is determined by the standard practices in the biopharmaceutical industry in the geographic area in which such personnel are working, consisting of a total of 1880 hours per year of work on the applicable activities.  Any person who devotes less than 1880 hours per year on the applicable activities shall be treated as an FTE on a pro-rated basis, based upon the actual number of hours worked by such person on such activities, divided by 1880.  Any person who devotes more than 1880 hours per year on the applicable activities shall be treated as one (1) FTE, i.e., in no event shall one person be counted as more than one FTE. FTE activities shall include the performance of the applicable activities and scientific management oversight, as reasonably required, but, for clarity, exclude (i) the work of general corporate or administrative personnel, overhead (including facilities costs), insurances and similar costs.

1.21"FTE Costs" means an initial rate of […***…] Dollars ($[…***…]) per FTE per year, which shall apply through December 31, 2019.  Thereafter, the FTE Rate shall be changed bi-annually at the end of each second calendar year to reflect any percentage increase or decrease (as the case may be) in the Consumer Price Index in the U.S. (index for all items) (“CPI”) (based on the change in the CPI from the most recent index available as of the Effective Date to the most recent index available as of the date of the calculation of such revised FTE Cost rate).

1.22 "IND" means an investigational new drug application, or equivalent application or submission for approval to conduct human clinical trials.

1.23"Indemnification Claim Notice" has the meaning set forth in Section 9.6(c).

1.24"Indemnified Party" has the meaning set forth in Section 9.6(c).

1.25"Indication" means an individual disease or clinical condition with respect to which at least one adequate and well controlled study is required to support inclusion of such

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disease or condition in the indication statement of an FDA approved package insert for a Licensed Product.

1.26"Initiation" means in connection with a clinical trial in any of its phases 1 through 3 the first dosing of the fifth patient or fifth healthy subject.

1.27"Inventions" has the meaning set forth in Section 5.1.

1.28"Joint Interest Patents" means the Patents generated under the Development and Option Agreement and jointly owned by the Parties. Such Joint Interest Patents are listed in Appendix 1.28 hereto, as amended from time to time.

1.29"Know-How" means all commercial, technical, scientific and other know-how and information, trade secrets, knowledge, technology, methods, processes, practices, formulae, instructions, skills, techniques, procedures, experiences, ideas, technical assistance, designs, drawings, assembly procedures, computer programs, specifications, data and results (including biological, chemical, pharmacological, toxicological, pharmaceutical, physical and analytical, preclinical, clinical, safety, manufacturing and quality control data and know-how, including study designs and protocols), in all cases, provided it is confidential and proprietary, and regardless of whether patentable, in written, electronic or any other form now known or hereafter developed.

1.30"Late Stage Development" means Development after the Initiation of a Phase 3 Study.

1.31"Law" or "Laws" means all laws, statutes, rules, regulations, orders, judgments, or ordinances having the effect of law of any federal, national, multinational, state, provincial, county, city or other political subdivision.

1.32"License Agreement" has the meaning set forth in the Preamble.

1.33"License Agreement Effective Date" has the meaning set forth in the Preamble.

1.34"Licensed Product" means […***…] product comprised of (i) LMD systems, which are covered by Arcturus LMD Technology; and containing (ii) one or more mRNA Constructs as the active pharmaceutical ingredient(s) intended to express the Target.  In case of two or more mRNA Constructs these constructs may be contained in the same or separate LMDs. Licensed Product includes mRNA-LMD products which are administered jointly or separately, and mRNA-LMD products which are administered simultaneously or sequentially as a combination medicinal product or treatment. For Gene Editing purposes a Licensed Product may contain other RNA(s) (i.e., Guide RNA(s)) and/or DNA Sequence(s) which can be delivered together or separately (combined in one LMD or delivered in separate LMDs), in addition to the one or more mRNA Constructs intended to express the DNA Editing Protein.

1.35"LMD Technology" means Technology Controlled by Arcturus that claims, embodies or incorporates delivery systems (and components thereof) based on or incorporating lipid-mediated delivery (LMD) systems.

1.36"Losses" has the meaning set forth in Section 9.6(a).

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1.37"Materials" means any tangible chemical or biological material, including any compounds, LMD, DNA, RNA (including mRNA), clones, cells, and any expression product, progeny, derivative or other improvement thereto, along with any tangible chemical or biological material embodying any Know-How, Controlled by Arcturus.

1.38"mRNA Construct" means any mRNA construct for the expression of a protein, including the sequence of such construct (which potentially comprises one (1) or more of a cap, 5’ UTR, the associated open reading frame, 3’UTR and a poly A tail), the chemistry of natural and non-natural nucleic acids, and other chemical modifications associated with such construct, such mRNA Construct being covered by mRNA Technology.

1.39"mRNA Technology" means Technology Controlled by CureVac that claims, embodies or incorporates expression systems (and components thereof), based on or incorporating mRNA.

1.40"Milestones" means the milestones payable pursuant to Section 4.1.

1.41"Milestone Event" has the meaning set forth in Section 4.1.

1.42"Milestone Payment" has the meaning set forth in Section 4.1.

1.43"Net Sales" means, with respect to any Licensed Product, the gross amount received by CureVac and its Affiliates and Sublicensees for bona fide sales of such Licensed Product to a Third Party (other than Affiliates and Sublicensees but including distributors for resale), less deductions, in each case to the extent reasonable, customary, actually allowed and taken in connection with the sale of such Licensed Product and not otherwise recovered or reimbursed:

(a)discounts (including cash, quantity and patient program discounts), retroactive price reductions, commissions, charge-back payments and rebates granted to managed health care organizations or to federal, state and local governments, their agencies, and purchasers and reimbursers or to trade customers;

(b)credits or allowances actually granted upon claims, damaged goods, rejections or returns of, such Licensed Product and not in excess of the selling price of such Product, including such Licensed Product returned in connection with recalls or withdrawals;

(c)freight out, postage, shipping and insurance charges for delivery of such Licensed Product;

(d)taxes or duties levied on, absorbed or otherwise imposed on the sale of such Licensed Product, including value-added taxes, or other governmental charges otherwise imposed upon the billed amount, as adjusted for rebates and refunds; and

(e)wholesaler and distributor administration fees

(f)other customary deductions taken in the ordinary course of business in accordance with IFRS (International Financial Reporting Standards) principles.

If a single item falls into more than one of the above categories above, such items will not be deducted more than once.

Net Sales shall not include any payments among CureVac, its Affiliates and Sublicensees.  Net Sales shall be determined in accordance with generally accepted accounting principles, consistently applied across all products.  Net Sales for any Combination Product shall be calculated on a country-by-country basis by multiplying actual Net Sales of such Combination Product by the fraction A/(A+B), where A is the weighted average price paid for the Licensed Product contained in such Combination Product sold separately in finished form in such country, and B is the weighted average invoice price paid for the other active ingredients contained in such Combination Product sold separately in finished form in such country, if such Licensed Product and such other active ingredients are each sold separately in such country.

If such other active ingredients are not sold separately in such country, then Net Sales for such Combination Product shall be calculated on a country-by-country basis by multiplying actual Net Sales of such Combination Product by the fraction A/C, where C is the weighted average invoice price paid for such Combination Product in such country.  If such Licensed Product is not sold separately in finished form in such country, Net Sales for such Licensed Product will be determined by CureVac’s good faith estimate of the relative contribution of such Licensed Product and each such other active ingredients in such Combination Product, and shall take into account in good faith any applicable allocations and calculations that may have been made for the same period in other countries.

1.44"Non-Rare Disease Target" means a Target that addresses at a first place an indication related to a Licensed Product with an incidence of equal to or more than […***…] in […***…] people in the U.S. or EU. The indication for which the first IND or CTA application will be filed will determine whether a Target is a Non-Rare Disease Target.

1.45"Patent(s)" means (a) an issued patent, a patent application, and a future patent issued from any such patent application, (b) a future patent issued from a patent application filed in any country worldwide which claims priority from a patent or patent application of (a), and (c) any additions, divisions, continuations, continuations-in-part, invention certificates, substitutions, reissues, reexaminations, extensions, registrations, utility models, supplementary protection certificates and renewals based on any patent or patent application under (a) or (b), but not including any rights that give rise to regulatory exclusivity periods (other than supplementary protection certificates, which will be treated as "Patents" hereunder)

1.46"Patent Costs" means the reasonable, documented, out-of-pocket costs and expenses paid to outside legal counsel, and filing and maintenance expenses, actually and reasonably incurred by a Party in prosecuting and maintaining Patents with respect to Licensed Products and enforcing and defending them.

1.47"Phase 1 Study" means a human clinical trial of a Licensed Product in any country that would satisfy the requirements of 21 CFR 312.21(a) or corresponding foreign regulations.

1.48"Phase 2 Study" means a human clinical trial of a Licensed Product in any country that would satisfy the requirements of 21 CFR 312.21(b) or corresponding foreign regulations.

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1.49"Phase 3 Study" means a human clinical trial of a Licensed Product in any country that would satisfy the requirements of 21 CFR 312.21(c) or corresponding foreign regulations.

1.50"Pre-Existing Licensing Restrictions" means, with respect to the Target, that Arcturus or its Affiliates have granted to a Third Party with respect to the Target a non-exclusive, co-exclusive or an exclusive license or option pursuant to a bona fide written agreement that is in effect at the time of the submission of the Acceptance Notice by CureVac pursuant to Section 5.1(b) of the (amended) Development and Option Agreement.

1.51"Pre-Existing Prosecution, Enforcement and Defense Restrictions" means, with respect to the Target, those certain prosecution, enforcement and defense rights granted by Arcturus or its Affiliates to a Third Party(ies) with respect to the Patents pursuant to the bona fide written agreement(s) set forth on Exhibit 1.51 hereto as such bona fide written agreement(s) were in effect as of the Effective Date of the Development and Option Agreement.  For clarity, the exercise of such foregoing rights by a Third Party with respect to Patents that are not specific to the Target or Licensed Products shall be deemed a Pre-Existing Prosecution, Enforcement and Defense Restriction.

1.52"Rare Disease Target" means a Target that addresses at a first place an indication related to a Licensed Product with an incidence of less than […***…] in […***…] people in the U.S. or EU.  The indication for which the first IND or CTA application will be filed will determine whether a Target is a Rare Disease Target.

1.53"Receiving Party" has the meaning set forth in Section 8.1.

1.54"Regulatory Approval" means, with respect to a country or extra-national territory, any and all approvals (including BLAs and MAAs), licenses, registrations or authorizations of any Regulatory Authority necessary in order to commercially distribute, sell or market a product in such country or some or all of such extra-national territory, including solely to the extent required as a condition to commercial sale to end users, any pricing or reimbursement approvals.

1.55"Regulatory Authority" means any national (e.g., the FDA), supra-national (e.g., the EMA), regional, state or local regulatory agency, department, bureau, commission, council or other governmental authority, in any jurisdiction in the world, involved in the granting of Regulatory Approval.

1.56"Royalty Reduction" has the meaning set forth in Section 4.3(b).

1.57"Royalty Term" has the meaning set forth in Section 4.3(d).

1.58"Sublicensee" means any Third Party that is granted a sublicense as permitted by Section 2.2, either directly by CureVac or its Affiliates or indirectly by any other Sublicensee hereunder.

1.59"Sublicense Income" means the fees and other payments, including upfront payments as well as development, regulatory milestone payments received by CureVac or its Affiliates from a Sublicensee, excluding: (a) royalty payments and net sales milestones; (b) reimbursement of costs and expenses, including for patent prosecution and enforcement and

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(c) equity or premium on equity and (d) loans or loans forgiven either (i) as a result of financial distress of the borrower or (ii) that are not specific to the Licensed Product.

1.60"Target" means the Target identified in Appendix 1.60 hereto. The Target includes

(a) up to N  (N= […***…]) proteins, including all possible combinations resulting from removing one of the N proteins (N minus […***…] proteins), together with all variants of such proteins, including the wild type, naturally occurring variants, engineered variants wherein modifications to the native amino acid sequence have been introduced (for example, mutated versions, derivatives or fragments), and species homologs, orthologs thereof; provided, however, that any such naturally occurring variant, engineered variant, or species homolog or ortholog possesses substantially similar biological activity to the naturally occurring protein; and

(b) […***…] antigens of a given pathogen, including […***…] antigen and any combination of such antigens, together with all variants of such antigens, including the wild type, naturally occurring variants, engineered variants wherein modifications to the native amino acid sequence have been introduced (for example, mutated versions, derivatives or fragments), and species homologs, orthologs thereof, provided, however, that any such naturally occurring variant, engineered variant, or species homolog or ortholog possesses substantially similar biological activity to the naturally occurring antigen; and

(c) a DNA Target, provided, however, that the first DNA Target for each DNA Editing Protein would not count as a Target.  Each subsequent DNA Target for this DNA Editing Protein would count as a Target. For clarity, a DNA Editing Protein would be defined as a Target under (a) above and count as a single Target.

If a given protein, e.g., an antibody or enzyme, comprises separated amino acid chains which might be delivered by separated mRNA Constructs, such proteins would be defined as one Target.

1.61"Technology" means collectively Patents and Know-How.

1.62"Term" has the meaning set forth in Section 10.1.

1.63"Territory" means worldwide.

1.64"Third Party" means any person or entity other than CureVac, Arcturus and their respective Affiliates.

1.65"Third Party Claims" has the meaning set forth in Section 9.6(a).

1.66“Valid Claim” means a claim of

(a)an issued and unexpired patent (as may be extended through supplementary protection certificate or patent term extension) or

(b)a pending patent application, provided, however, that once the priority date or earliest filing date to which the pending patent application refers is more than seven years old, such claim shall not constitute a Valid Claim for purposes of this License Agreement anymore, unless and until a patent issues with such claim

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included in the Arcturus Technology Patents, which claim has not been revoked, held invalid or unenforceable by a patent office, court or other governmental agency of competent jurisdiction in a final and non-appealable decision (or decision from which no appeal was taken within the allowable time period) and has not been disclaimed, denied, abandoned or admitted to be invalid or unenforceable through reissue, re-examination or disclaimer or otherwise.

2.License Grants; Technology Transfer.

2.1Licenses by Arcturus. Subject to the terms and conditions of this License Agreement, Arcturus hereby grants to CureVac a non-exclusive license, with the right to sublicense in multiple tiers under the Arcturus Technology Patents and the Arcturus Know-How, in each case solely to develop, have developed, make, have made, use and have used, sell, offer for sale, have sold and import and have imported Licensed Products in the Field of Use in the Territory. Arcturus covenants that, except as required by the Pre-Existing Licensing Restriction, Arcturus will not grant to any Third Party any additional licenses under the Arcturus Technology to develop, have developed, make, have made, use and have used, sell, offer for sale, have sold and import and have imported Licensed Products (or any LMD Product directed to the Target) in the Field of Use in the Territory.

2.2Sublicensing Rights.

(a)CureVac Sublicenses.  The licenses granted in Section 2.1 may be sublicensed (with the right to sublicense through multiple tiers), in full or in part, by CureVac, its Affiliates or Sublicensees to CureVac's Affiliates and Third Parties provided, that for any sublicense:

(i)Each sublicense will be in writing (provided, however, that not each sublicense to Affiliates must be in writing) and on terms consistent with and subject to the terms of this License Agreement, including but not limited to the limitations on patent prosecution, enforcement and defense rights of such Sublicensee as set forth in Sections 6.1(d) and 7.2(a);

(ii)CureVac will be responsible for any and all obligations of such Sublicensee (including Affiliates and Sublicensees) as if such Sublicensee were CureVac hereunder;

(iii)CureVac provide to Arcturus a copy of such sublicense agreement within thirty (30) days of execution (which copy may be redacted for terms that are not otherwise required to confirm conformance with the terms of this License Agreement); and

(iv)Any sublicense granted by CureVac (and any further sublicenses) to any rights licensed to it hereunder shall terminate immediately upon the termination of this License Agreement, provided that for sublicense to a Third Party, such sublicensed rights shall not terminate if, as of the effective date of such termination pursuant to Sections 10.2, 10.3(a) or 10.4, such Sublicensee is not in material default of its obligations under its sublicense agreement, and within […***…] days of such termination and the disclosure of this License Agreement to

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the Sublicensee, the Sublicensee agrees in writing to be bound directly to Arcturus under a license agreement substantially similar to this License Agreement with respect to the rights sublicensed hereunder, substituting such Sublicensee for CureVac.

(b)Subcontractors.  For clarity purposes, CureVac is entitled to engage contract research organizations and contract manufacturing organizations for the development and manufacture of Licensed Products on behalf of CureVac. To the extent such contract organizations require a license to perform such subcontracted activities under applicable Laws, CureVac is entitled to grant a limited license solely to perform the work for which the subcontractor is engaged, without an obligation to meet the conditions of Section 2.2 (a)(iii).

(c)Technology Transfer. Following the License Agreement Effective Date, Arcturus will use Diligent Efforts to transfer the formulation process for the Licensed Products that are intended to express the Target to CureVac or a reputable and competent GMP manufacturer selected by CureVac and reasonably acceptable to Arcturus.  Upon written request by CureVac, Arcturus will conduct a technology transfer to CureVac and/or its designee(s). Arcturus will make its personnel available without charge for a total of […***…] hours during normal working hours for such transfer, and for additional hours in excess of […***…] up to a total of […***…] hours to be invoiced monthly at the then current FTE Cost.  Such designee(s) may be an Affiliate, sublicensee or Third Party manufacturers selected by CureVac and reasonably acceptable to Arcturus, and which Third Party manufacturers may also be a backup manufacturer or a second manufacturer of Licensed Products as required for the applicable transferee of the then-current process.  CureVac shall reimburse Arcturus for the reasonable cost (including internal FTE Cost) incurred to conduct such technology transfer as specified above.

2.3Updates to Appendix 1.4; Exclusion of Certain Patents.  Arcturus shall notify CureVac at least once every […***…] months of Patents that are added to the Arcturus Technology following the License Agreement Effective Date or any Patents that have been abandoned or discontinued in accordance with the terms of this License Agreement.  Appendix 1.4 shall be deemed automatically updated to include any such added Patents, provided that with written notice to Arcturus, CureVac may elect upon […***…] days’ irrevocable written notice to Arcturus to exclude any particular Arcturus Technology Patents.  Following any such written notice by CureVac, upon the expiration of the notice period the identified Arcturus Technology Patents that CureVac specifies for exclusion from this License Agreement will no longer be licensed to CureVac hereunder, and CureVac shall not have any rights (including rights pursuant to this Agreement) under such Arcturus Technology Patents nor obligations hereunder with respect to such Arcturus Technology Patents. For clarity, in the event that the Licensed Product is subsequently determined to be covered or otherwise infringe a Valid Claim of any excluded patent hereunder, then such infringement shall be deemed to be a material breach of this License Agreement by CureVac.

2.4Documents and Declarations. At CureVac’s reasonable request and cost and expense, Arcturus shall execute all documents, deliver declarations regarding the licenses granted hereunder, and Arcturus shall reasonably cooperate with CureVac to the extent such documents, declarations and/or cooperation are required to give effect to this License Agreement and/or for the recording or registration of the licenses granted hereunder at the

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various patent offices in the Territory for the benefit of CureVac, its Affiliates or their Sublicensees.

2.5Diligence; Reporting.  CureVac shall use Diligent Efforts to develop, manufacture and commercialize Licensed Products in the Field of Use in the Territory, and shall keep Arcturus reasonably informed as to the progress and results of its and its Affiliates’ and Sublicensees’ development, manufacture and commercialization of the Licensed Product.  Without limiting the foregoing, CureVac shall provide Arcturus with a written report of the development, manufacture and commercialization of the Licensed Product within […***…] days after the end of each calendar year, and shall promptly respond to Arcturus reasonable questions or requests for additional information relating to such activities.

2.6Compliance.  CureVac shall at all times comply with all applicable Laws (including anti-bribery laws) in the development, manufacture and commercialization of the Licensed Product and the performance of its other obligations under this License Agreement, and shall not use any employee or consultant who has been debarred by any Regulatory Authority or, to CureVac’s knowledge, is the subject of debarment proceedings by a regulatory authority.

2.7Updates.  Arcturus shall inform CureVac within […***…] Business Days of intellectual property matters affecting the Arcturus Technology Patents and the Arcturus Know-How of which it becomes aware that would reasonably be considered to negatively impact the rights of CureVac pursuant to this Agreement.

2.8Material. CureVac shall have the right to retain Material provided by Arcturus under the Development and Option Agreement, to the extent such Material is necessary or useful for the exercise of a CureVac's rights or obligations under this License Agreement. Following the License Agreement Effective Date, only the provisions of this License Agreement, but not of the Development and Option Agreement, shall apply in relation to such Material.

3.License Limitations.

3.1Reserved Rights. No licenses or other rights are granted by Arcturus hereunder to use any trademark, trade name, trade dress or service mark owned or otherwise Controlled by Arcturus or any of its Affiliates.  All licenses and other rights are or shall be granted only as expressly provided in this License Agreement, and no other licenses or other rights is or shall be created or granted by either Party hereunder by implication, estoppel or otherwise.  CureVac shall not, and shall not permit any of its Affiliates or Sublicensees to, practice or use any Arcturus Technology outside of the scope of the license granted to it under Section 2.1 or in contravention of Section 3.1.  Arcturus retains the exclusive right to practice, license and otherwise exploit the Arcturus Technology outside the scope of the licenses granted to CureVac under Section 2.1 and in an event to practice any rights that are not exclusive pursuant to Section 2.1.

3.2Other Licenses. Arcturus acknowledges the rights granted to CureVac pursuant to this Agreement and shall not grant licenses under Arcturus Technology to Third Parties that are in conflict with this License Agreement it being understood that a license to enable or implement any Pre-

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Existing Licensing Restriction with respect to the Target shall not be deemed a conflict hereunder. In addition, Arcturus shall use Diligent Efforts to undertake that any licenses obtained from Third Parties will be sublicensable to CureVac, to the extent required or useful for the Licensed Product, provided that CureVac shall be responsible for an allocable portion of the payment and obligations that may be required in order to obtain rights with respect to the Licensed Product pursuant to such Third Party agreement.

4.Payments and Royalties.

4.1Milestone Payments.  CureVac will make milestone payments (each, a "Milestone Payment") to Arcturus upon the first occurrence of each of the milestone events (each, a "Milestone Event") by Licensed Product as set forth below in this Section 4.1.  CureVac will notify Arcturus of the achievement of each Milestone Event (whether achieved by CureVac, its Affiliates or Sublicensees) within (i) […***…] Business Days of such achievement, if the Milestone Event is achieved by CureVac or its Affiliates, or (ii) […***…] Business Days of the receipt by CureVac of a notification about the achievement, if the Milestone Event is achieved by a Sublicensee.

Each Milestone Payment will be non-refundable, non-creditable and payable to Arcturus by CureVac within […***…] days of delivery of an invoice from Arcturus following notification from CureVac pursuant to the preceding paragraph, provided that if no such notification is timely provided by CureVac, the Milestone Payment shall be deemed payable […***…] days after (A) the achievement of such Milestone Event, if the Milestone Event is achieved by CureVac or its Affiliates, or (B) after the receipt by CureVac of the notification from CureVac pursuant to Section 4.1(ii). For clarity, the term “non-refundable” is not intended to limit either Party’s rights to pursue damages arising from a breach of this Agreement.

If one or more of the Milestone Events set forth below are not achieved or not required for any reason, the payment for such skipped Milestone Event will be due at the same time as the payment for the next achieved Milestone Event. For clarity: […***…].

For clarity, to the extent that a Licensed Product is initiated against a Rare Disease Target and later expanded to a non-Rare Disease Target, then any and all Milestone Payments not previously made shall be due and payable upon the achievement of the next non-Rare Disease Milestone (e.g., […***…]).

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Milestone Event	Milestone Payment
Rare Disease Targets
[…***…]	[…***…]
[…***…]	[…***…]
[…***…]	[…***…]
[…***…]	[…***…]
[…***…]	[…***…]
[…***…]	[…***…]
Non-rare Disease Targets
[…***…]	[…***…]
[…***…]	[…***…]
[…***…]	[…***…]
[…***…]	[…***…]
[…***…]	[…***…]
[…***…]	[…***…]

4.2Sublicensing Revenues.If within twenty-four (24) months after the License Agreement Effective Date CureVac grants a sublicense to a Third Party under this License Agreement for the development and commercialization of Licensed Products, then CureVac will pay to Arcturus […***…] of all Sublicense Income actually received by CureVac, to the extent the Sublicense Income exceeds the Option Exercise Fee paid by CureVac under the Development and Option Agreement to exercise the Option for this License Agreement and the Milestone Payments paid by CureVac under this License Agreement.  The payments will be made within […***…] days after receipt by CureVac from the Third Party.  For purposes of clarity, if CureVac grants a sublicense to Third Parties later than […***…] months after the License Agreement Effective Date, CureVac will not owe any Sublicensing Income to Arcturus.

4.3Royalties.

(a)Royalty.  Subject to the remainder of this Section 4.3, on a country-by-country basis and a Licensed Product-by-Licensed Product basis, CureVac will pay to Arcturus (i) a royalty of […***…] of Net Sales of the Licensed Product (ii)

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as well as of any net sales milestones (without offset for any reductions pursuant to Section 4.3(b)) for such Licensed Product received from the Sublicensee.

(b)Third Party Payments and Royalty Reductions.  If CureVac or its Affiliate or Sublicensee, in its reasonable judgment, considers it necessary or useful to obtain a license from any Third Party under any LMD Technology that Covers a Licensed Product in order to develop, manufacture or commercialize such Licensed Product, the amount of CureVac’s royalty obligations under Sections 4.3(a) will be reduced by […***…] of the amount of the upfront, milestone and royalty payments made to such Third Party on account of the development, manufacture or commercialization of such Licensed Product ("Royalty Reductions"), provided, however, that any Royalty Reduction shall not result in less than the minimum royalty due to Arcturus under Section (c) below.

(c)Minimum Royalty.  In no event will the Royalty payable by CureVac to Arcturus for any Licensed Product be less than (i) […***…] if the reduction in subsection (e) does not apply; or (ii) […***…] if the reduction in subsection (e) also applies.

(d)Term. The royalty term ("Royalty Term") shall expire on a country-by-country and Licensed Product-by-Licensed Product basis, on the last to occur of (i) expiration of the last to expire Valid Claim in the Arcturus Technology that, but for the license described herein from Arcturus to CureVac for the applicable Licensed Product, is infringed by the making, using or sale of such Licensed Product, (ii) expiration of any period of data exclusivity, market exclusivity or supplemental protection certificates covering the Licensed Product in such country; and (iii) […***…] years after First Commercial Sale of Licensed Product in such country. For the avoidance of doubt, upon exhaustion of the obligation to pay Royalties to Arcturus as set forth above the continued use of Arcturus Know-How comprised in the Arcturus Technology for the development, manufacture and/or sale of the Licensed Product shall not, in and of itself, obligate CureVac to pay further royalties to Arcturus. Thereafter, CureVac's license under Section 2.1 will become irrevocable, perpetual, fully paid-up and royalty-free on a country-by-country and Licensed Product-by-Licensed Product basis.

(e)Know-How Royalty. On a country-by-country, and a Licensed -Product-by-Licensed Product basis, in the event that during the Royalty Term a Licensed Product is not covered by a Valid Claim, the royalty otherwise payable for such Licensed Product, after the Royalty Reductions above, will be reduced by […***…].

4.4Payment Terms.

(a)Manner of Payment.  All payments to be made by CureVac hereunder will be made in U.S. dollars by wire transfer to such bank account as Arcturus may designate.

(b)Records and Audits. CureVac shall keep, and shall cause each of its Affiliates and Sublicensees, as applicable, to keep adequate books and records of accounting for the purpose of calculating all royalties and other amounts payable to Arcturus hereunder.  For the […***…] years next following the end of the calendar

***Confidential Treatment Requested

year to which each shall pertain, such books and records of accounting (including those of CureVac’s Affiliates and Sublicensees) shall be kept at each of their principal places of business and shall be open for inspection at reasonable times and upon reasonable notice by an independent certified accountant selected by Arcturus, and which is reasonably acceptable to CureVac, for the sole purpose of inspecting the Net Sales calculations and supporting details to the extent reasonably necessary and resulting royalties and other amounts due to Arcturus under this License Agreement.  In no event shall such inspections be conducted hereunder more frequently than once every […***…] months.  Such accountant must have executed and delivered to CureVac and its Affiliates, a confidentiality agreement as reasonably requested by CureVac, which shall include provisions limiting such accountant’s disclosure to Arcturus to only the results and basis for such results of such inspection.  The results of such inspection, if any, shall be binding on both Parties.  Any underpayments plus interest from the original due date shall be paid by CureVac within […***…] days of notification of the results of such inspection.  Any overpayments shall be fully creditable against amounts payable in subsequent payment periods.  Arcturus shall pay for such inspections, except that in the event there is any upward adjustment in aggregate royalties and other amounts payable for any calendar year shown by such inspection of more than […***…] of the amount paid, CureVac shall reimburse Arcturus for any reasonable out-of-pocket costs of such accountant.

(c)Reports and Royalty Payments.  For as long as royalties are due under Section 4.3, CureVac shall furnish to Arcturus written reports.

(i)Reports shall be provided within […***…] days of (1) the end of the Calendar Quarter if Net Sales are generated by CureVac and its Affiliates, and (2) the receipt of corresponding information (which may be estimated) from Sublicensees but in any event within […***…] days of the end of the Calendar Quarter with respect to Net Sales generated by such Sublicensees.

(ii)Royalty payments for each Calendar Quarter shall be due within […***…] Business Days of delivery of an invoice from Arcturus following submission of a royalty report from CureVac, but only subject to the prior receipt by CureVac of the corresponding royalty payment from the Sublicensee, if applicable; however such royalty payments due to Arcturus shall not be reduced by deductions which exceed those covered by the Net Sales definition according to Section 1.43.

(iii)The report shall include, at a minimum, the following information for the applicable Calendar Quarter for each Licensed Product if Net Sales are generated by CureVac and its Affiliates: (i) the gross sales by country reasonably required for the calculation of royalty payments due according to this Agreement, (ii) the calculation in reasonable detail of the Net Sales from such gross sales amounts, including the deductions pursuant to the definition of Net Sales and the amounts of any credits or reductions permitted by Section 4.2; and (iii) the computations for any Arcturus currency conversions pursuant to subsection (d) below.

(iv)CureVac will require each Sublicensee to share with Arcturus the information listed in the foregoing clauses as it relates to Net

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Sales made by such Sublicensee, and to the extent practicable, will include such Sublicensee information in such report; provided that the level of detail with respect to the items subject to report pursuant to Section 4.4(c)(iii) shall be limited to the information that CureVac actually receives from any such Sublicensee. All such reports shall be considered the Confidential Information of CureVac, subject to Section 4.4(b).

(d)Currency Exchange.  With respect to Net Sales invoiced in U.S. dollars, the Net Sales and the amounts due to Arcturus hereunder will be expressed in U.S. dollars.  With respect to Net Sales invoiced in a currency other than U.S. dollars, payments will be calculated based on the average of the closing exchange rates reported by the Wall Street Journal (http://quotes.wsj.com/fx/EURUSD), or such other source as the Parties may agree in writing, of the applicable reporting period for the payment due.

(e)Taxes.  CureVac may withhold from payments due to Arcturus amounts for payment of any withholding tax that is required by Law to be paid to any taxing authority with respect to such payments.  CureVac will provide Arcturus all relevant documents and correspondence, and will also provide to Arcturus any other cooperation or assistance on a reasonable basis as may be necessary to enable Arcturus to claim exemption from such withholding taxes and to receive a refund of such withholding tax or claim a foreign tax credit.  CureVac will give proper evidence from time to time as to the payment of any such tax.  The Parties will cooperate with each other in seeking deductions under any double taxation or other similar treaty or agreement from time to time in force.  CureVac shall use Diligent Efforts to minimize withholding taxes. In the event that any tax deduction or withholding obligation arises or increases as a direct result of any reincorporation, redomiciliation, change in source of payments under this Agreement or other similar corporate structuring actions undertaken by CureVac from and after the License Agreement Effective Date, then CureVac shall increase the payment (in respect of which such deduction or withholding of tax is required to be made) to ensure that Arcturus receives an amount equal to the amount that it would have received had no such action occurred. Apart from any such permitted withholding and those deductions expressly included in the definition of Net Sales, the amounts payable by CureVac to Arcturus hereunder will not be reduced on account of any taxes, charges, duties or other levies. Each Party shall be solely responsible for the payment of all taxes imposed on its share of income arising directly or indirectly from the activities of the Parties under this License Agreement.

(f)Blocked Payments.  In the event that, by reason of applicable law in any country, it becomes impossible or illegal for CureVac or its Affiliates or Sublicensees to transfer, or have transferred on its behalf, payments owed to Arcturus hereunder, CureVac will promptly notify Arcturus of the conditions preventing such transfer and such payments will be deposited in local currency in the relevant country to the credit of Arcturus in a recognized banking institution proposed by Arcturus and reasonably acceptable to CureVac or, if none is proposed by Arcturus within a period of […***…] days, in a recognized banking institution selected by CureVac or its Affiliate or Sublicensee, as the case may be, and identified in a written notice given to Arcturus.

(g)Interest Due.  If any payment due to Arcturus under this License Agreement is overdue (and is not subject to a good faith dispute), then CureVac will

***Confidential Treatment Requested

pay interest thereon (before and after any judgment) at an annual rate of the lesser of […***…] above the prime rate as reported in The Wall Street Journal, Eastern Edition, and the maximum rate permitted by applicable Law, such interest to run from the date upon which payment of such sum became due until payment thereof in full together with such interest.

(h)Mutual Convenience of the Parties.  The royalty and other payment obligations set forth hereunder have been agreed to by the Parties for the purpose of reflecting and advancing their mutual convenience, including the ease of calculating and paying royalties and other amounts to Arcturus.

5.Ownership and Inventorship of IP.

5.1Solely-Owned IP.  As between the Parties and subject to Section 5.3, each Party will own and retain all right, title and interest in and to any and all Know-How and Patents arising therefrom that are discovered, created, conceived, developed or reduced to practice under or in connection with this License Agreement (the “Inventions”) solely by or on behalf of such Party.  Subject to the licenses hereunder and the other terms and conditions of this License Agreement or any other agreement between the Parties, each Party will be solely responsible for the prosecution and maintenance, and the enforcement and defense, of its solely-owned Patents.

5.2Inventorship.  Inventorship of all Inventions shall be determined in accordance with applicable laws. Each Party will ensure that each employee, consultant and subcontractor conducting any activities under this License Agreement on behalf of such Party will be subject to written agreements to assign to such Party all of its right, title and interest in and to the Inventions so that such Party can comply with its obligations with respect to the ownership allocation of the Inventions as set forth below.  In addition, each Party shall be solely responsible for payments that may be required to any of such Party’s employees or consultants and subcontractors in connection with or with respect to such agreements, including moral rights payments.

5.3Ownership.  Notwithstanding inventorship in the first instance pursuant to Section 5.2, ownership of all Inventions, as between the Parties, will be assigned by the Parties as follows: (a) Arcturus will solely own all Inventions that are improvements solely to the LMD Technology (“LMD Inventions”), and (b) CureVac will solely own all Inventions that are improvements solely to the mRNA Technology (“mRNA Inventions”).  Specifically, CureVac hereby assigns to Arcturus all of its right, title and interest in and to any and all LMD Inventions, and agrees to take such actions reasonably requested by Arcturus to evidence such assignment.  Arcturus hereby assigns to CureVac all of its right, title and interest in and to any and all mRNA Inventions, and agrees to take such actions reasonably requested by CureVac to evidence such assignment. For clarity, the assignment provisions with respect to mRNA Inventions are restricted solely to improvements to the mRNA Technology.

6.Patent Prosecution and Maintenance.

6.1Generally.

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(a)As between the Parties and subject to Section 6.2 below, Arcturus (or its Third Party licensor, if any) will have the sole right, at its sole costs, to prosecute and maintain Arcturus Technology Patents, other than the Joint Interest Patents.

(b)In relation to any Arcturus Technology Patents that specifically claim the Licensed Product, prior to filing, Arcturus will provide CureVac with copies of all specific claims relevant to the Licensed Product in such applications for all such Arcturus Technology Patents, and all other material submissions and correspondence relating to such claims with any patent authorities regarding such Arcturus Technology Patents, in sufficient time (not to be less than […***…] days) to allow for review and comment by CureVac.  In addition, Arcturus will provide CureVac and its counsel with an opportunity to consult with Arcturus and its counsel regarding prosecution and maintenance of any such Arcturus Technology Patents, and Arcturus will not unreasonably refuse to address all reasonable comments timely made by or on behalf of CureVac.

(c)As between the Parties, CureVac will have the first right to prosecute and maintain any and all Joint Interest Patents and the Parties will share equally all costs incurred by CureVac in connection with such efforts. Prior to filing, CureVac will provide Arcturus with copies of all applications for such Joint Interest Patents, and all other material submissions and correspondence with any patent authorities regarding such Joint Interest Patents, in sufficient time (not to be less than […***…] days) to allow for review and comment by Arcturus.  In addition, CureVac will provide Arcturus and its counsel with an opportunity to consult with CureVac and its counsel regarding prosecution and maintenance of any such Joint Interest Patents, and CureVac will consider in good faith all reasonable comments timely made by or on behalf of Arcturus.

(d)In the event that CureVac or its Affiliates grants a sublicense pursuant to Section 2.2, as between CureVac and any such Sublicensee,

(i)

to the extent any such Arcturus Technology Patent or Joint Interest Patent does not specifically claim the Licensed Product, CureVac shall retain its rights to prosecute any such sublicensed Arcturus Technology Patents and Joint Interest Patents as set forth in Sections 6.1(b) and 6.1(c); provided, however, that such Sublicense may provide for instruction by the Sublicensee of CureVac’s exercise of its rights to prosecute any sublicensed Arcturus Technology Patent or Joint Interest Patent;

(ii)

to the extent any such Arcturus Technology Patent or Joint Interest Patent specifically claims the Licensed Product  (i.e., with respect to the claims limited to the Licensed Product, but not the broader claims that cover other products or potential products in such Arcturus Technology Patents or Joint Interest Patents), CureVac shall have the right to sublicense its rights to prosecute any such sublicensed Arcturus Technology Patents and Joint Interest Patents as set forth in Sections 6.1(b) and 6.1(c) to the Sublicensee.

6.2Election Not to Prosecute or Maintain or Pay Patent Costs.

(a)If Arcturus elects not to pay its share of the Patent Costs associated with prosecution or maintenance of any Joint Interest Patents, then it shall assign its co-ownership share in such Patents to CureVac and the respective Patent shall no longer be considered a Joint Interest Patent.

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(b)By CureVac. If CureVac elects not (i) to file, prosecute or maintain any Joint Interest Patents for which it is responsible under Section 6.1 in any particular country before the applicable filing deadline or continue such activities once filed in a particular country, or (ii) to pay its share of the Patent Costs associated with prosecution or maintenance of any Joint Interest Patents then in each such case CureVac will so notify Arcturus, promptly in writing and in good time to enable Arcturus to meet any deadlines by which an action must be taken to preserve such Joint Interest Patent in such country at Arcturus' expense, if Arcturus so requests. Upon receipt of each such notice by CureVac, Arcturus will have the right, but not the obligation, to notify CureVac in writing on a timely basis that CureVac should transfer the prosecution or maintenance of such Joint Interest Patent to Arcturus and at Arcturus' sole expense. Arcturus is entitled to discontinue the payment of Patent Costs for any Joint Interest Patents at any time, provided that it will so notify CureVac in writing in time for such discontinuance. In the event that Arcturus assumes the prosecution and maintenance of any such Joint Interest Patent, then CureVac would make available to Arcturus all documentation and correspondence with respect to such Joint Interest Patent, such Joint Interest Patent shall no longer be licensed under this Agreement with respect to the Licensed Product.

6.3Cooperation.  Each Party will reasonably cooperate with the other Party in those activities involving the Arcturus Technology Patents and Joint Interest Patents set forth in Sections 6.1 and 6.2.  Such cooperation includes promptly executing all documents, or requiring inventors, subcontractors, employees and consultants and agents of CureVac and Arcturus and their respective Affiliates and Sublicensees to execute all documents, as reasonable and appropriate so as to enable such activities in respect of any such Arcturus Technology Patents in any country.

7.Patent Enforcement and Defense.

7.1Notice.  To the extent not in breach of an obligation of confidentiality, each Party will promptly notify, in writing, the other Party upon learning of any actual or suspected infringement of any Arcturus Technology Patents by a Third Party, or of any claim of invalidity, unenforceability, or non-infringement of any Arcturus Technology Patents, and will, along with such notice, supply the other Party with any evidence in its possession pertaining thereto.

7.2Enforcement and Defense.

(a)Enforcement.

(i)	As between the Parties,

(1)Arcturus and its Third Party licensor or licensee (solely to the extent of any existing back-up enforcement rights), at its cost, will have the first right, but not the obligation, to seek to abate any infringement of the Arcturus Technology Patents (other than those in subsection (2)) by a Third Party, or to file suit against any such Third Party for such infringement, and

(2)CureVac (or its sublicensee, if any) shall have the first right, but not the obligation, to take action or bring suit and bear all expenses against such Third Party infringer with respect to: (A) Joint Interest Patents; and/or (B) any other Arcturus

Technology Patents that, on the date of first notice of such infringement, specifically claim the Licensed Product but are not necessary or useful for the research, development, manufacturing and commercialization of any product comprising Arcturus Technology that is exclusively licensed or optioned to a Third Party or is in Late Stage Development or being commercialized by Arcturus or its Affiliates.

(b)If the Party first responsible for such enforcement elects not to take action or to bring suit to prosecute such infringement or to continue such action or suit, it shall notify the other Party of such election within […***…] days after become aware of or receipt of the notice of the infringement or after the election to stop any such action or suit. If after the expiration of the […***…] days period (or, if earlier, the date upon which the responsible Party provides written notice that it does not plan to bring such action) the responsible Party has neither obtained a discontinuance of infringement nor filed suit against any such Third Party infringer of such Patent, then

(i)

in the case of an election by Arcturus and its Third Party licensor or licensee (solely to the extent of any existing back-up enforcement rights) not to prosecute an infringement of an Arcturus Technology Patent specifically claiming the Licensed Product, CureVac shall have the right, but not the obligation, to take action or bring suit against such Third Party infringer of such Patents, provided that the infringement is with respect to a product related to the Target(s) under this License Agreement, and further provided that CureVac shall bear all the expenses of such suit and

(ii)

in the case of a CureVac election not to prosecute an infringement of a Joint Interest Patents or Arcturus Technology Patent with respect to which CureVac has rights to take first action, (i) Arcturus shall have the right, but not the obligation, to take action or bring suit against such Third Party infringer of such Patents, provided that Arcturus shall bear all the expenses of such suit,and CureVac shall join Arcturus in such suit to the extent legally required, unless (ii) CureVac decides to assign its interest in such Joint Interest Patent – on a country-by-country basis - to Arcturus and such Joint Interest Patent shall become an Arcturus Technology Patent and no longer subject to license pursuant to this License Agreement.

(c)Defense.

(i)	As between the Parties,

(1)Arcturus and its Third Party licensor or licensee (solely to the extent of any existing back-up defense rights) will have the first right, but not the obligation, at its sole costs, to defend against a declaratory judgment action or other action challenging any Arcturus Technology Patents, other than: (i) Joint Interest Patents; and (ii) any other Arcturus Technology Patents that, on the date of first notice of such action, specifically claim the Licensed Product but are not necessary or useful for the research, development, manufacturing and commercialization of any product comprising Arcturus Technology that is exclusively licensed or optioned to a Third Party or is in Late Stage Development or being commercialized by Arcturus or its Affiliates, and

***Confidential Treatment Requested

(2)CureVac shall have the first right, but not the obligation, at its sole costs, to defend against a declaratory judgment action or other action challenging Joint Interest Patents as well as such other Arcturus Technology Patents that specifically claim the Licensed Product.

(ii)

If the Party first responsible for such defense does not take steps to defend within a commercially reasonably time, or elects not to continue any such defense (in which case it will promptly provide notice thereof to the other Party), then (i) in the case of an election by Arcturus and its Third Party licensor or licensee (solely to the extent of any existing back-up defense rights) not to defend an Arcturus Technology Patent specifically claiming the Licensed Product, CureVac shall have the right, but not the obligation, to defend any Arcturus Technology Patents that cover Licensed Product and no other product licensed or optioned by Arcturus to a Third Party or commercialized by Arcturus, provided that CureVac shall bear all the expenses of such suit and (ii) in the case of a CureVac election not to defend the Joint Interest Patents, Arcturus shall have the right, but not the obligation, to take action or bring suit to defend such Patents, provided that Arcturus shall bear all the expenses of such suit. Notwithstanding the foregoing, in the event that CureVac elects not to prosecute an infringement of a Joint Interest Patent, then CureVac shall, at its discretion, either (i) assign such Joint Interest Patent to Arcturus – on a country-by-country basis -, which shall become an Arcturus Technology Patent and no longer subject to license pursuant to this License Agreement or (ii) join Arcturus in such suit to the extent legally required.

(d)Notwithstanding the foregoing, any response to a Third Party infringer's counterclaim of invalidity or unenforceability of any Arcturus Technology Patents shall be controlled by the Party who controls the relevant enforcement proceeding pursuant to Section 7.2 (a) unless otherwise mutually agreed by the Parties.

(e)In the event that CureVac or its Affiliates grants a sublicense pursuant to Section 2.2, as between CureVac and any such Sublicensee,

(i)

to the extent any such Arcturus Technology Patent or Joint Interest Patent does not specifically claim the Licensed Product, CureVac shall retain its rights to enforce and defend Arcturus Technology Patents and Joint Interest Patents as set forth in Sections 7.2(a), 7.2(b), 7.2(c) and 7.2(d); provided, however, that CureVac’s exercise of its rights to enforce or defend such Arcturus Technology Patent or Joint Interest Patent may be instructed by a Sublicensee;

(ii)

to the extent any such Arcturus Technology Patent or Joint Interest Patent specifically claims the Licensed Product, CureVac shall have the right to sublicense its rights to enforce and defend Arcturus Technology Patents and Joint Interest Patents as set forth in Sections 7.2(a), 7.2(b), 7.2(c) and 7.2(d) to the Sublicensee.

(f)Withdrawal, Cooperation and Participation.  With respect to any infringement or defensive action identified above in this Section 7.2 which may be controlled by either CureVac or Arcturus:

(i)

If the controlling Party ceases to pursue or withdraws from such action, it will promptly notify the other Party (in good time to enable the other Party to meet any deadlines by which any action must be taken to preserve any rights in such infringement or defensive action) and such other Party may substitute itself for the withdrawing Party, shall be granted the right and standing to sue in the other Party's name, and proceed under the terms and conditions of this Section 7.2.

(ii)

The non-controlling Party will cooperate with the Party controlling any such action (as may be reasonably requested by the controlling Party), including (A) providing access to relevant documents and other evidence, (B) making its and its Affiliates and licensees and Sublicensees and all of their respective employees, subcontractors, consultants and agents available at reasonable business hours and for reasonable periods of time, but only to the extent relevant to such action, and (C) if necessary, by being joined as a party, subject for this clause (C) to the controlling Party agreeing to indemnify such non-controlling Party for its involvement as a named party in such action and paying those Patent Costs incurred by such Party in connection with such joinder.  The Party controlling any such action will keep the other Party updated with respect to any such action, including providing copies of all documents received or filed in connection with any such action.

(iii)

Each Party will have the right to participate or otherwise be involved in any such action controlled by the other Party, in each case at the participating (i.e., non-controlling) Party’s sole cost and expense.  If a Party elects to so participate or be involved, the controlling Party will provide the participating Party and its counsel with an opportunity to consult with the controlling Party and its counsel regarding the prosecution of such action (including reviewing the contents of any correspondence, legal papers or other documents related thereto), and the controlling Party will take into account reasonable requests of the participating Party regarding such enforcement or defense.

(g)Settlement.  Neither Party will settle or consent to an adverse judgment in any action described in this Section 7.2 and controlled by such Party, including any judgment which affects the scope, validity or enforcement of any Arcturus Technology Patents involved therewith, without the prior written consent of the other Party (such consent not to be unreasonably withheld, delayed or conditioned).

(h)Damages.  Unless otherwise agreed by the Parties, all monies recovered upon the final judgment or settlement of any action which may be controlled by either CureVac or Arcturus and described in Section 7.2(a) or 7.2(c) in each case will be used first to reimburse the controlling Party, and thereafter the non-controlling Party, for each of their out-of-pocket costs and expenses relating to the action, with the balance of any such recovery to be divided as follows:

(i)	To the extent the action involves a Third Party’s research, development, manufacture or commercialization of any product other than the Licensed Product (or a LMD product directed to the same

Target as the Licensed Product), Arcturus shall retain all such recovery; and

(ii)

To the extent the action involves a Third Party’s research, development, manufacture or commercialization of the Licensed Product (or a LMD product directed to the same Target as the Licensed Product), CureVac will retain such recovery, less the amount of royalties payable to Arcturus by treating such recovery as "Net Sales" hereunder.

(i)Patent Marking.  CureVac shall mark all Licensed Product if and to the extent required by the applicable patent marking laws, and shall require all of its Affiliates and sublicensees to do the same.

8.Confidentiality.

8.1Confidential Information.  Each Party ("Disclosing Party") may disclose to the other Party ("Receiving Party"), and Receiving Party may acquire during the course and conduct of activities under this License Agreement, certain proprietary or confidential information of Disclosing Party in connection with this License Agreement.

8.2Restrictions.  During the Term and for […***…] years thereafter, Receiving Party will keep all Disclosing Party’s Confidential Information in confidence with the same degree of care with which Receiving Party holds its own confidential information, but in no event less than reasonable care.  Receiving Party will not use Disclosing Party’s Confidential Information except for in connection with the performance of its obligations and exercise of its rights under this License Agreement.  Receiving Party has the right to disclose Disclosing Party’s Confidential Information without Disclosing Party’s prior written consent to Receiving Party’s Affiliates, and each of their employees, subcontractors, consultants and agents who have a need to know such Confidential Information in order to perform their obligations and exercise their rights under this License Agreement and who are under written obligation to comply with the restrictions on use and disclosure that are no less restrictive than those set forth in this Section 8.2.  Receiving Party assumes responsibility for such entities and persons maintaining Disclosing Party’s Confidential Information in confidence and using same only for the purposes described herein.

8.3Exceptions.  Receiving Party’s obligation of nondisclosure and the limitations upon the right to use the Disclosing Party’s Confidential Information will not apply to a specific portion of the Disclosing Party’s Confidential Information to the extent that Receiving Party can demonstrate that such portion: (i) was known to Receiving Party or any of its Affiliates prior to the time of disclosure by the Disclosing Party without obligation of confidentiality; (ii) is or becomes public knowledge through no action or omission of Receiving Party or any of its Affiliates; (iii) is obtained on a non-confidential basis by Receiving Party or any of its Affiliates from a Third Party who to Receiving Party’s knowledge is lawfully in possession thereof (or if possession is obviously unlawful) and under no obligation of confidentiality to Disclosing Party; or (iv) has been independently developed by or on behalf of Receiving Party or any of its Affiliates without the aid, application or use of Disclosing Party’s Confidential Information as documented by the internal records of the Receiving Party.

8.4Permitted Disclosures.  Notwithstanding the obligations set forth in Section 8.2, Receiving Party may disclose Disclosing Party’s Confidential Information (including this

***Confidential Treatment Requested

License Agreement and the terms herein) to the extent (and only to the extent) such disclosure is reasonably necessary in the following instances:

(a)in order to comply with applicable Law (including any securities Law or regulation or the rules of a securities exchange) or with a legal or administrative proceeding;

(b)in connection with prosecuting or defending litigation, and filing, prosecuting and enforcing Arcturus Technology Patents in connection with Receiving Party’s rights and obligations pursuant to this License Agreement;

(c)to attorneys, accountants, auditors, acquirers, licensees, partners or permitted assignees; financial advisors, investors and lenders, including potential acquirers, licensees, partners, assignees, financial advisors, investors and lenders; and

(d)in the case of CureVac, to (i) subcontractors; or (ii) potential licensees or collaboration partners, but only such information that is reasonably necessary or useful for the subcontractor to perform the subcontracted work or for the potential licensee or partner to evaluate the applicable Licensed Product, and  LMD or Licensed Product manufacturing processes;

provided that (1) where reasonably possible, Receiving Party will notify Disclosing Party of Receiving Party’s intent to make any disclosure pursuant to subsections (a) and (b) sufficiently prior to making such disclosure so as to allow Disclosing Party reasonably adequate time to take whatever action it may deem appropriate to protect the confidentiality of the information to be disclosed, and (2) with respect to subsections (c), each of those persons or entities are required to comply with the restrictions on use and disclosure in Section 8.2 (other than financial advisors, investors and lenders, which must be bound prior to disclosure by commercially reasonable obligations of confidentiality).

8.5Return of Confidential Information. Upon expiry or earlier termination of this License Agreement, upon written request of a Party (such request, if made, to be made within three (3) months of such expiry or termination) the other Party will destroy or return (as shall be specified in such request) to the requesting Party all copies of the Confidential Information of the requesting Party; provided that the Party may retain: (i) one copy of such Confidential Information for record-keeping purposes, for the sole purpose of ensuring compliance with this License Agreement; (ii) any copies of such Confidential Information as is required to be retained under applicable Law; (iii) any copies of such Confidential Information as is necessary or useful for such Party to exercise a right or fulfill an obligation under another License Agreement, if any, or as set forth in this License Agreement; and (iv) any copies of any computer records and files containing Confidential Information that have been created by such Party’s routine archiving/backup procedures. Upon request of the requesting Party, the Receiving Party shall confirm in writing to the requesting Party the destruction or return of all copies of the Confidential Information of the requesting Party.

8.6Publications.  Notwithstanding anything in this License Agreement to the contrary, CureVac is permitted to publish the results of its development under this License Agreement, provided, however, that it will not disclose Arcturus Confidential Information in any publication by CureVac of the results of any Licensed Product development by CureVac without Arcturus’ prior written consent, which will not be unreasonably withheld, conditioned or delayed.

8.7Terms of this License Agreement; Press Release.  The Parties agree that the existence and terms of the Parties’ relationship and this License Agreement will be treated as Confidential Information of both Parties, and thus may be disclosed only as permitted by Section 8.4.  Except as mutually agreed or otherwise required by Law or securities exchange regulation, each Party agrees not to issue any press release or public statement disclosing information relating to the existence of this License Agreement or the transactions contemplated hereby or the terms hereof without the prior written consent of the other Party.

9.Warranties; Limitations of Liability; Indemnification.

9.1Representations and Warranties. Each Party represents and warrants to the other as of the License Agreement Effective Date that:

(a)it is a corporation duly organized, validly existing, and in good standing under the Laws of the jurisdiction in which it is incorporated,

(b)it has the legal right and power to enter into this License Agreement, to extend the rights and licenses granted or to be granted to the other in this License Agreement, and to fully perform its obligations hereunder,

(c)it has taken all necessary corporate action on its part required to authorize the execution and delivery of this License Agreement and the performance of its obligations hereunder,

(d)this License Agreement has been duly executed and delivered on behalf of such Party, and constitutes a legal, valid, and binding obligation of such Party that is enforceable against it in accordance with its terms  and

(e)except with respect to any Pre-Existing Prosecution, Enforcement and Defense Restrictions, the execution, delivery and performance by such Party of this License Agreement and the consummation of the transactions contemplated hereby will not result in any violation of, conflict with, result in a breach of or constitute a default under any understanding, contract or agreement to which such Party is a party or by which it is bound, including, in the case of Arcturus, each of the agreements which Arcturus has identified to CureVac prior to the License Agreement Effective Date, in each case as would reasonably be expected to have a material adverse effect on the rights of the other Party hereunder.

9.2Additional Representations of Arcturus.  Arcturus hereby represents and warrants to CureVac as of the License Agreement Effective Date as follows:

(a)Impairment. Except with respect to any Pre-Existing Prosecution, Enforcement and Defense Restrictions, neither Arcturus nor any of its Affiliates has entered into any agreement or otherwise licensed, granted, assigned, transferred, conveyed or otherwise encumbered or disposed of any right, title or interest in or to any of its assets, including any intellectual property rights including Know-How, that would in any way conflict with or impair the scope of any rights or licenses granted to CureVac with respect to the Licensed Product hereunder.

(b)Patents.  Appendix 1.4 sets forth a complete and accurate list of all Arcturus Technology Patents.  Arcturus Controls the Arcturus Technology, and is entitled to grant the licenses specified herein.  To Arcturus’ knowledge, the Arcturus Technology Patents have been procured or are being procured from the respective patent offices in accordance with applicable Law.  None of the Arcturus Technology Patents is or has been involved in any opposition, cancellation, interference, reissue or reexamination proceeding, and to Arcturus’ knowledge as of the License Agreement Effective Date, no Arcturus Technology is the subject of any judicial, administrative or arbitral order, award, decree, injunction, lawsuit, proceeding or stipulation.  As of the License Agreement Effective Date, neither Arcturus nor any of its Affiliates has received any notice alleging that the Arcturus Technology Patents are invalid or unenforceable, or challenging Arcturus’ ownership of or right to use any such rights.

(c)Entire LMD Technology. The Arcturus LMD Technology licensed to CureVac under this License Agreement comprises all LMD Technology Controlled by Arcturus which is necessary or useful to develop, manufacture and commercialize the Licensed Products for purposes of this License Agreement.

(d)Encumbrances. As of the License Agreement Effective Date, Arcturus has the right to grant the license herein to CureVac and neither Arcturus nor any of its Affiliates has granted any liens or security interests on the Arcturus Technology to any Third Party that is inconsistent with the license granted to CureVac under Section 2.1.

(e)Litigation. There is no action, suit, proceeding or investigation pending or, to the knowledge of Arcturus, currently threatened against or affecting Arcturus that questions the validity of this License Agreement or the right of Arcturus to enter into this License Agreement or consummate the transactions contemplated hereby or that relates to the Arcturus Technology.

(f)Infringement.  Neither Arcturus nor any of its Affiliates has received any written notice of any claim, nor does Arcturus or its Affiliates have any knowledge of any claim, that any Patent, Know-How or other intellectual property owned or controlled by a Third Party would be infringed or misappropriated by the practice of any Arcturus LMD Technology in connection with the production, use, research, development, manufacture or commercialization of any Licensed Product.

(g)Third Party Infringement.  To Arcturus’ knowledge, no Third Party is infringing or has infringed any Patent within the Arcturus LMD Technology or is misappropriating or has misappropriated any Know-how within the Arcturus LMD Technology, in each case relating to the Target.

9.3Disclaimers.  Without limiting the respective rights and obligations of the Parties expressly set forth herein, each Party specifically disclaims any guarantee that any Licensed Product will be successful, in whole or in part. Except as otherwise expressly provided in this License Agreement, the Parties make no representations and extend no warranty of any kind under this License Agreement, neither express nor implied.

9.4No Consequential Damages.  Notwithstanding anything in this License Agreement or otherwise, neither Party will be liable to the other or any Third Party with respect to any subject matter of this License Agreement for any indirect or consequential damages, provided that this Section 9.4 will not apply to breaches of Article 8 or the Parties’ indemnification rights or obligations under Section 9.6, or in the event of willful misconduct.

9.5Performance by Others.  The Parties recognize that each Party may perform some or all of its obligations under this License Agreement through Affiliates, subcontractors or - in the event of CureVac - Sublicensees, provided, however, that each Party will remain fully responsible and liable for the performance by its Affiliates, subcontractors and Sublicensees, and will cause its Affiliates, subcontractors and Sublicensees to comply with the provisions of this License Agreement in connection therewith.

9.6Indemnification.

(a)Indemnification by CureVac.  CureVac will indemnify Arcturus, its Affiliates and their respective directors, officers, employees, Third Party licensors and agents, and their respective successors, heirs and assigns (collectively, "Arcturus Indemnitees"), and defend and hold each of them harmless, from and against any and all losses, damages, liabilities, costs and expenses (including reasonable attorneys’ fees and expenses) (collectively, "Losses") in connection with any and all suits, investigations, claims or demands of Third Parties (collectively, "Third Party Claims") against the Arcturus Indemnitees to the extent arising from or occurring as a result of: (i) the breach by CureVac of any representation or warranty of this License Agreement; (ii) any gross negligence or willful misconduct on the part of any CureVac Indemnitee; or (iii) the development, manufacture or commercialization by or on behalf of CureVac or any of its Affiliates or Sublicensees of Licensed Product other than if related to an LMD component thereof specifically provided by Arcturus, except in each case (i)-(iii) to the extent arising from or occurring as a result of the gross negligence or willful misconduct on the part of an Arcturus Indemnitee or Arcturus’ breach of this License Agreement.

(b)Indemnification by Arcturus.  Arcturus will indemnify CureVac, its Affiliates and their respective directors, officers, employees and agents, and their respective successors, heirs and assigns (collectively, "CureVac Indemnitees"), and defend and hold each of them harmless, from and against any and all Losses in connection with any and all Third Party Claims against CureVac Indemnitees to the extent arising from or occurring as a result of: (i) the breach by Arcturus of any representation or warranty of this License Agreement; or (ii) any gross negligence or willful misconduct on the part of any Arcturus Indemnitee, except in each case (i) and (ii) to the extent arising from or occurring as a result of the gross negligence or willful misconduct on the part of a CureVac Indemnitee or CureVac’s breach of this License Agreement.

(c)Notice of Claim.  All indemnification claims provided for in Sections 9.6(a) and 9.6(b) will be made solely by such Party to this License Agreement (the "Indemnified Party").  The Indemnified Party will promptly notify the indemnifying Party (an "Indemnification Claim Notice") of any Losses or the discovery of any fact upon which the Indemnified Party intends to base a request for indemnification under Section 9.6(a) and 9.6(b), but in no event will the indemnifying Party be liable for any Losses that result from any delay in providing such notice.  Each Indemnification Claim Notice must contain a description of the claim and the nature and estimated amount of such Loss (to the extent that the nature and amount of such Loss is known at such time).  The Indemnified Party will furnish promptly to the indemnifying Party copies of all papers and official documents received in respect of any Losses and Third Party Claims.

(d)Defense, Settlement, Cooperation and Expenses.

(i)Control of Defense.  At its option, the indemnifying Party may assume the defense of any Third Party Claim by giving written notice to the Indemnified Party within thirty (30) days after the indemnifying Party’s receipt of an Indemnification Claim Notice.  The assumption of the defense of a Third Party Claim by the indemnifying Party will not be construed as an acknowledgment that the indemnifying Party is liable to indemnify the Indemnified Party in respect of the Third Party Claim, nor will it constitute a waiver by the indemnifying Party of any defenses it may assert against the Indemnified Party’s claim for indemnification.  Upon assuming the defense of a Third Party Claim, the indemnifying Party may appoint as lead counsel in the defense of the Third Party Claim any legal counsel selected by the indemnifying Party (the indemnifying Party will consult with the Indemnified Party with respect to such counsel and a possible conflict of interest of such counsel retained by the indemnifying Party).  In the event the indemnifying Party assumes the defense of a Third Party Claim, the Indemnified Party will as soon as possible deliver to the indemnifying Party all original notices and documents (including court papers) received by the Indemnified Party in connection with the Third Party Claim.  In the event that it is ultimately determined that the indemnifying Party is not obligated to indemnify, defend or hold harmless the Indemnified Party from and against the Third Party Claim, the Indemnified Party will reimburse the indemnifying Party for any and all costs and expenses (including reasonable attorneys’ fees and costs of suit) and any Third Party Claims incurred by the indemnifying Party in its defense of the Third Party Claim.

(ii)Right to Participate in Defense.  Without limiting Section 9.6(d)(i), any Indemnified Party will be entitled to participate in, but not control, the defense of such Third Party Claim and to engage counsel of its choice for such purpose; provided, however, that such engagement will be at the Indemnified Party’s own cost and expense unless (i) the indemnifying Party has failed to promptly assume the defense and engage counsel in accordance with Section 9.6(d)(i) (in which case the Indemnified Party will control the defense) or (ii) the interests of the Indemnified Party and the indemnifying Party with respect to such Third Party Claim are sufficiently adverse to prohibit the representation by the same counsel of both Parties under applicable Law, ethical rules or equitable principles, in which case the indemnifying Party will assume one hundred percent (100%) of any such costs and expenses of counsel for the Indemnified Party.

(iii)Settlement.  With respect to any Third Party Claims that relate solely to the payment of money damages in connection with a Third Party Claim and that will not result in the Indemnified Party’s becoming subject to injunctive or other relief or

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otherwise adversely affecting the business of the Indemnified Party in any manner, and as to which the indemnifying Party will have acknowledged in writing the obligation to indemnify the Indemnified Party hereunder, the indemnifying Party will have the sole right to agree to the entry of any judgment, enter into any settlement or otherwise dispose of such Loss, on such terms as the indemnifying Party, in its sole discretion, will deem appropriate.  With respect to all other Losses in connection with Third Party Claims, where the indemnifying Party has assumed the defense of the Third Party Claim in accordance with Section 9.6(d)(i), the indemnifying Party will have authority to agree to the entry of any judgment, enter into any settlement or otherwise dispose of such Loss provided it obtains the prior written consent of the Indemnified Party (such consent not to be unreasonably withheld, delayed or conditioned).  The indemnifying Party will not be liable for any settlement or other disposition of a Loss by an Indemnified Party that is reached without the prior written consent of the indemnifying Party.  Regardless of whether the indemnifying Party chooses to defend or prosecute any Third Party Claim, no Indemnified Party will admit any liability with respect to or settle, compromise or discharge, any Third Party Claim without the prior written consent of the indemnifying Party, such consent not to be unreasonably withheld, delayed or conditioned.

(iv)Cooperation.  Regardless of whether the indemnifying Party chooses to defend or prosecute any Third Party Claim, the Indemnified Party will, and will use Diligent Efforts to cause each other indemnified party to, cooperate in the defense or prosecution thereof and will furnish such records, information and testimony, provide such witnesses and attend such conferences, discovery proceedings, hearings, trials and appeals as may be reasonably requested in connection therewith, at the indemnifying Party’s expense.  Such cooperation will include access during normal business hours afforded to the indemnifying Party to, and reasonable retention by the Indemnified Party of, records and information that are reasonably relevant to such Third Party Claim, and making indemnified parties and other employees and agents available on a mutually convenient basis to provide additional information and explanation of any material provided hereunder, and the indemnifying Party will reimburse the Indemnified Party for all its reasonable out-of-pocket costs and expenses in connection therewith.

(v)Costs and Expenses.  Except as provided above in this Section 9.6(d), the costs and expenses, including attorneys’ fees and expenses, incurred by the Indemnified Party in connection with any claim will be reimbursed on a Calendar Quarter basis by the indemnifying Party, without prejudice to the indemnifying Party’s right to contest the Indemnified Party’s right to indemnification and subject to refund in the event the indemnifying Party is ultimately held not to be obligated to indemnify the Indemnified Party.

9.7Insurance.  Each Party will maintain at its sole cost and expense, an adequate liability insurance or self-insurance program (including product liability insurance) to protect

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against potential liabilities and risk arising out of activities to be performed under this License Agreement, and any agreement related hereto and upon such terms (including coverages, deductible limits and self-insured retentions) as are customary in the respective industry of such Party for the activities to be conducted by such Party under this License Agreement.  Subject to the preceding sentence, such liability insurance or self-insurance program will insure against all types of liability, including personal injury, physical injury or property damage arising out of the manufacture, sale, use, distribution or marketing of Licensed Product.  The coverage limits set forth herein will not create any limitation on a Party’s liability to the other under this License Agreement.

10.Term and Termination.

10.1Term.

(a)This License Agreement will commence as of the License Agreement Effective Date and, unless sooner terminated in accordance with the terms hereof or by mutual written consent, will continue on a Licensed Product-by-Licensed Product and a country-by-country basis, until there are no more payments owed to Arcturus in such country (the longest such period of time hereunder, the "Term").  Upon there being no more such payments hereunder in such country, the license contained in Section 2.1 will become irrevocable, perpetual and fully paid up and will remain in effect with respect to such Licensed Product in such country.

(b)If the Target to which this License Agreement relates is chosen by the Parties for co-development under the Co-Development Agreement, this License Agreement will automatically terminate upon the written agreement of the Parties to include such programs under the Co-Development Agreement, in accordance with Section 4.2(a) of the Co-Development Agreement.

(c)The Parties agree that this Agreement and the Co-Development Agreement relate to different projects and, therefore, the validity, term and termination of this Agreement shall be independent from the validity, term and termination of the Co-Development Agreement.

10.2Termination by Arcturus.

(a)Breach.  Arcturus will have the right to terminate this License Agreement in full upon delivery of written notice to CureVac in the event of any material breach by CureVac of any terms and conditions of this License Agreement, provided that such breach has not been cured […***…] after written notice thereof is given by Arcturus to CureVac specifying the nature of the alleged breach.

(b)Disputed Breach.  If CureVac disputes in good faith the existence or materiality of a breach specified in a notice provided in accordance with Section 10.2(a), and CureVac provides Arcturus notice of such dispute within such […***…]period, then Arcturus shall not have the right to terminate this License Agreement under Section 10.2(a) unless and until it is finally determined, in accordance with Section 11.1, that CureVac has materially breached this License Agreement and that CureVac fails to cure such breach within […***…] following such decision.  It is understood and agreed that during the pendency of such

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***Confidential Treatment Requested

dispute, all of the terms and conditions of this License Agreement shall remain in effect and the Parties shall continue to perform all of their respective obligations hereunder. During the pendency of any such dispute, CureVac shall pay to Arcturus all Milestone Payments and royalty payments set forth herein.

(c)Patent Challenge.   Except to the extent the following is unenforceable under the Laws of a particular jurisdiction, Arcturus may terminate this License Agreement on a Patent-by-Patent basis upon delivery of […***…] prior written notice to CureVac

(i)if CureVac or its Affiliates, individually or in association with any other person or entity, commences a legal action challenging the validity, enforceability or scope of any Arcturus Technology Patents anywhere in the world and does not withdraw or settle such challenge within the […***…] cure period; or

(ii)if a sublicensee of CureVac, individually or in association with any other person or entity, commences a legal action challenging the validity, enforceability or scope of any Arcturus Technology Patents anywhere in the world and CureVac does not terminate the corresponding sublicense agreement or such challenge is not withdrawn or settled (by such sublicensee or CureVac) within the […***…] cure period.

10.3Termination by CureVac; Certain Remedy for Breach.

(a)Breach.  CureVac will have the right to terminate this License Agreement in full upon delivery of written notice to Arcturus in the event of any material breach by Arcturus of any terms and conditions of this License Agreement, provided that such breach has not been cured within […***…] after written notice thereof is given by CureVac to Arcturus specifying the nature of the alleged breach.

(b)Discretionary Termination.  CureVac will have the right to terminate this License Agreement in full at its discretion for any reason by delivering written notice to Arcturus, such termination to be effective […***…] following the date of such notice.

(c)Maintenance of License.  In the event of a material breach by Arcturus of Sections 2.2(c) or 3.2, if such breach has not been cured within […***…] after written notice thereof, CureVac may notify Arcturus in writing that the License Agreement shall remain in full force and effect, provided that any remaining payments to Arcturus pursuant to Sections 4.1, 4.2 and 4.3 following such notification shall be reduced by […***…].

10.4Rights Upon Bankruptcy.  All rights and licenses granted under or pursuant to this License Agreement by Arcturus or its Affiliates are, and will otherwise be deemed to be, for purposes of Section 365(n) of the U.S. Bankruptcy Code, licenses of right to "intellectual property" as defined under Section 101 of the U.S. Bankruptcy Code.  The Parties agree that CureVac and its Affiliates and Sublicensees, as licensees of such rights under this License Agreement, will retain and may fully exercise all of their rights and elections under the U.S.

35

***Confidential Treatment Requested

Bankruptcy Code and any foreign counterparts thereto.  Without limiting the Parties’ rights under Section 365(n) of the U.S. Bankruptcy Code, if a case under U.S. Bankruptcy Code is commenced by or against a Party, the other Party shall be entitled to a copy of any and all such intellectual property and all embodiments of such intellectual property, and the same, if not in the possession of such other Party, shall be promptly delivered to it (i) before this License Agreement is rejected by or on behalf of the bankrupt Party, within thirty (30) days after the other Party’s written request, unless the bankrupt Party, or its trustee or receiver, elects within thirty (30) days to continue to perform all of its obligations under this License Agreement, or (ii) after any rejection of this License Agreement by or on behalf of the bankrupt Party, if not previously delivered as provided under clause (i) above.  All rights of the Parties under this Section 10.4 and under Section 365(n) of the U.S. Bankruptcy Code are in addition to and not in substitution of any and all other rights, powers, and remedies that each Party may have under this License Agreement, under the U.S. Bankruptcy Code, and any other applicable Laws.  The non-bankrupt Party shall have the right to perform the obligations of the bankrupt Party hereunder with respect to such intellectual property, but neither such provision nor such performance by the non-bankrupt Party shall release the bankrupt Party from any such obligation or liability for failing to perform it.

10.5Effects of Termination.

(a)Upon termination (but not expiration pursuant to Section 10.1) of this License Agreement for any reason:

(i)Cessation of Rights.  Except as expressly provided herein, including Sections 8.5, 10.5(a) and as necessary for CureVac to sell off existing inventory as permitted under Section 10.5(iii) below, all rights and licenses granted by Arcturus to CureVac under this License Agreement will terminate. CureVac shall wind down the development (including any clinical trials), manufacture and commercialization of the Licensed Product in compliance with all applicable Laws and at its own cost and expense.

(ii)Sell Off. Notwithstanding the termination of CureVac's licenses and other rights under this License Agreement, CureVac shall retain the right to distribute, sell or otherwise dispose of its existing inventory of the Licensed Products, in each case that is intended for distribution, sale or disposition in the Territory, for a period of not more than six (6) months following the date of the effective termination, as though this License Agreement had not been terminated, and such distribution, sale or other disposition shall not constitute infringement of the Patents or other intellectual property or proprietary rights of Arcturus or its Affiliates. CureVac's right to distribute, sell or otherwise dispose of its existing inventory of the Licensed Products pursuant to this Section 10.5(a)(ii) shall be subject to CureVac's continuing obligation to pay royalties with respect to the Net Sales.

(b)Upon termination pursuant to Section 10.1(b), Arcturus shall refund to CureVac the Option Exercise Fee (as defined in the Development and Option Agreement), the Milestone Payments already paid by CureVac and all other payments made by CureVac in relation to this License Agreement.

10.6Survival.  In addition to the termination consequences set forth in Section 10.5, the following provisions will survive termination or expiration of this License Agreement:

36

Sections 1, 4 (to the extent of any outstanding payments accrued as of the effective date of termination), 5, 8, 9.4, 9.6, 10.5, 10.6 and 11.  Termination or expiration of this License Agreement will not relieve the Parties of any liability or obligation which accrued hereunder prior to the effective date of such termination or expiration nor preclude either Party from pursuing all rights and remedies it may have hereunder or at law or in equity with respect to any breach of this License Agreement nor prejudice either Party’s right to obtain performance of any obligation.  All other rights and obligations will terminate upon expiration of this License Agreement.

11.General Provisions.

11.1Dispute Resolution.

(a)Disputes.  Disputes arising under or in connection with this License Agreement will be resolved pursuant to this Section 11.1; provided, however, that in the event a dispute cannot be resolved without an adjudication of the rights or obligations of a Third Party (other than any CureVac Indemnitees or Arcturus Indemnitees identified in Section 9.6), the dispute procedures set forth Sections 11.1(c) and 11.1(c) will be inapplicable as to such dispute.

(b)Dispute Escalation.  In the event of a dispute between the Parties, the Parties will first attempt in good faith to resolve such dispute by negotiation and consultation between themselves.  In the event that such dispute is not resolved on an informal basis within thirty (30) days, either Party may, by written notice to the other, have such dispute referred to each Party’s Chief Executive Officer or his or her designee (who will be a senior executive with the appropriate authority to determine the matter for such party), who will attempt in good faith to resolve such dispute by negotiation and consultation for a thirty (30) day period following receipt of such written notice

(c)Dispute Resolution.  In the event the Chief Executive Officers of the Parties are not able to resolve such dispute as set forth above, the Parties agree to try to solve such dispute amicably by mediation. The Parties shall conduct a mediation procedure according to the Mediation Rules of the World Intellectual Property Organization (WIPO) in effect on the date of the commencement of the mediation proceedings. The location of the mediation proceedings will be New York City, New York, U.S.. The number of mediators will be one (1). The language of the mediation proceedings will be English. If the dispute has not been settled pursuant to the said rules within sixty (60) days following the filing of a request for mediation or within such other period as the Parties may agree in writing, either Party may submit the dispute to final and binding arbitration. Any dispute relating to the validity performance, construction or interpretation of this License Agreement, which cannot be resolved amicably between the Parties after following the procedure set forth in this Section 11.1, shall be submitted to arbitration in accordance with the Arbitration Rules of WIPO in effect on the date of the commencement of the arbitration proceedings. The location of the arbitration proceedings will be New York City, New York, U.S.. The number of arbitrators will be three (3). The language of the arbitration proceeding will be English. The decision of the arbitrators shall be final and binding upon the Parties (absent manifest error on the part of the arbitrator(s)) and enforceable in any court of competent jurisdiction.

37

11.2Relationship of Parties.  Nothing in this License Agreement is intended or will be deemed to constitute a partnership, agency, employer-employee or joint venture relationship between the Parties.  No Party will incur any debts or make any commitments for the other, except to the extent, if at all, specifically provided therein.  There are no express or implied third party beneficiaries hereunder (except for CureVac Indemnitees and Arcturus Indemnitees for purposes of Section 9.6).  For clarity, CureVac does not grant to Arcturus any rights or licenses under this License Agreement to any CureVac technology or intellectual property rights.

11.3Compliance with Law.  Each Party will perform or cause to be performed any and all of its obligations or the exercise of any and all of its rights hereunder in good scientific manner and in compliance with all applicable Law.

11.4Governing Law.  This License Agreement will be governed by and construed in accordance with the Laws of the State of New York, U.S., without respect to its conflict of Laws rules.

11.5Counterparts; Facsimiles.  This License Agreement may be executed in one or more counterparts, each of which will be deemed an original, and all of which together will be deemed to be one and the same instrument.  Facsimile or PDF execution and delivery of this License Agreement by either Party will constitute a legal, valid and binding execution and delivery of this License Agreement by such Party.

11.6Headings.  All headings in this License Agreement are for convenience only and will not affect the meaning of any provision hereof.

11.7Waiver of Rule of Construction.  Each Party has had the opportunity to consult with counsel in connection with the review, drafting and negotiation of this License Agreement.  Accordingly, the rule of construction that any ambiguity in this License Agreement will be construed against the drafting party will not apply.

11.8Interpretation.  Whenever any provision of this License Agreement uses the term "including" (or "includes"), such term will be deemed to mean "including without limitation" (or "includes without limitations").  "Herein," "hereby," "hereunder," "hereof" and other equivalent words refer to this License Agreement as an entirety and not solely to the particular portion of this License Agreement in which any such word is used.  All definitions set forth herein will be deemed applicable whether the words defined are used herein in the singular or the plural.  Unless otherwise provided, all references to Sections and Appendices in this License Agreement are to Sections and Appendices of this License Agreement.  References to any Sections include Sections and subsections that are part of the related Section.

11.9Binding Effect.  This License Agreement will inure to the benefit of and be binding upon the Parties, their Affiliates, and their respective lawful successors and assigns.

11.10Assignment.  This License Agreement may not be assigned by either Party, nor may either Party delegate its obligations or otherwise transfer licenses or other rights created by this License Agreement, except as expressly permitted hereunder or otherwise without the prior written consent of the other Party, which consent will not be unreasonably withheld, delayed or conditioned; provided that either Party may assign this License Agreement without such consent to an Affiliate or to its successor in connection with sale of all or

38

substantially all of its assets or business or that portion of its business pertaining to the subject matter of this License Agreement (whether by merger, consolidation or otherwise).

11.11Notices.  All notices, requests, demands and other communications required or permitted to be given pursuant to this License Agreement will be in writing and will be deemed to have been duly given upon the date of receipt if delivered by hand, recognized international overnight courier, or registered or certified mail, return receipt requested, postage prepaid or facsimile (and promptly confirmed by personal delivery, registered or certified mail or overnight courier) to the following addresses (or to such address as a Party may subsequently provide by written notice in accordance with this Section 11.11):

If to CureVac:CureVac AG

Paul-Ehrlich-Str. 15

72076 Tübingen

Germany

Attention: CEO and General Counsel

Fax: +49 7071 9883 - 1101

If to Arcturus:Arcturus Therapeutics Inc.

10628 Science Center Drive

Suite 200

San Diego, California 92121

USA

Attn:Chief Executive Officer

Copy to:  General Counsel

Fax: (858) 300-5028

with a copy to (which copy shall not constitute notice):

Cooley LLP

3175 Hanover St.

Palo Alto, CA  94303

Attn: Glen Y. Sato

Fax: (650) 849-7400

11.12Amendment and Waiver.  This License Agreement may be amended, supplemented, or otherwise modified only by means of a written instrument signed by both Parties; provided that any unilateral undertaking or waiver made by one Party in favor of the other will be enforceable if undertaken in a writing signed by the Party to be charged with the undertaking or waiver.  Any waiver of any rights or failure to act in a specific instance will relate only to such instance and will not be construed as an agreement to waive any rights or fail to act in any other instance, whether or not similar.

11.13Severability.  In the event that any provision of this License Agreement will, for any reason, be held to be invalid or unenforceable in any respect, such invalidity or unenforceability will not affect any other provision hereof, and the Parties will negotiate in good faith to modify the License Agreement to preserve (to the extent possible) their original intent.

39

11.14Entire Agreement.  This License Agreement together with the Development and Option Agreement and any other license agreements entered into during the Term pursuant to the Development and Option Agreement are the sole agreement with respect to the subject matter hereof and supersedes all other agreements and understandings between the Parties with respect to same.

11.15Force Majeure.  Neither Arcturus nor CureVac will be liable for failure of or delay in performing obligations set forth in this License Agreement (other than any obligation to pay monies when due), and neither will be deemed in breach of such obligations, if such failure or delay is due to natural disasters or any causes reasonably beyond the control of Arcturus or CureVac; provided that the Party affected will promptly notify the other of the force majeure condition and will exert reasonable efforts to eliminate, cure or overcome any such causes and to resume performance of its obligations as soon as possible.

40

Appendix 1.3

Description of the Arcturus LMD Technology

[To be completed in accordance with Section 5.2 of the Development and Option Agreement.]

Appendix 1.4

Patents and Know-How within the Arcturus Technology

as of the License Agreement Effective Date

[To be updated in accordance with Section 5.2 of the Development and Option Agreement.]]

(A)	Patents

ARCTURUS LMD TECHNOLOGY

[…***…]

***Confidential Treatment Requested

[…***…]

(B)	Know-How

[…***…]

***Confidential Treatment Requested

Appendix 1.28

Joint Interest Patents

[To be completed in accordance with Section 5.2 of the Development and Option Agreement and updated during the Term]

Appendix 1.51

Pre-Existing Restrictions

•	[…***…]

***Confidential Treatment Requested

Appendix 1.60

Description of the Target

The description for a Target described in sub-clause (a) of the definition of Target shall include the following information:

a.[…***…];

b.[…***…]; and

c.[…***…]; and

d.[…***…]

The description for a Target described in sub-clause (b) of the definition of Target shall include the following information:

a.	[…***…]

***Confidential Treatment Requested

The description for a Target described in sub-clause (c) of the definition of Target shall include the following information:

a.[…***…]; and

b.[…***…]

***Confidential Treatment Requested

Schedule 1-B

Exclusive License Agreement

by and between

CureVac AG

and

Arcturus Therapeutics Inc.

dated

May 3, 2018

Table of Contents

1.	DEFINITIONS.	4

2.	LICENSE GRANTS; TECHNOLOGY TRANSFER.	13

3.	LICENSE LIMITATIONS.	15

4.	PAYMENTS AND ROYALTIES.	15

5.	OWNERSHIP AND INVENTORSHIP OF IP.	20

6.	PATENT PROSECUTION AND MAINTENANCE.	21

7.	PATENT ENFORCEMENT AND DEFENSE.	23

8.	CONFIDENTIALITY.	27

9.	WARRANTIES; LIMITATIONS OF LIABILITY; INDEMNIFICATION.	29

10.	TERM AND TERMINATION.	34

11.	GENERAL PROVISIONS.	37

2

List of Appendices

Appendix 1.3	Description of the Arcturus LMD Technology
Appendix 1.4	Patents and Know-How within the Arcturus Technology as of the License Agreement Effective Date

Appendix 1.28Joint Interest Patents

Appendix 1.50Pre-Existing Restrictions

Appendix 1.59Description of the Target

3

License Agreement

This License Agreement ("License Agreement"), effective as of delivery of an Acceptance Notice in accordance with Section 5.1(b) of the Development and Option Agreement (as defined below) (the "License Agreement Effective Date"), is made by and between Arcturus Therapeutics Inc., a Delaware corporation ("Arcturus"), and CureVac AG, a German stock corporation with offices at Paul-Ehrlich-Strasse 15, 72076 Tuebingen, Germany ("CureVac"). Each of Arcturus and CureVac may be referred to herein as a "Party" or together as the "Parties."

WHEREAS, Arcturus has expertise and intellectual property relating to the development of LMD Technologies (as defined below) that embody or incorporate delivery systems (and components thereof) for molecular therapeutics based on or incorporating lipid-enabled and unlocked nucleomonomer  platform for delivery of nucleic acids as specified in Appendix 1.3, the Arcturus LMD Technology; and

WHEREAS, CureVac has expertise and intellectual property relating to mRNA Constructs (as defined below); and

WHEREAS, Arcturus and CureVac are parties to that certain Development and Option Agreement (dated January 1, 2018, and amended as of May 3, 2018) (the "Development and Option Agreement") pursuant to which CureVac has options to take licenses under the Arcturus LMD Technology (as defined below) with respect to CureVac’s mRNA Constructs; and

WHEREAS, pursuant to the terms of the Development and Option Agreement, CureVac has exercised an option to obtain a license pursuant to this Agreement with respect to the Target (as defined below) and the Parties are now entering into a licensing arrangement whereby CureVac will have a license under the Arcturus LMD Technology to develop and commercialize Licensed Products (as defined below) with respect to such Target.

WHEREAS, the Parties intend to also co-develop an ornithine transcarbamylase ("OTC") deficiency product and possibly other products under a separate co-development and co-commercialization agreement ("Co-Development Agreement").

NOW, THEREFORE, in consideration of the mutual covenants contained herein, and for other good and valuable consideration, the amount and sufficiency of which are hereby acknowledged, the Parties hereby agree as follows:

1.Definitions.

The following terms and their correlatives will have the following meanings:

1.1"Affiliate" of a person or entity means any other entity which (directly or indirectly) is controlled by, controls or is under common control with such person or entity.  For the purposes of this definition, the term "control" (including, with correlative meanings, the terms "controlled by" and "under common control with") as used with respect to an entity will mean (i) in the case of a corporate entity, direct or indirect ownership of voting securities entitled to cast at least fifty percent (50%) of the votes in the election of directors or (ii) in the case of a non-corporate entity, direct or indirect ownership of at least fifty percent (50%) of the equity interests with the power to direct the management and policies of such entity

4

provided that if local Law restricts foreign ownership, control will be established by direct or indirect ownership of the maximum ownership percentage that may, under such local Law, be owned by foreign interests. […***…].

1.2"Arcturus Indemnitees" has the meaning set forth in Section 9.6(a).

1.3"Arcturus LMD Technology" means any and all LMD Technology for delivering RNA therapeutics that is Controlled by Arcturus or any of its Affiliates as of the Effective Date or during the Term, including the LUNAR™ platform, a description of which technology, as in existence as of the License Agreement Effective Date, is set forth on Appendix 1.3.

1.4"Arcturus Technology" means any Patents and Know-How that are Controlled by Arcturus or any of its Affiliates as of the License Agreement Effective Date or during the Term and that are necessary or useful for the research, development, manufacturing and commercialization of Licensed Products. The Patents and Know-How comprised in the Arcturus Technology as of the License Agreement Effective Date are listed in Appendix 1.4. Arcturus Technology shall include the Arcturus LMD Technology. Notwithstanding the foregoing, Arcturus Technology shall exclude

(a)any Patents and Know-How acquired by Arcturus after License Agreement Effective Date if Arcturus is required to make any payment to a Third Party in connection with the grant, maintenance or exercise of a sublicense to CureVac, unless CureVac agrees in writing to reimburse Arcturus for all such payments; provided, however, that such payments shall reduce CureVac's royalty obligations in accordance with Section 4.3(b),

(b)any Patents and Know-How of a Third Party (including its Affiliates) that becomes Arcturus’ Affiliate after the License Agreement Effective Date as a results of a Change of Control, but only if and to the extent that it is not LMD Technology, and

(c)any Patents that CureVac elects to exclude pursuant to Section 2.3.

1.5"Arcturus Technology Patent(s)" means any and all Patents comprised in the Arcturus Technology during the Term, unless otherwise set forth herein. For clarity, Arcturus Technology Patents include Arcturus’ interest in the Joint Interest Patents.

1.6"Business Day" means a day other than a Saturday, Sunday, or bank or other public holiday in San Diego, California, USA or Tübingen, Germany or Boston, Massachusetts, USA.

1.7"cGMP" means current Good Manufacturing Practices as specified in the U.S. C.F.R., ICH Guideline Q7A, or equivalent Laws of an applicable Regulatory Authority at the time of manufacture.

1.8"Calendar Quarter" means the respective periods of three (3) consecutive calendar months ending on March 31, June 30, September 30 and December 31.

***Confidential Treatment Requested

5

1.9"Change of Control" with respect to Arcturus, shall be deemed to have occurred if during the Term (i) any person or entity is or becomes the "beneficial owner", directly or indirectly, of shares of capital stock or other interests (including partnership interests) of Arcturus then outstanding and normally entitled (without regard to the occurrence of any contingency) to vote in the election of the directors, managers or similar supervisory positions of Arcturus representing fifty percent (50%) or more of the total voting power of all outstanding classes of voting stock of Arcturus or has the power, directly or indirectly, to elect a majority of the members of Arcturus’ board of directors, or similar governing body; or (ii) Arcturus enters into a merger, consolidation or similar transaction with another person or entity; or (iii) Arcturus sells or transfers to any Third Party, in one (1) or more related transactions, properties or assets representing all or substantially all of Arcturus’ consolidated total assets to which this License Agreement relates, provided however, that:

(a)subsections (i) to (iii) shall only apply if the person or entity or Third Party acquiring control is (i) a pharmaceutical company which has experience in developing and commercializing pharmaceutical products (i.e., is a strategic, not financial investor or partner) or (ii) a competitor, i.e., a company whose business consists principally of mRNA development, manufacturing and/or commercialization, and

(b)a bona fide financing transaction with Third Parties that does not otherwise meet the requirements of subsection (a) shall not constitute a Change of Control.

1.10"Combination Product" means a Licensed Product that includes at least one additional active pharmaceutical ingredient other than LMDs, mRNA Constructs, and other RNAs (i.e., Guide RNA(s)) or DNA Sequence(s).  Drug delivery vehicles, adjuvants, and excipients shall not be deemed to be "active ingredients", except in the case where such delivery vehicle, adjuvant, or excipient is recognized as an active ingredient in accordance with 21 C.F.R. 210.3(b)(7) or equivalent Laws in other jurisdictions, provided however, should LMDs comprised in a Licensed Product be characterized as "active ingredients" at any time during the Term, such LMDs will not be considered an "active ingredient" for the purposes of this definition.

1.11"Confidential Information" of a Party means all proprietary Know-How, unpublished patent applications and other non-public information and data of a financial, commercial, business, operational, scientific or technical nature of such Party that is disclosed by or on behalf of such Party or any of its Affiliates or otherwise made available to the other Party or any of its Affiliates, whether made available orally, in writing or in electronic form in connection with this License Agreement, including information comprising or relating to concepts, discoveries, inventions, data, designs or formulae in connection with this License Agreement.  In addition, any non-public information related to this License Agreement or the Licensed Products hereunder and disclosed by a Party to the other Party (or their respective Affiliates) under the Development and Option Agreement will be deemed such Party’s Confidential Information hereunder. Technology will be considered the Confidential Information of the Party (or Parties) owning such Technology, and jointly-owned Technology will be considered Confidential Information of both Parties.

1.12"Control" or "Controlled" means with respect to Technology, a Party owns or has a license to use and practice the respective Patent or Know-How without violating the terms of any agreement with any Third Party.

1.13"CTA" means a clinical trial application.

6

1.14"CureVac Indemnitees" has the meaning set forth in Section 9.6(b).

1.15"Development and Option Agreement" has the meaning set forth in the Preamble.

1.16“Diligent Efforts” means, with respect to the efforts to be expended by each Party with respect to the activities of a Party pursuant to this Agreement, active and sustained efforts to conduct the applicable activity, or to attempt to achieve the applicable requirement or goal, in a prompt and expeditious manner, as is reasonably practicable under the circumstances (including the level of FTE funding and budget for out-of-pocket and Third Party contractors set forth therein) and the terms of this Agreement.

1.17"Disclosing Party" has the meaning set forth in Section 8.1

1.18"Field of Use" means the treatment and diagnosis of all diseases and conditions.

1.19"First Commercial Sale" means the first sale for use or consumption of any Licensed Product in a country after all required Regulatory Approvals for commercial sale of such Licensed Product have been obtained in such country.

1.20"FTE" means a full-time person, or more than one person working the equivalent of a full-time person, where "full-time" is determined by the standard practices in the biopharmaceutical industry in the geographic area in which such personnel are working, consisting of a total of 1880 hours per year of work on the applicable activities.  Any person who devotes less than 1880 hours per year on the applicable activities shall be treated as an FTE on a pro-rated basis, based upon the actual number of hours worked by such person on such activities, divided by 1880.  Any person who devotes more than 1880 hours per year on the applicable activities shall be treated as one (1) FTE, i.e., in no event shall one person be counted as more than one FTE. FTE activities shall include the performance of the applicable activities and scientific management oversight, as reasonably required, but, for clarity, exclude (i) the work of general corporate or administrative personnel, overhead (including facilities costs), insurances and similar costs.

1.21"FTE Costs" means an initial rate of […***…] Dollars ($[…***…]) per FTE per year, which shall apply through December 31, 2019.  Thereafter, the FTE Rate shall be changed bi-annually at the end of each second calendar year to reflect any percentage increase or decrease (as the case may be) in the Consumer Price Index in the U.S. (index for all items) (“CPI”) (based on the change in the CPI from the most recent index available as of the Effective Date to the most recent index available as of the date of the calculation of such revised FTE Cost rate).

1.22 "IND" means an investigational new drug application, or equivalent application or submission for approval to conduct human clinical trials.

1.23"Indemnification Claim Notice" has the meaning set forth in Section 9.6(c).

1.24"Indemnified Party" has the meaning set forth in Section 9.6(c).

1.25"Indication" means an individual disease or clinical condition with respect to which at least one adequate and well controlled study is required to support inclusion of such

***Confidential Treatment Requested

7

disease or condition in the indication statement of an FDA approved package insert for a Licensed Product.

1.26"Initiation" means in connection with a clinical trial in any of its phases 1 through 3 the first dosing of the fifth patient or fifth healthy subject.

1.27"Inventions" has the meaning set forth in Section 5.1.

1.28"Joint Interest Patents" means the Patents generated under the Development and Option Agreement and jointly owned by the Parties. Such Joint Interest Patents are listed in Appendix 1.28 hereto, as amended from time to time.

1.29"Know-How" means all commercial, technical, scientific and other know-how and information, trade secrets, knowledge, technology, methods, processes, practices, formulae, instructions, skills, techniques, procedures, experiences, ideas, technical assistance, designs, drawings, assembly procedures, computer programs, specifications, data and results (including biological, chemical, pharmacological, toxicological, pharmaceutical, physical and analytical, preclinical, clinical, safety, manufacturing and quality control data and know-how, including study designs and protocols), in all cases, provided it is confidential and proprietary, and regardless of whether patentable, in written, electronic or any other form now known or hereafter developed.

1.30"Late Stage Development" means Development after the Initiation of a Phase 3 Study.

1.31"Law" or "Laws" means all laws, statutes, rules, regulations, orders, judgments, or ordinances having the effect of law of any federal, national, multinational, state, provincial, county, city or other political subdivision.

1.32"License Agreement" has the meaning set forth in the Preamble.

1.33"License Agreement Effective Date" has the meaning set forth in the Preamble.

1.34"Licensed Product" means […***…] product comprised of (i) LMD systems, which are covered by Arcturus LMD Technology; and containing (ii) one or more mRNA Constructs as the active pharmaceutical ingredient(s) intended to express the Target.  In case of two or more mRNA Constructs these constructs may be contained in the same or separate LMDs. Licensed Product includes mRNA-LMD products which are administered jointly or separately, and mRNA-LMD products which are administered simultaneously or sequentially as a combination medicinal product or treatment. For Gene Editing purposes a Licensed Product may contain other RNA(s) (i.e., Guide RNA(s)) and/or DNA Sequence(s) which can be delivered together or separately (combined in one LMD or delivered in separate LMDs), in addition to the one or more mRNA Constructs intended to express the DNA Editing Protein.

1.35"LMD Technology" means Technology Controlled by Arcturus that claims, embodies or incorporates delivery systems (and components thereof) based on or incorporating lipid-mediated delivery (LMD) systems.

1.36"Losses" has the meaning set forth in Section 9.6(a).

***Confidential Treatment Requested

8

1.37"Materials" means any tangible chemical or biological material, including any compounds, LMD, DNA, RNA (including mRNA), clones, cells, and any expression product, progeny, derivative or other improvement thereto, along with any tangible chemical or biological material embodying any Know-How, Controlled by Arcturus.

1.38"mRNA Construct" means any mRNA construct for the expression of a protein, including the sequence of such construct (which potentially comprises one (1) or more of a cap, 5’ UTR, the associated open reading frame, 3’UTR and a poly A tail), the chemistry of natural and non-natural nucleic acids, and other chemical modifications associated with such construct, such mRNA Construct being covered by mRNA Technology.

1.39"mRNA Technology" means Technology Controlled by CureVac that claims, embodies or incorporates expression systems (and components thereof), based on or incorporating mRNA.

1.40"Milestones" means the milestones payable pursuant to Section 4.1.

1.41"Milestone Event" has the meaning set forth in Section 4.1.

1.42"Milestone Payment" has the meaning set forth in Section 4.1.

1.43"Net Sales" means, with respect to any Licensed Product, the gross amount received by CureVac and its Affiliates and Sublicensees for bona fide sales of such Licensed Product to a Third Party (other than Affiliates and Sublicensees but including distributors for resale), less deductions, in each case to the extent reasonable, customary, actually allowed and taken in connection with the sale of such Licensed Product and not otherwise recovered or reimbursed:

(a)discounts (including cash, quantity and patient program discounts), retroactive price reductions, commissions, charge-back payments and rebates granted to managed health care organizations or to federal, state and local governments, their agencies, and purchasers and reimbursers or to trade customers;

(b)credits or allowances actually granted upon claims, damaged goods, rejections or returns of, such Licensed Product and not in excess of the selling price of such Product, including such Licensed Product returned in connection with recalls or withdrawals;

(c)freight out, postage, shipping and insurance charges for delivery of such Licensed Product;

(d)taxes or duties levied on, absorbed or otherwise imposed on the sale of such Licensed Product, including value-added taxes, or other governmental charges otherwise imposed upon the billed amount, as adjusted for rebates and refunds; and

(e)wholesaler and distributor administration fees

(f)other customary deductions taken in the ordinary course of business in accordance with IFRS (International Financial Reporting Standards) principles.

If a single item falls into more than one of the above categories above, such items will not be deducted more than once.

9

Net Sales shall not include any payments among CureVac, its Affiliates and Sublicensees.  Net Sales shall be determined in accordance with generally accepted accounting principles, consistently applied across all products.  Net Sales for any Combination Product shall be calculated on a country-by-country basis by multiplying actual Net Sales of such Combination Product by the fraction A/(A+B), where A is the weighted average price paid for the Licensed Product contained in such Combination Product sold separately in finished form in such country, and B is the weighted average invoice price paid for the other active ingredients contained in such Combination Product sold separately in finished form in such country, if such Licensed Product and such other active ingredients are each sold separately in such country.

If such other active ingredients are not sold separately in such country, then Net Sales for such Combination Product shall be calculated on a country-by-country basis by multiplying actual Net Sales of such Combination Product by the fraction A/C, where C is the weighted average invoice price paid for such Combination Product in such country.  If such Licensed Product is not sold separately in finished form in such country, Net Sales for such Licensed Product will be determined by CureVac’s good faith estimate of the relative contribution of such Licensed Product and each such other active ingredients in such Combination Product, and shall take into account in good faith any applicable allocations and calculations that may have been made for the same period in other countries.

1.44"Non-Rare Disease Target" means a Target that addresses at a first place an indication related to a Licensed Product with an incidence of equal to or more than […***…] in […***…] people in the U.S. or EU. The indication for which the first IND or CTA application will be filed will determine whether a Target is a Non-Rare Disease Target.

1.45"Patent(s)" means (a) an issued patent, a patent application, and a future patent issued from any such patent application, (b) a future patent issued from a patent application filed in any country worldwide which claims priority from a patent or patent application of (a), and (c) any additions, divisions, continuations, continuations-in-part, invention certificates, substitutions, reissues, reexaminations, extensions, registrations, utility models, supplementary protection certificates and renewals based on any patent or patent application under (a) or (b), but not including any rights that give rise to regulatory exclusivity periods (other than supplementary protection certificates, which will be treated as "Patents" hereunder)

1.46"Patent Costs" means the reasonable, documented, out-of-pocket costs and expenses paid to outside legal counsel, and filing and maintenance expenses, actually and reasonably incurred by a Party in prosecuting and maintaining Patents with respect to Licensed Products and enforcing and defending them.

1.47"Phase 1 Study" means a human clinical trial of a Licensed Product in any country that would satisfy the requirements of 21 CFR 312.21(a) or corresponding foreign regulations.

1.48"Phase 2 Study" means a human clinical trial of a Licensed Product in any country that would satisfy the requirements of 21 CFR 312.21(b) or corresponding foreign regulations.

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1.49"Phase 3 Study" means a human clinical trial of a Licensed Product in any country that would satisfy the requirements of 21 CFR 312.21(c) or corresponding foreign regulations.

1.50"Pre-Existing Restrictions" means, with respect to the Target, those certain prosecution, enforcement and defense rights granted by Arcturus or its Affiliates to a Third Party(ies) with respect to the Patents pursuant to the bona fide written agreement(s) set forth on Exhibit 1.50 hereto as such bona fide written agreement(s) were in effect as of the Effective Date of the Development and Option Agreement.  For clarity, the exercise of such foregoing rights by a Third Party with respect to Patents that are not specific to the Target or Licensed Products shall be deemed a Pre-Existing Restriction.

1.51"Rare Disease Target" means a Target that addresses at a first place an indication related to a Licensed Product with an incidence of less than […***…] in […***…] people in the U.S. or EU.  The indication for which the first IND or CTA application will be filed will determine whether a Target is a Rare Disease Target.

1.52"Receiving Party" has the meaning set forth in Section 8.1.

1.53"Regulatory Approval" means, with respect to a country or extra-national territory, any and all approvals (including BLAs and MAAs), licenses, registrations or authorizations of any Regulatory Authority necessary in order to commercially distribute, sell or market a product in such country or some or all of such extra-national territory, including solely to the extent required as a condition to commercial sale to end users, any pricing or reimbursement approvals.

1.54"Regulatory Authority" means any national (e.g., the FDA), supra-national (e.g., the EMA), regional, state or local regulatory agency, department, bureau, commission, council or other governmental authority, in any jurisdiction in the world, involved in the granting of Regulatory Approval.

1.55"Royalty Reduction" has the meaning set forth in Section 4.3(b).

1.56"Royalty Term" has the meaning set forth in Section 4.3(d).

1.57"Sublicensee" means any Third Party that is granted a sublicense as permitted by Section 2.2, either directly by CureVac or its Affiliates or indirectly by any other Sublicensee hereunder.

1.58"Sublicense Income" means the fees and other payments, including upfront payments as well as development, regulatory milestone payments received by CureVac or its Affiliates from a Sublicensee, excluding: (a) royalty payments and net sales milestones; (b) reimbursement of costs and expenses, including for patent prosecution and enforcement and (c) equity or premium on equity and (d) loans or loans forgiven either (i) as a result of financial distress of the borrower or (ii) that are not specific to the Licensed Product.

1.59"Target" means the Target identified in Appendix 1.59 hereto. The Target includes

(a)up to N  (N= […***…]) proteins, including all possible combinations resulting from removing one of the N proteins (N minus […***…] proteins), together with all variants of such

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proteins, including the wild type, naturally occurring variants, engineered variants wherein modifications to the native amino acid sequence have been introduced (for example, mutated versions, derivatives or fragments), and species homologs, orthologs thereof; provided, however, that any such naturally occurring variant, engineered variant, or species homolog or ortholog possesses substantially similar biological activity to the naturally occurring protein; and

(b) […***…] antigens of a given pathogen, including […***…] antigen and any combination of such antigens, together with all variants of such antigens, including the wild type, naturally occurring variants, engineered variants wherein modifications to the native amino acid sequence have been introduced (for example, mutated versions, derivatives or fragments), and species homologs, orthologs thereof, provided, however, that any such naturally occurring variant, engineered variant, or species homolog or ortholog possesses substantially similar biological activity to the naturally occurring antigen; and

(c) a DNA Target, provided, however, that the first DNA Target for each DNA Editing Protein would not count as a Target.  Each subsequent DNA Target for this DNA Editing Protein would count as a Target. For clarity, a DNA Editing Protein would be defined as a Target under (a) above and count as a single Target.

If a given protein, e.g., an antibody or enzyme, comprises separated amino acid chains which might be delivered by separated mRNA Constructs, such proteins would be defined as one Target.

1.60"Technology" means collectively Patents and Know-How.

1.61"Term" has the meaning set forth in Section 10.1.

1.62"Territory" means worldwide.

1.63"Third Party" means any person or entity other than CureVac, Arcturus and their respective Affiliates.

1.64"Third Party Claims" has the meaning set forth in Section 9.6(a).

1.65“Valid Claim” means a claim of

(a)an issued and unexpired patent (as may be extended through supplementary protection certificate or patent term extension) or

(b)a pending patent application, provided, however, that once the priority date or earliest filing date to which the pending patent application refers is more than seven years old, such claim shall not constitute a Valid Claim for purposes of this License Agreement anymore, unless and until a patent issues with such claim included in the Arcturus Technology Patents, which claim has not been revoked, held invalid or unenforceable by a patent office, court or other governmental agency of competent jurisdiction in a final and non-appealable decision (or decision from which no appeal was taken within the allowable time period) and has not been disclaimed, denied, abandoned or admitted to be invalid or unenforceable through reissue, re-examination or disclaimer or otherwise.

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2.License Grants; Technology Transfer.

2.1Licenses by Arcturus. Subject to the terms and conditions of this License Agreement, Arcturus hereby grants to CureVac an exclusive license, with the right to sublicense in multiple tiers under the Arcturus Technology Patents and the Arcturus Know-How, in each case solely to develop, have developed, make, have made, use and have used, sell, offer for sale, have sold and import and have imported Licensed Products in the Field of Use in the Territory.

2.2Sublicensing Rights.

(a)CureVac Sublicenses.  The licenses granted in Section 2.1 may be sublicensed (with the right to sublicense through multiple tiers), in full or in part, by CureVac, its Affiliates or Sublicensees to CureVac's Affiliates and Third Parties provided, that for any sublicense:

(i)

Each sublicense will be in writing (provided, however, that not each sublicense to Affiliates must be in writing) and on terms consistent with and subject to the terms of this License Agreement, including but not limited to the limitations on patent prosecution, enforcement and defense rights of such Sublicensee as set forth in Sections 6.1(d) and 7.2(e);

(ii)	CureVac will be responsible for any and all obligations of such Sublicensee (including Affiliates and Sublicensees) as if such Sublicensee were CureVac hereunder;
(iii)

CureVac provide to Arcturus a copy of such sublicense agreement within thirty (30) days of execution (which copy may be redacted for terms that are not otherwise required to confirm conformance with the terms of this License Agreement); and

(iv)

Any sublicense granted by CureVac (and any further sublicenses) to any rights licensed to it hereunder shall terminate immediately upon the termination of this License Agreement, provided that for sublicense to a Third Party, such sublicensed rights shall not terminate if, as of the effective date of such termination pursuant to Sections 10.2, 10.3(a) or 10.4, such Sublicensee is not in material default of its obligations under its sublicense agreement, and within […***…] days of such termination and the disclosure of this License Agreement to the Sublicensee, the Sublicensee agrees in writing to be bound directly to Arcturus under a license agreement substantially similar to this License Agreement with respect to the rights sublicensed hereunder, substituting such Sublicensee for CureVac.

(b)Subcontractors.  For clarity purposes, CureVac is entitled to engage contract research organizations and contract manufacturing organizations for the development and manufacture of Licensed Products on behalf of CureVac. To the extent such contract organizations require a license to perform such subcontracted activities under applicable Laws, CureVac is entitled to grant a limited license solely

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to perform the work for which the subcontractor is engaged, without an obligation to meet the conditions of Section 2.2 (a)(iii).

(c)Technology Transfer. Following the License Agreement Effective Date, Arcturus will use Diligent Efforts to transfer the formulation process for the Licensed Products that are intended to express the Target to CureVac or a reputable and competent GMP manufacturer selected by CureVac and reasonably acceptable to Arcturus.  Upon written request by CureVac, Arcturus will conduct a technology transfer to CureVac and/or its designee(s). Arcturus will make its personnel available without charge for a total of […***…] hours during normal working hours for such transfer, and for additional hours in excess of […***…] up to a total of […***…] hours to be invoiced monthly at the then current FTE Cost.  Such designee(s) may be an Affiliate, sublicensee or Third Party manufacturers selected by CureVac and reasonably acceptable to Arcturus, and which Third Party manufacturers may also be a backup manufacturer or a second manufacturer of Licensed Products as required for the applicable transferee of the then-current process.  CureVac shall reimburse Arcturus for the reasonable cost (including internal FTE Cost) incurred to conduct such technology transfer as specified above.

2.3Updates to Appendix 1.4; Exclusion of Certain Patents.  Arcturus shall notify CureVac at least once every […***…] months of Patents that are added to the Arcturus Technology following the License Agreement Effective Date or any Patents that have been abandoned or discontinued in accordance with the terms of this License Agreement.  Appendix 1.4 shall be deemed automatically updated to include any such added Patents, provided that with written notice to Arcturus, CureVac may elect upon […***…] days’ irrevocable written notice to Arcturus to exclude any particular Arcturus Technology Patents.  Following any such written notice by CureVac, upon the expiration of the notice period the identified Arcturus Technology Patents that CureVac specifies for exclusion from this License Agreement will no longer be licensed to CureVac hereunder, and CureVac shall not have any rights (including rights pursuant to this Agreement) under such Arcturus Technology Patents nor obligations hereunder with respect to such Arcturus Technology Patents. For clarity, in the event that the Licensed Product is subsequently determined to be covered or otherwise infringe a Valid Claim of any excluded patent hereunder, then such infringement shall be deemed to be a material breach of this License Agreement by CureVac.

2.4Documents and Declarations. At CureVac’s reasonable request and cost and expense, Arcturus shall execute all documents, deliver declarations regarding the licenses granted hereunder, and Arcturus shall reasonably cooperate with CureVac to the extent such documents, declarations and/or cooperation are required to give effect to this License Agreement and/or for the recording or registration of the licenses granted hereunder at the various patent offices in the Territory for the benefit of CureVac, its Affiliates or their Sublicensees.

2.5Diligence; Reporting.  CureVac shall use Diligent Efforts to develop, manufacture and commercialize Licensed Products in the Field of Use in the Territory, and shall keep Arcturus reasonably informed as to the progress and results of its and its Affiliates’ and Sublicensees’ development, manufacture and commercialization of the Licensed Product.  Without limiting the foregoing, CureVac shall provide Arcturus with a written report of the development, manufacture and commercialization of the Licensed Product within […***…] days after the end of each calendar year, and shall promptly respond to Arcturus reasonable questions or requests for additional information relating to such activities.

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2.6Compliance.  CureVac shall at all times comply with all applicable Laws (including anti-bribery laws) in the development, manufacture and commercialization of the Licensed Product and the performance of its other obligations under this License Agreement, and shall not use any employee or consultant who has been debarred by any Regulatory Authority or, to CureVac’s knowledge, is the subject of debarment proceedings by a regulatory authority.

2.7Updates.  Arcturus shall inform CureVac within […***…] Business Days of intellectual property matters affecting the Arcturus Technology Patents and the Arcturus Know-How of which it becomes aware that would reasonably be considered to negatively impact the rights of CureVac pursuant to this Agreement.

2.8Material. CureVac shall have the right to retain Material provided by Arcturus under the Development and Option Agreement, to the extent such Material is necessary or useful for the exercise of a CureVac's rights or obligations under this License Agreement. Following the License Agreement Effective Date, only the provisions of this License Agreement, but not of the Development and Option Agreement, shall apply in relation to such Material.

3.License Limitations.

3.1Reserved Rights. No licenses or other rights are granted by Arcturus hereunder to use any trademark, trade name, trade dress or service mark owned or otherwise Controlled by Arcturus or any of its Affiliates.  All licenses and other rights are or shall be granted only as expressly provided in this License Agreement, and no other licenses or other rights is or shall be created or granted by either Party hereunder by implication, estoppel or otherwise.  CureVac shall not, and shall not permit any of its Affiliates or Sublicensees to, practice or use any Arcturus Technology outside of the scope of the license granted to it under Section 2.1 or in contravention of Section 3.1.  Arcturus retains the exclusive right to practice, license and otherwise exploit the Arcturus Technology outside the scope of the licenses granted to CureVac under Section 2.1 Notwithstanding the exclusive license granted to CureVac under Section 2.1, Arcturus retains the right under the Arcturus Technology to perform, or have performed, Arcturus’ obligations under this License Agreement

3.2Other Licenses. Arcturus acknowledges the rights granted to CureVac pursuant to this Agreement and shall not grant licenses under Arcturus Technology to Third Parties that are in conflict with this License Agreement it being understood that a license to enable or implement any Pre-Existing Restriction with respect to the Target shall not be deemed a conflict hereunder. In addition, Arcturus shall use Diligent Efforts to undertake that any licenses obtained from Third Parties will be sublicensable to CureVac, to the extent required or useful for the Licensed Product, provided that CureVac shall be responsible for an allocable portion of the payment and obligations that may be required in order to obtain rights with respect to the Licensed Product pursuant to such Third Party agreement.

4.Payments and Royalties.

4.1Milestone Payments.  CureVac will make milestone payments (each, a "Milestone Payment") to Arcturus upon the first occurrence of each of the milestone events (each, a "Milestone Event") by Licensed Product as set forth below in this Section 4.1.  CureVac will notify Arcturus of the achievement of each Milestone Event (whether achieved by CureVac, its Affiliates or Sublicensees) within (i) […***…] Business Days of such

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achievement, if the Milestone Event is achieved by CureVac or its Affiliates, or (ii) […***…] Business Days of the receipt by CureVac of a notification about the achievement, if the Milestone Event is achieved by a Sublicensee.

Each Milestone Payment will be non-refundable, non-creditable and payable to Arcturus by CureVac within […***…] days of delivery of an invoice from Arcturus following notification from CureVac pursuant to the preceding paragraph, provided that if no such notification is timely provided by CureVac, the Milestone Payment shall be deemed payable […***…] days after (A) the achievement of such Milestone Event, if the Milestone Event is achieved by CureVac or its Affiliates, or (B) after the receipt by CureVac of the notification from CureVac pursuant to Section 4.1(ii). For clarity, the term “non-refundable” is not intended to limit either Party’s rights to pursue damages arising from a breach of this Agreement.

If one or more of the Milestone Events set forth below are not achieved or not required for any reason, the payment for such skipped Milestone Event will be due at the same time as the payment for the next achieved Milestone Event. For clarity: […***…].

For clarity, to the extent that a Licensed Product is initiated against a Rare Disease Target and later expanded to a non-Rare Disease Target, then any and all Milestone Payments not previously made shall be due and payable upon the achievement of the next non-Rare Disease Milestone (e.g., […***……***…]).

Milestone Event	Milestone Payment
Rare Disease Targets
[…***…]	[…***…]
[…***…]	[…***…]
[…***…]	[…***…]
[…***… ]	[…***…]
[…***…]	[…***…]

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Milestone Event	Milestone Payment
[…***……***…]	[…***…]
Non-rare Disease Targets
[…***… ]	[…***…]
[…***…]	[…***…]
[…***…]	[…***…]
[…***… ]	[…***…]
[…***…]	[…***…]
[…***…]	[…***…]

4.2Sublicensing Revenues.If within twenty-four (24) months after the License Agreement Effective Date CureVac grants a sublicense to a Third Party under this License Agreement for the development and commercialization of Licensed Products, then CureVac will pay to Arcturus […***…] of all Sublicense Income actually received by CureVac, to the extent the Sublicense Income exceeds the Option Exercise Fee paid by CureVac under the Development and Option Agreement to exercise the Option for this License Agreement and the Milestone Payments paid by CureVac under this License Agreement.  The payments will be made within […***…] days after receipt by CureVac from the Third Party.  For purposes of clarity, if CureVac grants a sublicense to Third Parties later than […***…] months after the License Agreement Effective Date, CureVac will not owe any Sublicensing Income to Arcturus.

4.3Royalties.

(a)Royalty.  Subject to the remainder of this Section 4.3, on a country-by-country basis and a Licensed Product-by-Licensed Product basis, CureVac will pay to Arcturus (i) a royalty of […***…] of Net Sales of the Licensed Product (ii) as well as of any net sales milestones (without offset for any reductions pursuant to Section 4.3(b)) for such Licensed Product received from the Sublicensee.

(b)Third Party Payments and Royalty Reductions.  If CureVac or its Affiliate or Sublicensee, in its reasonable judgment, considers it necessary or useful to obtain a license from any Third Party under any LMD Technology that Covers a Licensed Product in order to develop, manufacture or commercialize such Licensed Product, the amount of CureVac’s royalty obligations under Sections 4.3(a) will be reduced by […***…] of the amount of the upfront, milestone and royalty payments made to such Third Party on account of the development, manufacture or commercialization of such Licensed Product ("Royalty Reductions"), provided, however, that any Royalty Reduction shall not result in less than the minimum royalty due to Arcturus under Section (c) below.

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(c)Minimum Royalty.  In no event will the Royalty payable by CureVac to Arcturus for any Licensed Product be less than (i) […***…] if the reduction in subsection (e) does not apply; or (ii) […***…] if the reduction in subsection (e) also applies.

(d)Term. The royalty term ("Royalty Term") shall expire on a country-by-country and Licensed Product-by-Licensed Product basis, on the last to occur of (i) expiration of the last to expire Valid Claim in the Arcturus Technology that, but for the license described herein from Arcturus to CureVac for the applicable Licensed Product, is infringed by the making, using or sale of such Licensed Product, (ii) expiration of any period of data exclusivity, market exclusivity or supplemental protection certificates covering the Licensed Product in such country; and (iii) […***…] years after First Commercial Sale of Licensed Product in such country. For the avoidance of doubt, upon exhaustion of the obligation to pay Royalties to Arcturus as set forth above the continued use of Arcturus Know-How comprised in the Arcturus Technology for the development, manufacture and/or sale of the Licensed Product shall not, in and of itself, obligate CureVac to pay further royalties to Arcturus. Thereafter, CureVac's license under Section 2.1 will become irrevocable, perpetual, fully paid-up and royalty-free on a country-by-country and Licensed Product-by-Licensed Product basis.

(e)Know-How Royalty. On a country-by-country, and a Licensed -Product-by-Licensed Product basis, in the event that during the Royalty Term a Licensed Product is not covered by a Valid Claim, the royalty otherwise payable for such Licensed Product, after the Royalty Reductions above, will be reduced by […***…].

4.4Payment Terms.

(a)Manner of Payment.  All payments to be made by CureVac hereunder will be made in U.S. dollars by wire transfer to such bank account as Arcturus may designate.

(b)Records and Audits. CureVac shall keep, and shall cause each of its Affiliates and Sublicensees, as applicable, to keep adequate books and records of accounting for the purpose of calculating all royalties and other amounts payable to Arcturus hereunder.  For the […***…] years next following the end of the calendar year to which each shall pertain, such books and records of accounting (including those of CureVac’s Affiliates and Sublicensees) shall be kept at each of their principal places of business and shall be open for inspection at reasonable times and upon reasonable notice by an independent certified accountant selected by Arcturus, and which is reasonably acceptable to CureVac, for the sole purpose of inspecting the Net Sales calculations and supporting details to the extent reasonably necessary and resulting royalties and other amounts due to Arcturus under this License Agreement.  In no event shall such inspections be conducted hereunder more frequently than once every […***…] months.  Such accountant must have executed and delivered to CureVac and its Affiliates, a confidentiality agreement as reasonably requested by CureVac, which shall include provisions limiting such accountant’s disclosure to Arcturus to only the results and basis for such results of such inspection.  The results of such inspection, if any, shall be binding on both Parties.  Any underpayments plus interest from the original due date shall be paid by CureVac within […***…] days

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of notification of the results of such inspection.  Any overpayments shall be fully creditable against amounts payable in subsequent payment periods.  Arcturus shall pay for such inspections, except that in the event there is any upward adjustment in aggregate royalties and other amounts payable for any calendar year shown by such inspection of more than […***…] of the amount paid, CureVac shall reimburse Arcturus for any reasonable out-of-pocket costs of such accountant.

(c)Reports and Royalty Payments.  For as long as royalties are due under Section 4.3, CureVac shall furnish to Arcturus written reports.

(i)

Reports shall be provided within […***…] days of (1) the end of the Calendar Quarter if Net Sales are generated by CureVac and its Affiliates, and (2) the receipt of corresponding information (which may be estimated) from Sublicensees but in any event within […***…] days of the end of the Calendar Quarter with respect to Net Sales generated by such Sublicensees.

(ii)

Royalty payments for each Calendar Quarter shall be due within […***…] Business Days of delivery of an invoice from Arcturus following submission of a royalty report from CureVac, but only subject to the prior receipt by CureVac of the corresponding royalty payment from the Sublicensee, if applicable; however such royalty payments due to Arcturus shall not be reduced by deductions which exceed those covered by the Net Sales definition according to Section 1.43.

(iii)

The report shall include, at a minimum, the following information for the applicable Calendar Quarter for each Licensed Product if Net Sales are generated by CureVac and its Affiliates: (i) the gross sales by country reasonably required for the calculation of royalty payments due according to this Agreement, (ii) the calculation in reasonable detail of the Net Sales from such gross sales amounts, including the deductions pursuant to the definition of Net Sales and the amounts of any credits or reductions permitted by Section 4.2; and (iii) the computations for any Arcturus currency conversions pursuant to subsection (d) below.

(iv)

CureVac will require each Sublicensee to share with Arcturus the information listed in the foregoing clauses as it relates to Net Sales made by such Sublicensee, and to the extent practicable, will include such Sublicensee information in such report; provided that the level of detail with respect to the items subject to report pursuant to Section 4.4(c)(iii) shall be limited to the information that CureVac actually receives from any such Sublicensee. All such reports shall be considered the Confidential Information of CureVac, subject to Section 4.4(b).

(d)Currency Exchange.  With respect to Net Sales invoiced in U.S. dollars, the Net Sales and the amounts due to Arcturus hereunder will be expressed in U.S. dollars.  With respect to Net Sales invoiced in a currency other than U.S. dollars, payments will be calculated based on the average of the closing exchange rates reported by the Wall Street Journal (http://quotes.wsj.com/fx/EURUSD), or such other source as the Parties may agree in writing, of the applicable reporting period for the payment due.

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(e)Taxes.  CureVac may withhold from payments due to Arcturus amounts for payment of any withholding tax that is required by Law to be paid to any taxing authority with respect to such payments.  CureVac will provide Arcturus all relevant documents and correspondence, and will also provide to Arcturus any other cooperation or assistance on a reasonable basis as may be necessary to enable Arcturus to claim exemption from such withholding taxes and to receive a refund of such withholding tax or claim a foreign tax credit.  CureVac will give proper evidence from time to time as to the payment of any such tax.  The Parties will cooperate with each other in seeking deductions under any double taxation or other similar treaty or agreement from time to time in force.  CureVac shall use Diligent Efforts to minimize withholding taxes. In the event that any tax deduction or withholding obligation arises or increases as a direct result of any reincorporation, redomiciliation, change in source of payments under this Agreement or other similar corporate structuring actions undertaken by CureVac from and after the License Agreement Effective Date, then CureVac shall increase the payment (in respect of which such deduction or withholding of tax is required to be made) to ensure that Arcturus receives an amount equal to the amount that it would have received had no such action occurred. Apart from any such permitted withholding and those deductions expressly included in the definition of Net Sales, the amounts payable by CureVac to Arcturus hereunder will not be reduced on account of any taxes, charges, duties or other levies. Each Party shall be solely responsible for the payment of all taxes imposed on its share of income arising directly or indirectly from the activities of the Parties under this License Agreement.

(f)Blocked Payments.  In the event that, by reason of applicable law in any country, it becomes impossible or illegal for CureVac or its Affiliates or Sublicensees to transfer, or have transferred on its behalf, payments owed to Arcturus hereunder, CureVac will promptly notify Arcturus of the conditions preventing such transfer and such payments will be deposited in local currency in the relevant country to the credit of Arcturus in a recognized banking institution proposed by Arcturus and reasonably acceptable to CureVac or, if none is proposed by Arcturus within a period of […***…] days, in a recognized banking institution selected by CureVac or its Affiliate or Sublicensee, as the case may be, and identified in a written notice given to Arcturus.

(g)Interest Due.  If any payment due to Arcturus under this License Agreement is overdue (and is not subject to a good faith dispute), then CureVac will pay interest thereon (before and after any judgment) at an annual rate of the lesser of […***…] above the prime rate as reported in The Wall Street Journal, Eastern Edition, and the maximum rate permitted by applicable Law, such interest to run from the date upon which payment of such sum became due until payment thereof in full together with such interest.

(h)Mutual Convenience of the Parties.  The royalty and other payment obligations set forth hereunder have been agreed to by the Parties for the purpose of reflecting and advancing their mutual convenience, including the ease of calculating and paying royalties and other amounts to Arcturus.

5.Ownership and Inventorship of IP.

5.1Solely-Owned IP.  As between the Parties and subject to Section 5.3, each Party will own and retain all right, title and interest in and to any and all Know-How and Patents

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arising therefrom that are discovered, created, conceived, developed or reduced to practice under or in connection with this License Agreement (the “Inventions”) solely by or on behalf of such Party.  Subject to the licenses hereunder and the other terms and conditions of this License Agreement or any other agreement between the Parties, each Party will be solely responsible for the prosecution and maintenance, and the enforcement and defense, of its solely-owned Patents.

5.2Inventorship.  Inventorship of all Inventions shall be determined in accordance with applicable laws. Each Party will ensure that each employee, consultant and subcontractor conducting any activities under this License Agreement on behalf of such Party will be subject to written agreements to assign to such Party all of its right, title and interest in and to the Inventions so that such Party can comply with its obligations with respect to the ownership allocation of the Inventions as set forth below.  In addition, each Party shall be solely responsible for payments that may be required to any of such Party’s employees or consultants and subcontractors in connection with or with respect to such agreements, including moral rights payments.

5.3Ownership.  Notwithstanding inventorship in the first instance pursuant to Section 5.2, ownership of all Inventions, as between the Parties, will be assigned by the Parties as follows: (a) Arcturus will solely own all Inventions that are improvements solely to the LMD Technology (“LMD Inventions”), and (b) CureVac will solely own all Inventions that are improvements solely to the mRNA Technology (“mRNA Inventions”).  Specifically, CureVac hereby assigns to Arcturus all of its right, title and interest in and to any and all LMD Inventions, and agrees to take such actions reasonably requested by Arcturus to evidence such assignment.  Arcturus hereby assigns to CureVac all of its right, title and interest in and to any and all mRNA Inventions, and agrees to take such actions reasonably requested by CureVac to evidence such assignment. For clarity, the assignment provisions with respect to mRNA Inventions are restricted solely to improvements to the mRNA Technology.

6.Patent Prosecution and Maintenance.

6.1Generally.

(a)As between the Parties and subject to Section 6.2 below, Arcturus (or its Third Party licensor, if any) will have the sole right, at its sole costs, to prosecute and maintain Arcturus Technology Patents, other than the Joint Interest Patents.

(b)In relation to any Arcturus Technology Patents that specifically claim the Licensed Product, prior to filing, Arcturus will provide CureVac with copies of all specific claims relevant to the Licensed Product in such applications for all such Arcturus Technology Patents, and all other material submissions and correspondence relating to such claims with any patent authorities regarding such Arcturus Technology Patents, in sufficient time (not to be less than […***…] to allow for review and comment by CureVac.  In addition, Arcturus will provide CureVac and its counsel with an opportunity to consult with Arcturus and its counsel regarding prosecution and maintenance of any such Arcturus Technology Patents, and Arcturus will not unreasonably refuse to address all reasonable comments timely made by or on behalf of CureVac.

(c)As between the Parties, CureVac will have the first right to prosecute and maintain any and all Joint Interest Patents and the Parties will share equally all costs

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incurred by CureVac in connection with such efforts. Prior to filing, CureVac will provide Arcturus with copies of all applications for such Joint Interest Patents, and all other material submissions and correspondence with any patent authorities regarding such Joint Interest Patents, in sufficient time (not to be less than […***…] days) to allow for review and comment by Arcturus.  In addition, CureVac will provide Arcturus and its counsel with an opportunity to consult with CureVac and its counsel regarding prosecution and maintenance of any such Joint Interest Patents, and CureVac will consider in good faith all reasonable comments timely made by or on behalf of Arcturus.

(d)In the event that CureVac or its Affiliates grants a sublicense pursuant to Section 2.2, as between CureVac and any such Sublicensee,

(i)

to the extent any such Arcturus Technology Patent or Joint Interest Patent does not specifically claim the Licensed Product, CureVac shall retain its rights to prosecute any such sublicensed Arcturus Technology Patents and Joint Interest Patents as set forth in Sections 6.1(b) and 6.1(c); provided, however, that such Sublicense may provide for instruction by the Sublicensee of CureVac’s exercise of its rights to prosecute any sublicensed Arcturus Technology Patent or Joint Interest Patent;

(ii)

to the extent any such Arcturus Technology Patent or Joint Interest Patent specifically claims the Licensed Product  (i.e., with respect to the claims limited to the Licensed Product, but not the broader claims that cover other products or potential products in such Arcturus Technology Patents or Joint Interest Patents), CureVac shall have the right to sublicense its rights to prosecute any such sublicensed Arcturus Technology Patents and Joint Interest Patents as set forth in Sections 6.1(b) and 6.1(c) to the Sublicensee.

6.2Election Not to Prosecute or Maintain or Pay Patent Costs.

(a)If Arcturus elects not to file, prosecute or maintain any Arcturus Technology Patents that specifically claim the Licensed Product for which it is responsible under Section 6.1 in any particular country before the applicable filing deadline or continue such activities once filed in a particular country, then Arcturus will so notify CureVac, promptly in writing with reasonable notice to enable CureVac to meet any deadlines by which an action must be taken to preserve such Arcturus Technology Patent that specifically claim the Licensed Product in such country, if CureVac so requests. Upon receipt of each such notice by Arcturus, CureVac will have the right, but not the obligation, to notify Arcturus in writing on a timely basis that Arcturus should transfer the prosecution or maintenance of such Arcturus Technology Patents that specifically claim the Licensed Product to CureVac and at CureVac’s sole expense or continue the prosecution and/or maintenance of such Arcturus Technology Patent that specifically claim the Licensed Product in the respective country, and thereafter, Arcturus would prosecute and maintain such Arcturus Technology Patent that specifically claim the Licensed Product in such country at the sole direction and expense of CureVac, Arcturus would make available to CureVac all documentation and correspondence with respect to such Arcturus Technology Patent.  CureVac’s license to such Arcturus Technology Patent under Section 2.1 will be irrevocable and royalty-free, and such Arcturus Technology Patent will thereafter no longer be part of the Arcturus Technology for purposes of this License Agreement.  CureVac is entitled to discontinue the payment of Patent Costs

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for any Arcturus Technology Patents that specifically claim the Licensed Product at any time, provided that it will so notify Arcturus in writing in time for such discontinuance.

(b)If Arcturus elects not to pay its share of the Patent Costs associated with prosecution or maintenance of any Joint Interest Patents, then it shall assign its co-ownership share in such Patents to CureVac and the respective Patent shall no longer be considered a Joint Interest Patent.

(c)By CureVac. If CureVac elects not (i) to file, prosecute or maintain any Joint Interest Patents for which it is responsible under Section 6.1 in any particular country before the applicable filing deadline or continue such activities once filed in a particular country, or (ii) to pay its share of the Patent Costs associated with prosecution or maintenance of any Joint Interest Patents then in each such case CureVac will so notify Arcturus, promptly in writing and in good time to enable Arcturus to meet any deadlines by which an action must be taken to preserve such Joint Interest Patent in such country at Arcturus' expense, if Arcturus so requests. Upon receipt of each such notice by CureVac, Arcturus will have the right, but not the obligation, to notify CureVac in writing on a timely basis that CureVac should transfer the prosecution or maintenance of such Joint Interest Patent to Arcturus and at Arcturus' sole expense. Arcturus is entitled to discontinue the payment of Patent Costs for any Joint Interest Patents at any time, provided that it will so notify CureVac in writing in time for such discontinuance. In the event that Arcturus assumes the prosecution and maintenance of any such Joint Interest Patent, then CureVac would make available to Arcturus all documentation and correspondence with respect to such Joint Interest Patent, such Joint Interest Patent shall no longer be licensed under this Agreement with respect to the Licensed Product.

6.3Cooperation.  Each Party will reasonably cooperate with the other Party in those activities involving the Arcturus Technology Patents and Joint Interest Patents set forth in Sections 6.1 and 6.2.  Such cooperation includes promptly executing all documents, or requiring inventors, subcontractors, employees and consultants and agents of CureVac and Arcturus and their respective Affiliates and Sublicensees to execute all documents, as reasonable and appropriate so as to enable such activities in respect of any such Arcturus Technology Patents in any country.

7.Patent Enforcement and Defense.

7.1Notice.  To the extent not in breach of an obligation of confidentiality, each Party will promptly notify, in writing, the other Party upon learning of any actual or suspected infringement of any Arcturus Technology Patents by a Third Party, or of any claim of invalidity, unenforceability, or non-infringement of any Arcturus Technology Patents, and will, along with such notice, supply the other Party with any evidence in its possession pertaining thereto.

7.2Enforcement and Defense.

(a)Enforcement.

(i)	As between the Parties,

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(1)Arcturus and its Third Party licensor or licensee (solely to the extent of any existing back-up enforcement rights), at its cost, will have the first right, but not the obligation, to seek to abate any infringement of the Arcturus Technology Patents (other than those in subsection (2)) by a Third Party, or to file suit against any such Third Party for such infringement, and

(2) CureVac (or its sublicensee, if any) shall have the first right, but not the obligation, to take action or bring suit and bear all expenses against such Third Party infringer with respect to: (A) Joint Interest Patents; and/or (B) any other Arcturus Technology Patents that, on the date of first notice of such infringement, specifically claim the Licensed Product but are not necessary or useful for the research, development, manufacturing and commercialization of any product comprising Arcturus Technology that is exclusively licensed or optioned to a Third Party or is in Late Stage Development or being commercialized by Arcturus or its Affiliates.

(b)If the Party first responsible for such enforcement elects not to take action or to bring suit to prosecute such infringement or to continue such action or suit, it shall notify the other Party of such election within […***…] days after become aware of or receipt of the notice of the infringement or after the election to stop any such action or suit. If after the expiration of the […***…] days period (or, if earlier, the date upon which the responsible Party provides written notice that it does not plan to bring such action) the responsible Party has neither obtained a discontinuance of infringement nor filed suit against any such Third Party infringer of such Patent, then

(i)

in the case of an election by Arcturus and its Third Party licensor or licensee (solely to the extent of any existing back-up enforcement rights) not to prosecute an infringement of an Arcturus Technology Patent specifically claiming the Licensed Product, CureVac shall have the right, but not the obligation, to take action or bring suit against such Third Party infringer of such Patents, provided that the infringement is with respect to a product related to the Target(s) under this License Agreement, and further provided that CureVac shall bear all the expenses of such suit and

(ii)

in the case of a CureVac election not to prosecute an infringement of a Joint Interest Patents or Arcturus Technology Patent with respect to which CureVac has rights to take first action, (i) Arcturus shall have the right, but not the obligation, to take action or bring suit against such Third Party infringer of such Patents, provided that Arcturus shall bear all the expenses of such suit,and CureVac shall join Arcturus in such suit to the extent legally required, unless (ii) CureVac decides to assign its interest in such Joint Interest Patent – on a country-by-country basis - to Arcturus and such Joint Interest Patent shall become an Arcturus Technology Patent and no longer subject to license pursuant to this License Agreement.

(c)Defense.

(i)	As between the Parties,

(1)Arcturus and its Third Party licensor or licensee (solely to the extent of any existing back-up defense rights) will have the first right, but not the

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obligation, at its sole costs, to defend against a declaratory judgment action or other action challenging any Arcturus Technology Patents, other than: (i) Joint Interest Patents; and (ii) any other Arcturus Technology Patents that, on the date of first notice of such action, specifically claim the Licensed Product but are not necessary or useful for the research, development, manufacturing and commercialization of any product comprising Arcturus Technology that is exclusively licensed or optioned to a Third Party or is in Late Stage Development or being commercialized by Arcturus or its Affiliates, and

(2)CureVac shall have the first right, but not the obligation, at its sole costs, to defend against a declaratory judgment action or other action challenging Joint Interest Patents as well as such other Arcturus Technology Patents that specifically claim the Licensed Product.

(ii)

If the Party first responsible for such defense does not take steps to defend within a commercially reasonably time, or elects not to continue any such defense (in which case it will promptly provide notice thereof to the other Party), then (i) in the case of an election by Arcturus and its Third Party licensor or licensee (solely to the extent of any existing back-up defense rights) not to defend an Arcturus Technology Patent specifically claiming the Licensed Product, CureVac shall have the right, but not the obligation, to defend any Arcturus Technology Patents that cover Licensed Product and no other product licensed or optioned by Arcturus to a Third Party or commercialized by Arcturus, provided that CureVac shall bear all the expenses of such suit and (ii) in the case of a CureVac election not to defend the Joint Interest Patents, Arcturus shall have the right, but not the obligation, to take action or bring suit to defend such Patents, provided that Arcturus shall bear all the expenses of such suit. Notwithstanding the foregoing, in the event that CureVac elects not to prosecute an infringement of a Joint Interest Patent, then CureVac shall, at its discretion, either (i) assign such Joint Interest Patent to Arcturus – on a country-by-country basis -, which shall become an Arcturus Technology Patent and no longer subject to license pursuant to this License Agreement or (ii) join Arcturus in such suit to the extent legally required.

(d)Notwithstanding the foregoing, any response to a Third Party infringer's counterclaim of invalidity or unenforceability of any Arcturus Technology Patents shall be controlled by the Party who controls the relevant enforcement proceeding pursuant to Section 7.2 (a) unless otherwise mutually agreed by the Parties.

(e)In the event that CureVac or its Affiliates grants a sublicense pursuant to Section 2.2, as between CureVac and any such Sublicensee,

(i)

to the extent any such Arcturus Technology Patent or Joint Interest Patent does not specifically claim the Licensed Product, CureVac shall retain its rights to enforce and defend Arcturus Technology Patents and Joint Interest Patents as set forth in Sections 7.2(a), 7.2(b), 7.2(c) and 7.2(d); provided, however, that CureVac’s exercise of its rights to enforce or defend such Arcturus Technology Patent or Joint Interest Patent may be instructed by a Sublicensee;

(ii)	to the extent any such Arcturus Technology Patent or Joint Interest Patent specifically claims the Licensed Product, CureVac shall have the right

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to sublicense its rights to enforce and defend Arcturus Technology Patents and Joint Interest Patents as set forth in Sections 7.2(a), 7.2(b), 7.2(c) and 7.2(d) to the Sublicensee.

(f)Withdrawal, Cooperation and Participation.  With respect to any infringement or defensive action identified above in this Section 7.2 which may be controlled by either CureVac or Arcturus:

(i)

If the controlling Party ceases to pursue or withdraws from such action, it will promptly notify the other Party (in good time to enable the other Party to meet any deadlines by which any action must be taken to preserve any rights in such infringement or defensive action) and such other Party may substitute itself for the withdrawing Party, shall be granted the right and standing to sue in the other Party's name, and proceed under the terms and conditions of this Section 7.2.

(ii)

The non-controlling Party will cooperate with the Party controlling any such action (as may be reasonably requested by the controlling Party), including (A) providing access to relevant documents and other evidence, (B) making its and its Affiliates and licensees and Sublicensees and all of their respective employees, subcontractors, consultants and agents available at reasonable business hours and for reasonable periods of time, but only to the extent relevant to such action, and (C) if necessary, by being joined as a party, subject for this clause (C) to the controlling Party agreeing to indemnify such non-controlling Party for its involvement as a named party in such action and paying those Patent Costs incurred by such Party in connection with such joinder.  The Party controlling any such action will keep the other Party updated with respect to any such action, including providing copies of all documents received or filed in connection with any such action.

(iii)

Each Party will have the right to participate or otherwise be involved in any such action controlled by the other Party, in each case at the participating (i.e., non-controlling) Party’s sole cost and expense.  If a Party elects to so participate or be involved, the controlling Party will provide the participating Party and its counsel with an opportunity to consult with the controlling Party and its counsel regarding the prosecution of such action (including reviewing the contents of any correspondence, legal papers or other documents related thereto), and the controlling Party will take into account reasonable requests of the participating Party regarding such enforcement or defense.

(g)Settlement.  Neither Party will settle or consent to an adverse judgment in any action described in this Section 7.2 and controlled by such Party, including any judgment which affects the scope, validity or enforcement of any Arcturus Technology Patents involved therewith, without the prior written consent of the other Party (such consent not to be unreasonably withheld, delayed or conditioned).

(h)Damages.  Unless otherwise agreed by the Parties, all monies recovered upon the final judgment or settlement of any action which may be controlled by either CureVac or Arcturus and described in Section 7.2(a) or 7.2(c) in each case will be

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used first to reimburse the controlling Party, and thereafter the non-controlling Party, for each of their out-of-pocket costs and expenses relating to the action, with the balance of any such recovery to be divided as follows:

(i)

To the extent the action involves a Third Party’s research, development, manufacture or commercialization of any product other than the Licensed Product (or a LMD product directed to the same Target as the Licensed Product), Arcturus shall retain all such recovery; and

(ii)

To the extent the action involves a Third Party’s research, development, manufacture or commercialization of the Licensed Product (or a LMD product directed to the same Target as the Licensed Product), CureVac will retain such recovery, less the amount of royalties payable to Arcturus by treating such recovery as "Net Sales" hereunder.

(i)Patent Marking.  CureVac shall mark all Licensed Product if and to the extent required by the applicable patent marking laws, and shall require all of its Affiliates and sublicensees to do the same.

8.Confidentiality.

8.1Confidential Information.  Each Party ("Disclosing Party") may disclose to the other Party ("Receiving Party"), and Receiving Party may acquire during the course and conduct of activities under this License Agreement, certain proprietary or confidential information of Disclosing Party in connection with this License Agreement.

8.2Restrictions.  During the Term and for […***…] years thereafter, Receiving Party will keep all Disclosing Party’s Confidential Information in confidence with the same degree of care with which Receiving Party holds its own confidential information, but in no event less than reasonable care.  Receiving Party will not use Disclosing Party’s Confidential Information except for in connection with the performance of its obligations and exercise of its rights under this License Agreement.  Receiving Party has the right to disclose Disclosing Party’s Confidential Information without Disclosing Party’s prior written consent to Receiving Party’s Affiliates, and each of their employees, subcontractors, consultants and agents who have a need to know such Confidential Information in order to perform their obligations and exercise their rights under this License Agreement and who are under written obligation to comply with the restrictions on use and disclosure that are no less restrictive than those set forth in this Section 8.2.  Receiving Party assumes responsibility for such entities and persons maintaining Disclosing Party’s Confidential Information in confidence and using same only for the purposes described herein.

8.3Exceptions.  Receiving Party’s obligation of nondisclosure and the limitations upon the right to use the Disclosing Party’s Confidential Information will not apply to a specific portion of the Disclosing Party’s Confidential Information to the extent that Receiving Party can demonstrate that such portion: (i) was known to Receiving Party or any of its Affiliates prior to the time of disclosure by the Disclosing Party without obligation of confidentiality; (ii) is or becomes public knowledge through no action or omission of Receiving Party or any of its Affiliates; (iii) is obtained on a non-confidential basis by Receiving Party or any of its Affiliates from a Third Party who to Receiving Party’s knowledge is lawfully in possession thereof (or if possession is obviously unlawful) and

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under no obligation of confidentiality to Disclosing Party; or (iv) has been independently developed by or on behalf of Receiving Party or any of its Affiliates without the aid, application or use of Disclosing Party’s Confidential Information as documented by the internal records of the Receiving Party.

8.4Permitted Disclosures.  Notwithstanding the obligations set forth in Section 8.2, Receiving Party may disclose Disclosing Party’s Confidential Information (including this License Agreement and the terms herein) to the extent (and only to the extent) such disclosure is reasonably necessary in the following instances:

(e)in order to comply with applicable Law (including any securities Law or regulation or the rules of a securities exchange) or with a legal or administrative proceeding;

(f)in connection with prosecuting or defending litigation, and filing, prosecuting and enforcing Arcturus Technology Patents in connection with Receiving Party’s rights and obligations pursuant to this License Agreement;

(g)to attorneys, accountants, auditors, acquirers, licensees, partners or permitted assignees; financial advisors, investors and lenders, including potential acquirers, licensees, partners, assignees, financial advisors, investors and lenders; and

(h)in the case of CureVac, to (i) subcontractors; or (ii) potential licensees or collaboration partners, but only such information that is reasonably necessary or useful for the subcontractor to perform the subcontracted work or for the potential licensee or partner to evaluate the applicable Licensed Product, and  LMD or Licensed Product manufacturing processes;

provided that (1) where reasonably possible, Receiving Party will notify Disclosing Party of Receiving Party’s intent to make any disclosure pursuant to subsections (a) and (b) sufficiently prior to making such disclosure so as to allow Disclosing Party reasonably adequate time to take whatever action it may deem appropriate to protect the confidentiality of the information to be disclosed, and (2) with respect to subsections (c), each of those persons or entities are required to comply with the restrictions on use and disclosure in Section 8.2 (other than financial advisors, investors and lenders, which must be bound prior to disclosure by commercially reasonable obligations of confidentiality).

8.5Return of Confidential Information. Upon expiry or earlier termination of this License Agreement, upon written request of a Party (such request, if made, to be made within three (3) months of such expiry or termination) the other Party will destroy or return (as shall be specified in such request) to the requesting Party all copies of the Confidential Information of the requesting Party; provided that the Party may retain: (i) one copy of such Confidential Information for record-keeping purposes, for the sole purpose of ensuring compliance with this License Agreement; (ii) any copies of such Confidential Information as is required to be retained under applicable Law; (iii) any copies of such Confidential Information as is necessary or useful for such Party to exercise a right or fulfill an obligation under another License Agreement, if any, or as set forth in this License Agreement; and (iv) any copies of any computer records and files containing Confidential Information that have been created by such Party’s routine archiving/backup procedures. Upon request of the requesting Party, the

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Receiving Party shall confirm in writing to the requesting Party the destruction or return of all copies of the Confidential Information of the requesting Party.

8.6Publications.  Notwithstanding anything in this License Agreement to the contrary, CureVac is permitted to publish the results of its development under this License Agreement, provided, however, that it will not disclose Arcturus Confidential Information in any publication by CureVac of the results of any Licensed Product development by CureVac without Arcturus’ prior written consent, which will not be unreasonably withheld, conditioned or delayed.

8.7Terms of this License Agreement; Press Release.  The Parties agree that the existence and terms of the Parties’ relationship and this License Agreement will be treated as Confidential Information of both Parties, and thus may be disclosed only as permitted by Section 8.4.  Except as mutually agreed or otherwise required by Law or securities exchange regulation, each Party agrees not to issue any press release or public statement disclosing information relating to the existence of this License Agreement or the transactions contemplated hereby or the terms hereof without the prior written consent of the other Party.

9.Warranties; Limitations of Liability; Indemnification.

9.1Representations and Warranties. Each Party represents and warrants to the other as of the License Agreement Effective Date that:

(a)it is a corporation duly organized, validly existing, and in good standing under the Laws of the jurisdiction in which it is incorporated,

(b)it has the legal right and power to enter into this License Agreement, to extend the rights and licenses granted or to be granted to the other in this License Agreement, and to fully perform its obligations hereunder,

(c)it has taken all necessary corporate action on its part required to authorize the execution and delivery of this License Agreement and the performance of its obligations hereunder,

(d)this License Agreement has been duly executed and delivered on behalf of such Party, and constitutes a legal, valid, and binding obligation of such Party that is enforceable against it in accordance with its terms  and

(e)except with respect to any Pre-existing Restrictions, the execution, delivery and performance by such Party of this License Agreement and the consummation of the transactions contemplated hereby will not result in any violation of, conflict with, result in a breach of or constitute a default under any understanding, contract or agreement to which such Party is a party or by which it is bound, including, in the case of Arcturus, each of the agreements which Arcturus has identified to CureVac prior to the License Agreement Effective Date, in each case as would reasonably be expected to have a material adverse effect on the rights of the other Party hereunder.

9.2Additional Representations of Arcturus.  Arcturus hereby represents and warrants to CureVac as of the License Agreement Effective Date as follows:

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(a)Impairment. Except with respect to any Pre-existing Restrictions, neither Arcturus nor any of its Affiliates has entered into any agreement or otherwise licensed, granted, assigned, transferred, conveyed or otherwise encumbered or disposed of any right, title or interest in or to any of its assets, including any intellectual property rights including Know-How, that would in any way conflict with or impair the scope of any rights or licenses granted to CureVac with respect to the Licensed Product hereunder.

(b)Patents.  Appendix 1.4 sets forth a complete and accurate list of all Arcturus Technology Patents.  Arcturus Controls the Arcturus Technology, and is entitled to grant the licenses specified herein.  To Arcturus’ knowledge, the Arcturus Technology Patents have been procured or are being procured from the respective patent offices in accordance with applicable Law.  None of the Arcturus Technology Patents is or has been involved in any opposition, cancellation, interference, reissue or reexamination proceeding, and to Arcturus’ knowledge as of the License Agreement Effective Date, no Arcturus Technology is the subject of any judicial, administrative or arbitral order, award, decree, injunction, lawsuit, proceeding or stipulation.  As of the License Agreement Effective Date, neither Arcturus nor any of its Affiliates has received any notice alleging that the Arcturus Technology Patents are invalid or unenforceable, or challenging Arcturus’ ownership of or right to use any such rights.

(c)Entire LMD Technology. The Arcturus LMD Technology licensed to CureVac under this License Agreement comprises all LMD Technology Controlled by Arcturus which is necessary or useful to develop, manufacture and commercialize the Licensed Products for purposes of this License Agreement.

(d)Encumbrances. As of the License Agreement Effective Date, Arcturus has the right to grant the license herein to CureVac and neither Arcturus nor any of its Affiliates has granted any liens or security interests on the Arcturus Technology to any Third Party that is inconsistent with the license granted to CureVac under Section 2.1.

(e)Litigation. There is no action, suit, proceeding or investigation pending or, to the knowledge of Arcturus, currently threatened against or affecting Arcturus that questions the validity of this License Agreement or the right of Arcturus to enter into this License Agreement or consummate the transactions contemplated hereby or that relates to the Arcturus Technology.

(f)Infringement.  Neither Arcturus nor any of its Affiliates has received any written notice of any claim, nor does Arcturus or its Affiliates have any knowledge of any claim, that any Patent, Know-How or other intellectual property owned or controlled by a Third Party would be infringed or misappropriated by the practice of any Arcturus LMD Technology in connection with the production, use, research, development, manufacture or commercialization of any Licensed Product.

(g)Third Party Infringement.  To Arcturus’ knowledge, no Third Party is infringing or has infringed any Patent within the Arcturus LMD Technology or is misappropriating or has misappropriated any Know-how within the Arcturus LMD Technology, in each case relating to the Target.

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9.3Disclaimers.  Without limiting the respective rights and obligations of the Parties expressly set forth herein, each Party specifically disclaims any guarantee that any Licensed Product will be successful, in whole or in part. Except as otherwise expressly provided in this License Agreement, the Parties make no representations and extend no warranty of any kind under this License Agreement, neither express nor implied.

9.4No Consequential Damages.  Notwithstanding anything in this License Agreement or otherwise, neither Party will be liable to the other or any Third Party with respect to any subject matter of this License Agreement for any indirect or consequential damages, provided that this Section 9.4 will not apply to breaches of Article 8 or the Parties’ indemnification rights or obligations under Section 9.6, or in the event of willful misconduct.

9.5Performance by Others.  The Parties recognize that each Party may perform some or all of its obligations under this License Agreement through Affiliates, subcontractors or - in the event of CureVac - Sublicensees, provided, however, that each Party will remain fully responsible and liable for the performance by its Affiliates, subcontractors and Sublicensees, and will cause its Affiliates, subcontractors and Sublicensees to comply with the provisions of this License Agreement in connection therewith.

9.6Indemnification.

(a)Indemnification by CureVac.  CureVac will indemnify Arcturus, its Affiliates and their respective directors, officers, employees, Third Party licensors and agents, and their respective successors, heirs and assigns (collectively, "Arcturus Indemnitees"), and defend and hold each of them harmless, from and against any and all losses, damages, liabilities, costs and expenses (including reasonable attorneys’ fees and expenses) (collectively, "Losses") in connection with any and all suits, investigations, claims or demands of Third Parties (collectively, "Third Party Claims") against the Arcturus Indemnitees to the extent arising from or occurring as a result of: (i) the breach by CureVac of any representation or warranty of this License Agreement; (ii) any gross negligence or willful misconduct on the part of any CureVac Indemnitee; or (iii) the development, manufacture or commercialization by or on behalf of CureVac or any of its Affiliates or Sublicensees of Licensed Product other than if related to an LMD component thereof specifically provided by Arcturus, except in each case (i)-(iii) to the extent arising from or occurring as a result of the gross negligence or willful misconduct on the part of an Arcturus Indemnitee or Arcturus’ breach of this License Agreement.

(b)Indemnification by Arcturus.  Arcturus will indemnify CureVac, its Affiliates and their respective directors, officers, employees and agents, and their respective successors, heirs and assigns (collectively, "CureVac Indemnitees"), and defend and hold each of them harmless, from and against any and all Losses in connection with any and all Third Party Claims against CureVac Indemnitees to the extent arising from or occurring as a result of: (i) the breach by Arcturus of any representation or warranty of this License Agreement; or (ii) any gross negligence or willful misconduct on the part of any Arcturus Indemnitee, except in each case (i) and (ii) to the extent arising from or occurring as a result of the gross negligence or willful misconduct on the part of a CureVac Indemnitee or CureVac’s breach of this License Agreement.

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(c)Notice of Claim.  All indemnification claims provided for in Sections 9.6(a) and 9.6(b) will be made solely by such Party to this License Agreement (the "Indemnified Party").  The Indemnified Party will promptly notify the indemnifying Party (an "Indemnification Claim Notice") of any Losses or the discovery of any fact upon which the Indemnified Party intends to base a request for indemnification under Section 9.6(a) and 9.6(b), but in no event will the indemnifying Party be liable for any Losses that result from any delay in providing such notice.  Each Indemnification Claim Notice must contain a description of the claim and the nature and estimated amount of such Loss (to the extent that the nature and amount of such Loss is known at such time).  The Indemnified Party will furnish promptly to the indemnifying Party copies of all papers and official documents received in respect of any Losses and Third Party Claims.

(d)Defense, Settlement, Cooperation and Expenses.

(i)

Control of Defense.  At its option, the indemnifying Party may assume the defense of any Third Party Claim by giving written notice to the Indemnified Party within thirty (30) days after the indemnifying Party’s receipt of an Indemnification Claim Notice.  The assumption of the defense of a Third Party Claim by the indemnifying Party will not be construed as an acknowledgment that the indemnifying Party is liable to indemnify the Indemnified Party in respect of the Third Party Claim, nor will it constitute a waiver by the indemnifying Party of any defenses it may assert against the Indemnified Party’s claim for indemnification.  Upon assuming the defense of a Third Party Claim, the indemnifying Party may appoint as lead counsel in the defense of the Third Party Claim any legal counsel selected by the indemnifying Party (the indemnifying Party will consult with the Indemnified Party with respect to such counsel and a possible conflict of interest of such counsel retained by the indemnifying Party).  In the event the indemnifying Party assumes the defense of a Third Party Claim, the Indemnified Party will as soon as possible deliver to the indemnifying Party all original notices and documents (including court papers) received by the Indemnified Party in connection with the Third Party Claim.  In the event that it is ultimately determined that the indemnifying Party is not obligated to indemnify, defend or hold harmless the Indemnified Party from and against the Third Party Claim, the Indemnified Party will reimburse the indemnifying Party for any and all costs and expenses (including reasonable attorneys’ fees and costs of suit) and any Third Party Claims incurred by the indemnifying Party in its defense of the Third Party Claim.

(ii)

Right to Participate in Defense.  Without limiting Section 9.6(d)(i), any Indemnified Party will be entitled to participate in, but not control, the defense of such Third Party Claim and to engage counsel of its choice for such purpose; provided, however, that such engagement will be at the Indemnified Party’s own cost and expense unless (i) the indemnifying Party has failed to promptly assume the defense and engage counsel in accordance with Section 9.6(d)(i) (in which case the Indemnified Party will control the defense) or (ii) the interests of the

32

Indemnified Party and the indemnifying Party with respect to such Third Party Claim are sufficiently adverse to prohibit the representation by the same counsel of both Parties under applicable Law, ethical rules or equitable principles, in which case the indemnifying Party will assume one hundred percent (100%) of any such costs and expenses of counsel for the Indemnified Party.

(iii)

Settlement.  With respect to any Third Party Claims that relate solely to the payment of money damages in connection with a Third Party Claim and that will not result in the Indemnified Party’s becoming subject to injunctive or other relief or otherwise adversely affecting the business of the Indemnified Party in any manner, and as to which the indemnifying Party will have acknowledged in writing the obligation to indemnify the Indemnified Party hereunder, the indemnifying Party will have the sole right to agree to the entry of any judgment, enter into any settlement or otherwise dispose of such Loss, on such terms as the indemnifying Party, in its sole discretion, will deem appropriate.  With respect to all other Losses in connection with Third Party Claims, where the indemnifying Party has assumed the defense of the Third Party Claim in accordance with Section 9.6(d)(i), the indemnifying Party will have authority to agree to the entry of any judgment, enter into any settlement or otherwise dispose of such Loss provided it obtains the prior written consent of the Indemnified Party (such consent not to be unreasonably withheld, delayed or conditioned).  The indemnifying Party will not be liable for any settlement or other disposition of a Loss by an Indemnified Party that is reached without the prior written consent of the indemnifying Party.  Regardless of whether the indemnifying Party chooses to defend or prosecute any Third Party Claim, no Indemnified Party will admit any liability with respect to or settle, compromise or discharge, any Third Party Claim without the prior written consent of the indemnifying Party, such consent not to be unreasonably withheld, delayed or conditioned.

(iv)

Cooperation.  Regardless of whether the indemnifying Party chooses to defend or prosecute any Third Party Claim, the Indemnified Party will, and will use Diligent Efforts to cause each other indemnified party to, cooperate in the defense or prosecution thereof and will furnish such records, information and testimony, provide such witnesses and attend such conferences, discovery proceedings, hearings, trials and appeals as may be reasonably requested in connection therewith, at the indemnifying Party’s expense.  Such cooperation will include access during normal business hours afforded to the indemnifying Party to, and reasonable retention by the Indemnified Party of, records and information that are reasonably relevant to such Third Party Claim, and making indemnified parties and other employees and agents available on a mutually convenient basis to provide additional information and explanation of any material provided hereunder, and the indemnifying Party will reimburse the Indemnified Party for all its reasonable out-of-pocket costs and expenses in connection therewith.

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(v)

Costs and Expenses.  Except as provided above in this Section 9.6(d), the costs and expenses, including attorneys’ fees and expenses, incurred by the Indemnified Party in connection with any claim will be reimbursed on a Calendar Quarter basis by the indemnifying Party, without prejudice to the indemnifying Party’s right to contest the Indemnified Party’s right to indemnification and subject to refund in the event the indemnifying Party is ultimately held not to be obligated to indemnify the Indemnified Party.

9.7Insurance.  Each Party will maintain at its sole cost and expense, an adequate liability insurance or self-insurance program (including product liability insurance) to protect against potential liabilities and risk arising out of activities to be performed under this License Agreement, and any agreement related hereto and upon such terms (including coverages, deductible limits and self-insured retentions) as are customary in the respective industry of such Party for the activities to be conducted by such Party under this License Agreement.  Subject to the preceding sentence, such liability insurance or self-insurance program will insure against all types of liability, including personal injury, physical injury or property damage arising out of the manufacture, sale, use, distribution or marketing of Licensed Product.  The coverage limits set forth herein will not create any limitation on a Party’s liability to the other under this License Agreement.

10.Term and Termination.

10.1Term.

(a)This License Agreement will commence as of the License Agreement Effective Date and, unless sooner terminated in accordance with the terms hereof or by mutual written consent, will continue on a Licensed Product-by-Licensed Product and a country-by-country basis, until there are no more payments owed to Arcturus in such country (the longest such period of time hereunder, the "Term").  Upon there being no more such payments hereunder in such country, the license contained in Section 2.1 will become irrevocable, perpetual and fully paid up and will remain in effect with respect to such Licensed Product in such country.

(b)If the Target to which this License Agreement relates is chosen by the Parties for co-development under the Co-Development Agreement, this License Agreement will automatically terminate upon the written agreement of the Parties to include such programs under the Co-Development Agreement, in accordance with Section 4.2(a) of the Co-Development Agreement.

(c)The Parties agree that this Agreement and the Co-Development Agreement relate to different projects and, therefore, the validity, term and termination of this Agreement shall be independent from the validity, term and termination of the Co-Development Agreement.

10.2Termination by Arcturus.

(a)Breach.  Arcturus will have the right to terminate this License Agreement in full upon delivery of written notice to CureVac in the event of any material breach by CureVac of any terms and conditions of this License Agreement, provided that such breach has not been cured within […***…] after written

***Confidential Treatment Requested

34

notice thereof is given by Arcturus to CureVac specifying the nature of the alleged breach.

(b)Disputed Breach.  If CureVac disputes in good faith the existence or materiality of a breach specified in a notice provided in accordance with Section 10.2(a), and CureVac provides Arcturus notice of such dispute within such […***…] period, then Arcturus shall not have the right to terminate this License Agreement under Section 10.2(a) unless and until it is finally determined, in accordance with Section 11.1, that CureVac has materially breached this License Agreement and that CureVac fails to cure such breach within […***…] following such decision.  It is understood and agreed that during the pendency of such dispute, all of the terms and conditions of this License Agreement shall remain in effect and the Parties shall continue to perform all of their respective obligations hereunder. During the pendency of any such dispute, CureVac shall pay to Arcturus all Milestone Payments and royalty payments set forth herein.

(c)Patent Challenge.   Except to the extent the following is unenforceable under the Laws of a particular jurisdiction, Arcturus may terminate this License Agreement on a Patent-by-Patent basis upon delivery of […***…] prior written notice to CureVac

(i)

if CureVac or its Affiliates, individually or in association with any other person or entity, commences a legal action challenging the validity, enforceability or scope of any Arcturus Technology Patents anywhere in the world and does not withdraw or settle such challenge within the […***…] cure period; or

(ii)

if a sublicensee of CureVac, individually or in association with any other person or entity, commences a legal action challenging the validity, enforceability or scope of any Arcturus Technology Patents anywhere in the world and CureVac does not terminate the corresponding sublicense agreement or such challenge is not withdrawn or settled (by such sublicensee or CureVac) within the […***…] cure period.

10.3Termination by CureVac; Certain Remedy for Breach.

(a)Breach.  CureVac will have the right to terminate this License Agreement in full upon delivery of written notice to Arcturus in the event of any material breach by Arcturus of any terms and conditions of this License Agreement, provided that such breach has not been cured within […***…] after written notice thereof is given by CureVac to Arcturus specifying the nature of the alleged breach.

(b)Discretionary Termination.  CureVac will have the right to terminate this License Agreement in full at its discretion for any reason by delivering written notice to Arcturus, such termination to be effective […***…] following the date of such notice.

(c)Maintenance of License.  In the event of a material breach by Arcturus of Sections 2.2(c) or 3.2, if such breach has not been cured within […***…] after written notice thereof, CureVac may notify Arcturus in writing that the License

***Confidential Treatment Requested

35

Agreement shall remain in full force and effect, provided that any remaining payments to Arcturus pursuant to Sections 4.1, 4.2 and 4.3 following such notification shall be reduced by […***…].

10.4Rights Upon Bankruptcy.  All rights and licenses granted under or pursuant to this License Agreement by Arcturus or its Affiliates are, and will otherwise be deemed to be, for purposes of Section 365(n) of the U.S. Bankruptcy Code, licenses of right to "intellectual property" as defined under Section 101 of the U.S. Bankruptcy Code.  The Parties agree that CureVac and its Affiliates and Sublicensees, as licensees of such rights under this License Agreement, will retain and may fully exercise all of their rights and elections under the U.S. Bankruptcy Code and any foreign counterparts thereto.  Without limiting the Parties’ rights under Section 365(n) of the U.S. Bankruptcy Code, if a case under U.S. Bankruptcy Code is commenced by or against a Party, the other Party shall be entitled to a copy of any and all such intellectual property and all embodiments of such intellectual property, and the same, if not in the possession of such other Party, shall be promptly delivered to it (i) before this License Agreement is rejected by or on behalf of the bankrupt Party, within thirty (30) days after the other Party’s written request, unless the bankrupt Party, or its trustee or receiver, elects within thirty (30) days to continue to perform all of its obligations under this License Agreement, or (ii) after any rejection of this License Agreement by or on behalf of the bankrupt Party, if not previously delivered as provided under clause (i) above.  All rights of the Parties under this Section 10.4 and under Section 365(n) of the U.S. Bankruptcy Code are in addition to and not in substitution of any and all other rights, powers, and remedies that each Party may have under this License Agreement, under the U.S. Bankruptcy Code, and any other applicable Laws.  The non-bankrupt Party shall have the right to perform the obligations of the bankrupt Party hereunder with respect to such intellectual property, but neither such provision nor such performance by the non-bankrupt Party shall release the bankrupt Party from any such obligation or liability for failing to perform it.

10.5Effects of Termination.

(a)Upon termination (but not expiration pursuant to Section 10.1) of this License Agreement for any reason:

(i)

Cessation of Rights.  Except as expressly provided herein, including Sections 8.5, 10.5(a) and as necessary for CureVac to sell off existing inventory as permitted under Section 10.5(iii) below, all rights and licenses granted by Arcturus to CureVac under this License Agreement will terminate. CureVac shall wind down the development (including any clinical trials), manufacture and commercialization of the Licensed Product in compliance with all applicable Laws and at its own cost and expense.

(ii)

Sell Off. Notwithstanding the termination of CureVac's licenses and other rights under this License Agreement, CureVac shall retain the right to distribute, sell or otherwise dispose of its existing inventory of the Licensed Products, in each case that is intended for distribution, sale or disposition in the Territory, for a period of not more than six (6) months following the date of the effective termination, as though this License Agreement had not been terminated, and such distribution, sale or other disposition shall not constitute infringement of the Patents or other intellectual property or proprietary rights of Arcturus or its Affiliates. CureVac's right to distribute, sell or otherwise dispose of its existing inventory of the Licensed Products pursuant to this

***Confidential Treatment Requested

36

Section 10.5(a)(ii) shall be subject to CureVac's continuing obligation to pay royalties with respect to the Net Sales.

(b)Upon termination pursuant to Section 10.1(b), Arcturus shall refund to CureVac the Option Exercise Fee (as defined in the Development and Option Agreement), the Milestone Payments already paid by CureVac and all other payments made by CureVac in relation to this License Agreement.

10.6Survival.  In addition to the termination consequences set forth in Section 10.5, the following provisions will survive termination or expiration of this License Agreement: Sections 1, 4 (to the extent of any outstanding payments accrued as of the effective date of termination), 5, 8, 9.4, 9.6, 10.5, 10.6 and 11.  Termination or expiration of this License Agreement will not relieve the Parties of any liability or obligation which accrued hereunder prior to the effective date of such termination or expiration nor preclude either Party from pursuing all rights and remedies it may have hereunder or at law or in equity with respect to any breach of this License Agreement nor prejudice either Party’s right to obtain performance of any obligation.  All other rights and obligations will terminate upon expiration of this License Agreement.

11.General Provisions.

11.1Dispute Resolution.

(a)Disputes.  Disputes arising under or in connection with this License Agreement will be resolved pursuant to this Section 11.1; provided, however, that in the event a dispute cannot be resolved without an adjudication of the rights or obligations of a Third Party (other than any CureVac Indemnitees or Arcturus Indemnitees identified in Section 9.6), the dispute procedures set forth Sections 11.1(c) and 11.1(c) will be inapplicable as to such dispute.

(b)Dispute Escalation.  In the event of a dispute between the Parties, the Parties will first attempt in good faith to resolve such dispute by negotiation and consultation between themselves.  In the event that such dispute is not resolved on an informal basis within thirty (30) days, either Party may, by written notice to the other, have such dispute referred to each Party’s Chief Executive Officer or his or her designee (who will be a senior executive with the appropriate authority to determine the matter for such party), who will attempt in good faith to resolve such dispute by negotiation and consultation for a thirty (30) day period following receipt of such written notice

(c)Dispute Resolution.  In the event the Chief Executive Officers of the Parties are not able to resolve such dispute as set forth above, the Parties agree to try to solve such dispute amicably by mediation. The Parties shall conduct a mediation procedure according to the Mediation Rules of the World Intellectual Property Organization (WIPO) in effect on the date of the commencement of the mediation proceedings. The location of the mediation proceedings will be New York City, New York, U.S.. The number of mediators will be one (1). The language of the mediation proceedings will be English. If the dispute has not been settled pursuant to the said rules within sixty (60) days following the filing of a request for mediation or within such other period as the Parties may agree in writing, either Party may submit the dispute to final and binding arbitration. Any dispute relating to the validity

37

performance, construction or interpretation of this License Agreement, which cannot be resolved amicably between the Parties after following the procedure set forth in this Section 11.1, shall be submitted to arbitration in accordance with the Arbitration Rules of WIPO in effect on the date of the commencement of the arbitration proceedings. The location of the arbitration proceedings will be New York City, New York, U.S.. The number of arbitrators will be three (3). The language of the arbitration proceeding will be English. The decision of the arbitrators shall be final and binding upon the Parties (absent manifest error on the part of the arbitrator(s)) and enforceable in any court of competent jurisdiction.

11.2Relationship of Parties.  Nothing in this License Agreement is intended or will be deemed to constitute a partnership, agency, employer-employee or joint venture relationship between the Parties.  No Party will incur any debts or make any commitments for the other, except to the extent, if at all, specifically provided therein.  There are no express or implied third party beneficiaries hereunder (except for CureVac Indemnitees and Arcturus Indemnitees for purposes of Section 9.6).  For clarity, CureVac does not grant to Arcturus any rights or licenses under this License Agreement to any CureVac technology or intellectual property rights.

11.3Compliance with Law.  Each Party will perform or cause to be performed any and all of its obligations or the exercise of any and all of its rights hereunder in good scientific manner and in compliance with all applicable Law.

11.4Governing Law.  This License Agreement will be governed by and construed in accordance with the Laws of the State of New York, U.S., without respect to its conflict of Laws rules.

11.5Counterparts; Facsimiles.  This License Agreement may be executed in one or more counterparts, each of which will be deemed an original, and all of which together will be deemed to be one and the same instrument.  Facsimile or PDF execution and delivery of this License Agreement by either Party will constitute a legal, valid and binding execution and delivery of this License Agreement by such Party.

11.6Headings.  All headings in this License Agreement are for convenience only and will not affect the meaning of any provision hereof.

11.7Waiver of Rule of Construction.  Each Party has had the opportunity to consult with counsel in connection with the review, drafting and negotiation of this License Agreement.  Accordingly, the rule of construction that any ambiguity in this License Agreement will be construed against the drafting party will not apply.

11.8Interpretation.  Whenever any provision of this License Agreement uses the term "including" (or "includes"), such term will be deemed to mean "including without limitation" (or "includes without limitations").  "Herein," "hereby," "hereunder," "hereof" and other equivalent words refer to this License Agreement as an entirety and not solely to the particular portion of this License Agreement in which any such word is used.  All definitions set forth herein will be deemed applicable whether the words defined are used herein in the singular or the plural.  Unless otherwise provided, all references to Sections and Appendices in this License Agreement are to Sections and Appendices of this License Agreement.  References to any Sections include Sections and subsections that are part of the related Section.

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11.9Binding Effect.  This License Agreement will inure to the benefit of and be binding upon the Parties, their Affiliates, and their respective lawful successors and assigns.

11.10Assignment.  This License Agreement may not be assigned by either Party, nor may either Party delegate its obligations or otherwise transfer licenses or other rights created by this License Agreement, except as expressly permitted hereunder or otherwise without the prior written consent of the other Party, which consent will not be unreasonably withheld, delayed or conditioned; provided that either Party may assign this License Agreement without such consent to an Affiliate or to its successor in connection with sale of all or substantially all of its assets or business or that portion of its business pertaining to the subject matter of this License Agreement (whether by merger, consolidation or otherwise).

11.11Notices.  All notices, requests, demands and other communications required or permitted to be given pursuant to this License Agreement will be in writing and will be deemed to have been duly given upon the date of receipt if delivered by hand, recognized international overnight courier, or registered or certified mail, return receipt requested, postage prepaid or facsimile (and promptly confirmed by personal delivery, registered or certified mail or overnight courier) to the following addresses (or to such address as a Party may subsequently provide by written notice in accordance with this Section 11.11):

If to CureVac:CureVac AG

Paul-Ehrlich-Str. 15

72076 Tübingen

Germany

Attention: CEO and General Counsel

Fax: +49 7071 9883 - 1101

If to Arcturus:Arcturus Therapeutics Inc.

10628 Science Center Drive

Suite 200

San Diego, California 92121

USA

Attn:Chief Executive Officer

Copy to:  General Counsel

Fax: (858) 300-5028

with a copy to (which copy shall not constitute notice):

Cooley LLP

3175 Hanover St.

Palo Alto, CA  94303

Attn: Glen Y. Sato

Fax: (650) 849-7400

11.12Amendment and Waiver.  This License Agreement may be amended, supplemented, or otherwise modified only by means of a written instrument signed by both Parties; provided that any unilateral undertaking or waiver made by one Party in favor of the other will be enforceable if undertaken in a writing signed by the Party to be charged with the

39

undertaking or waiver.  Any waiver of any rights or failure to act in a specific instance will relate only to such instance and will not be construed as an agreement to waive any rights or fail to act in any other instance, whether or not similar.

11.13Severability.  In the event that any provision of this License Agreement will, for any reason, be held to be invalid or unenforceable in any respect, such invalidity or unenforceability will not affect any other provision hereof, and the Parties will negotiate in good faith to modify the License Agreement to preserve (to the extent possible) their original intent.

11.14Entire Agreement.  This License Agreement together with the Development and Option Agreement and any other license agreements entered into during the Term pursuant to the Development and Option Agreement are the sole agreement with respect to the subject matter hereof and supersedes all other agreements and understandings between the Parties with respect to same.

11.15Force Majeure.  Neither Arcturus nor CureVac will be liable for failure of or delay in performing obligations set forth in this License Agreement (other than any obligation to pay monies when due), and neither will be deemed in breach of such obligations, if such failure or delay is due to natural disasters or any causes reasonably beyond the control of Arcturus or CureVac; provided that the Party affected will promptly notify the other of the force majeure condition and will exert reasonable efforts to eliminate, cure or overcome any such causes and to resume performance of its obligations as soon as possible.

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Appendix 1.3

Description of the Arcturus LMD Technology

[To be completed in accordance with Section 5.2 of the Development and Option Agreement.]

Appendix 1.4

Patents and Know-How within the Arcturus Technology

as of the License Agreement Effective Date

[To be updated in accordance with Section 5.2 of the Development and Option Agreement.]

(C)	Patents

ARCTURUS LMD TECHNOLOGY

[…***…]

***Confidential Treatment Requested

[…***…]

(D)	Know-How

[…***…]

***Confidential Treatment Requested

Appendix 1.28

Joint Interest Patents

[To be completed in accordance with Section 5.2 of the Development and Option Agreement and updated during the Term]

Appendix 1.50

Pre-Existing Restrictions

•	[…***…]

***Confidential Treatment Requested

Appendix 1.59

Description of the Target

The description for a Target described in sub-clause (a) of the definition of Target shall include the following information:

a.[…***…];

b.[…***…]; and

c.[…***…]; and

d.[…***…]

The description for a Target described in sub-clause (b) of the definition of Target shall include the following information:

b.	[…***…]

***Confidential Treatment Requested

The description for a Target described in sub-clause (c) of the definition of Target shall include the following information:

a.[…***…]; and

b.[…***…]

***Confidential Treatment Requested